As filed with the Securities and Exchange Commission on June 30, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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KATAPULT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	81-4424170
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5204 Tennyson Parkway, Suite 500
Plano, TX 75024
(833) 528-2785
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

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Orlando Zayas
Chief Executive Officer
5204 Tennyson Parkway, Suite 500
Plano, TX 75024
(833) 528-2785
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

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Copies to:

Andrew P. Gilbert
Jeffrey Lehrer
DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, NJ 07078
Tel: (973) 520-2550

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Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share	69,904,040	(2)	$10.64	(3)	$743,778,986	$81,147
Warrants to purchase common stock	332,500	(4)	—		—	—	(5)
Total					$743,778,986	$81,147

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(1)      Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)      Consists of (i) 57,071,540 shares of common stock registered for sale by the selling securityholders named in this registration statement, (ii) 332,500 shares of common stock issuable upon the exercise of 332,500 Private Placement Warrants (as defined below) and (iii) 12,500,000 shares of common stock issuable upon the exercise of 12,500,000 Public Warrants (as defined below).

(3)      Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $10.64, which is the average of the high and low prices of the common stock on June 29, 2021 on the Nasdaq Capital Market.

(4)      Represents the resale of 332,500 Private Placement Warrants (as defined below) to purchase shares of common stock that were issued in a private placement, which represent warrants to acquire 332,500 shares of common stock.

(5)      In accordance with Rule 457(i), the entire registration fee for the Warrants is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION — DATED JUNE 30, 2021

57,071,540 Shares of Common Stock

Up to 12,832,500 Shares of Common Stock Issuable Upon Exercise of the Warrants

Up to 332,500 Warrants

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This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (i) up to 57,071,540 shares of our common stock, par value $0.0001 per share (“Common Stock”) and (ii) up to 332,500 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering (an “IPO”) of FinServ (as defined below). We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

In addition, this prospectus relates to the issuance by us of up to an aggregate of 12,832,500 shares of our Common Stock which consists of (i) 332,500 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants and (ii) 12,500,000 shares of Common Stock that are issuable upon the exercise of 12,500,000 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the IPO of FinServ. We will receive the proceeds from any exercise of any Warrants for cash.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”

Our Common Stock and our Public Warrants are listed on the Nasdaq Capital Market (“Nasdaq”), under the symbols “KPLT” and “KPLTW,” respectively. On June 29, 2021, the closing price of our Common Stock was $10.45 and the closing price for our Public Warrants was $3.11.

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We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risks. See the section entitled “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Katapult,” “we,” “us,” “our” and similar terms refer to Katapult Holdings, Inc. (f/k/a FinServ Acquisition Corp.), a Delaware corporation, and its consolidated subsidiaries. References to “FinServ” refer to the Company prior to the consummation of the Merger (as defined herein).

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward- looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•        the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•        expansion plans and opportunities, including future acquisitions or additional business combinations;

•        costs related to the Merger;

•        litigation, complaints, and/or adverse publicity;

•        the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•        privacy and data protection laws, privacy or data breaches, or the loss of data; and

•        the impact of the COVID-19 pandemic and its effect on our business and financial conditions.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward- looking statements attributable to us or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

We are a next generation platform for digital and mobile-first commerce for the nonprime consumer. We provide point of sale (POS) lease-purchase options for consumers challenged with accessing traditional financial products who are seeking to obtain everyday durable goods. We have developed a sophisticated end-to-end technology platform that enables seamless integration with merchants, underwriting capabilities that exceed those of commonly available services, and exceptional customer experiences.

Background

On June 9, 2021 (the “Closing Date”), Katapult Holdings, Inc., a Delaware corporation (formerly known as FinServ Acquisition Corp.) (prior to the effective time of the Second Merger (as defined below) (the “Second Effective Time,” “FinServ” and after the Second Effective Time, the “Company” or “Katapult”), consummated the previously-announced merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated December 18, 2020 (the “Merger Agreement”), by and among FinServ, Keys Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of FinServ (“Merger Sub 1”), Keys Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of FinServ (“Merger Sub 2”), Katapult Holdings, Inc., a Delaware corporation (“Katapult”), and Orlando Zayas, in his capacity as the representative of all Pre-Closing Holders (as defined in the Merger Agreement).

Pursuant to the terms of the Merger Agreement, a business combination between Katapult and FinServ was effected on June 9, 2021 through the merger of Merger Sub 1 with and into Katapult, with Katapult surviving the merger as a wholly owned subsidiary of FinServ (the “First Merger”), followed immediately by the merger of the resulting company with and into Merger Sub 2, with Merger Sub 2 surviving the merger as a wholly owned subsidiary of FinServ (the “Second Merger” and together with the First Merger, the “Merger”). At the effective time of the First Merger (the “First Effective Time”), each share of Katapult common stock (including common stock to be issued as a result of the conversion of Katapult preferred stock in connection with the merger) that is issued and outstanding immediately prior to the First Effective Time (other than dissenting shares and unvested Katapult restricted shares that will not vest in connection with the merger) was cancelled and converted into the right to receive the applicable portion of the merger consideration, in accordance with an allocation schedule to be provided by Katapult, consisting of (i) cash consideration, as determined under the Merger Agreement, (ii) a number of shares of our common stock equal to (a) $833.0 million (subject to adjustment in accordance with the terms of the Merger Agreement and net of the value of all previously existing Katapult options to be converted into new options), minus the aggregate amount of cash paid in clause (i), divided by (b) 10 and (iii) the applicable portion of the 7,500,000 restricted shares of our common stock that will vest upon, among other things, the achievement of certain earn-out thresholds prior to the sixth anniversary of the closing of the Merger.

On June 9, 2021, a number of purchasers (each, a “Subscriber”) purchased from us an aggregate of 15,000,000 shares of FinServ Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $150,000,000 (the “PIPE Investment”), pursuant to separate subscription agreements entered into effective as of December 18, 2020 (each a “Subscription Agreement”). Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the Closing.

Our Common Stock and our Warrants are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “KPLT” and “KPLTW,” respectively.

The rights of holders of our Common Stock and Warrants are governed by our second amended and restated certificate of incorporation (the “Amended and Restated Charter”), our amended and restated bylaws (the “Amended and Restated Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and in the case of the Warrants, the Warrant Agreement (as defined below) dated as of October 31, 2019, duly executed and delivered by us to Continental Stock Transfer & Trust Company (“CST”), a New York corporation, as warrant agent. See the section entitled “Description of Securities.”

Recent Developments

FinServ’s Restatement of Financial Statements

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the Warrant Agreement, dated as of October 31, 2019, between FinServ and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. As a result of the SEC Statement, FinServ reevaluated the accounting treatment of it warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. The change in fair value of the warrants is a non-cash charge and will be reflected in FinServ’s statement of operations.

On April 26, 2021, as discussed with WithumSmith+Brown, PC, FinServ’s independent registered public accounting firm (the “Independent Accountants”), FinServ’s management and the Audit Committee of FinServ’s Board of Directors (the “Audit Committee”) concluded that, in light of the SEC Statement, it is appropriate to restate FinServ’s financial statements to reclassify the warrants as liabilities for the periods ended November 5, 2019, December 31, 2019, March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020. Considering such restatement, such financial statements should no longer be relied upon.

Going forward, unless we amend the terms of the Warrant Agreement, we expect to continue to classify such warrants as liabilities, which would require us to incur the cost of measuring the fair value of the warrant liabilities, and which may have an adverse effect on our results of operations.

DCA Litigation

On April 9, 2021, Daiwa Corporate Advisory LLC (formerly known as DCS Advisory LLC) (“DCA”), a financial advisory firm, served Katapult Group, Inc. with a summons and complaint filed in the Supreme Court of the State of New York, New York County, in a matter bearing the index number 652164/2021. The complaint relates to a March 22, 2018 letter agreement (the “Letter Agreement”) entered into by DCS Advisory LLC and Cognical Inc. (now known as Katapult Group, Inc.). Among other things, DCA alleges that the Letter Agreement confers upon DCA (i) a right to act as the “exclusive financial advisor” with respect to certain transactions defined in the Letter Agreement, (ii) a right to a “Placement Fee” and/or “mutually-agreed upon fees” in connection with such advisory roles and (iii) a right to a $100,000 termination fee payable in certain circumstances by Katapult Group, Inc. in the event that Katapult Group, Inc. terminated the Letter Agreement. For its first cause of action, DCA alleges that Katapult Group, Inc. “breached the Letter Agreement by failing and/or refusing to extend to DCA the opportunity to exercise its right of first refusal in connection with” the Transactions and the PIPE Investment, each as defined therein. DCA seeks “damages in an amount to be determined at trial” with respect to this first cause of action. For its second cause of action, DCA alleges that, assuming Katapult Group, Inc. properly terminated the Letter Agreement in April 2019 (which DCA disputes), Katapult Group, Inc. “also breached the Letter Agreement by failing to pay DCA a termination fee when it terminated the Letter Agreement,” and that “DCA’s right of first refusal remains in place for 24 months after termination of the Letter Agreement.” DCA seeks “damages in an amount to be determined at trial, but no less than $100,000,” with respect to this second cause of action. With respect to both causes of action, DCA also seeks attorneys’ fees and costs pursuant to the Letter Agreement, an award of pre- and post-judgment interest and such other and further relief as the Court deems just and proper.”

Risk Factors

•        Failure to effectively manage our costs could have a material adverse effect on our profitability.

•        Negative publicity about us or our industry could adversely affect our business, results of operations, financial condition, and future prospects.

•        Our results depend on more prominent presentation, integration, and support of our platform by our merchants.

•        Real or perceived software errors, failures, bugs, defects, or outages could adversely affect our business, results of operations, financial condition, and future prospects.

•        Any significant disruption in, or errors in, service on our platform or relating to vendors, including events beyond our control, could prevent us from processing transactions on our platform or posting payments and have a material and adverse effect on our business, results of operations, financial condition, and future prospects.

•        Our ability to protect our confidential, proprietary, or sensitive information, including the confidential information of consumers on our platform, may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, physical or electronic break-ins, or similar disruptions.

•        The COVID-19 pandemic has impacted our working environment and diverted personnel resources and any prolonged effects of the pandemic may adversely impact our operations and employees.

•        While we take precautions to prevent consumer identity fraud, it is possible that identity fraud may still occur or has occurred, which may adversely affect the performance of the lease-to-own transactions facilitated through our platform.

•        The success of our business is dependent on factors affecting consumer spending that are not under our control.

•        The success and growth of our business depends upon our ability to continuously innovate and develop new products and technologies.

•        We have a history of operating losses and may not sustain profitability in the future.

•        A large percentage of our customer acquisition is concentrated with a single merchant partner, and the loss of this merchant partner or any other significant merchant relationships would materially and adversely affect our business, results of operations, financial condition, and future prospects.

•        We have experienced rapid growth, which may be difficult to sustain and which may place significant demands on our operational, administrative, and financial resources. Raising additional funds to sustain our growth by issuing securities may cause dilution to existing stockholders and raising funds through lending arrangements may restrict our operations.

•        Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject us to additional trading restrictions.

•        Our stock price may change significantly in the future and you could lose all or part of your investment as a result.

•        Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Common Stock for a price greater than that which you paid for it.

•        If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

•        Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our Common Stock to decline.

•        Warrants will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our existing stockholders.

•        The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

•        Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Additional Information

Katapult’s principal executive offices are located at Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024, and Katapult’s telephone number is (833) 528-2785. Our website address is www.katapult.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

THE OFFERING

Issuer	Katapult Holdings, Inc.
Shares of Common Stock offered by us	12,832,500 shares of Common Stock issuable upon exercise of the Warrants.
Shares of Common Stock offered by the Selling Securityholders	Up to 69,904,040 shares of Common Stock.
Warrants Offered by the Selling Securityholders	Up to 332,500 Private Placement Warrants.
Shares of Common Stock outstanding prior to exercise of all Warrants

96,821,615 shares of Common Stock (as of June 9, 2021). 7,449,997 of these shares of Common Stock constitute Earnout Shares (as defined in the Merger Agreement) which will vest upon the achievement of certain thresholds prior to the third anniversary of the Closing.

Shares of Common Stock outstanding assuming exercise of all Warrants	109,654,115 shares of Common Stock (based on total shares outstanding as of June 9, 2021).
Use of Proceeds

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. We will receive up to an aggregate of approximately $3.8 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. See “Use of Proceeds.”

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities — Redeemable Warrants” for further discussion.
Market for Common Stock and Warrants	Our common stock and Warrants are currently traded on the Nasdaq under the symbols “KPLT” and “KPLTW,” respectively.
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see “Plan of Distribution.”

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Relating to Our Business and Industry

Operational Risks

Failure to effectively manage our costs could have a material adverse effect on our profitability.

Certain elements of our cost structure are largely fixed in nature. Consumer spending remains uncertain, which makes it more challenging for us to maintain or increase our operating margins. The competitive environment in our industry and increasing price transparency means that the focus on achieving efficient operations is greater than ever. As a result, we must continuously focus on managing our cost structure. Failure to manage our overall cost of operations, labor and benefit rates, advertising and marketing expenses, operating leases, data costs, payment processing costs, cost of capital, or indirect spending could materially adversely affect our profitability.

Negative publicity about us or our industry could adversely affect our business, results of operations, financial condition, and future prospects.

Negative publicity about us or our industry, including the transparency, fairness, user experience, quality, and reliability of our platform or lease-to-own platforms in general, effectiveness of our risk model, our ability to effectively manage and resolve complaints, our privacy and security practices, litigation, regulatory activity, misconduct by our employees, funding sources, service providers, or others in our industry, the experience of consumers and investors with our platform or services or lease-to-own platforms in general, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our platform, which could harm our reputation and cause disruptions to our platform. For instance, in October 2020, a data breach broker purported to offer customer records from a number of companies, including us, for sale on a hacker forum. Although we determined with third party firms and our internal team that the compromised data was limited to non-sensitive information, we cannot guarantee that this publicity or any similar publicity in the future will not have a negative effect on our business or reputation. Any such reputational harm could further affect the behavior of consumers, including their willingness to utilize lease-to-own programs through our platform or to make payments on their leases. As a result, our business, results of operations, financial condition, and future prospects would be materially and adversely affected.

Misconduct and errors by our employees, vendors, and service providers could harm our business and reputation.

We are exposed to many types of operational risk, including the risk of misconduct and errors by our employees, vendors, and other service providers. Our business depends on our employees, vendors, and service providers to process a large number of increasingly complex transactions, including transactions that involve significant dollar amounts and lease-to-own transactions that involve the use and disclosure of personally identifiable information and business information. We could be adversely affected if transactions were redirected, misappropriated, or otherwise improperly executed, personal and business information was disclosed to unintended recipients, or an operational breakdown or failure in the processing of other transactions occurred, whether as a result of human error, a purposeful sabotage or a fraudulent manipulation of our operations or systems. In addition, the manner in which we store and use certain personal information and interact with consumers and merchants through our platform is governed by various federal and state laws. If any of our employees, vendors, or service providers take, convert, or misuse funds, documents, or data, or fail to follow protocol when interacting with consumers and merchants, we could be liable for damages and subject to regulatory actions and penalties. We could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents, or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability. For example, our operations in the U.S. are subject to certain laws generally prohibiting companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business, such as the U.S. Foreign Corrupt Practices Act, and similar anti-bribery laws in other jurisdictions. Violations by our employees, contractors or agents of policies and procedures we have implemented to ensure compliance with these laws could subject us to civil or criminal investigations in the U.S. and in other jurisdictions, could lead to substantial civil and criminal, monetary and non-monetary penalties, and related shareholder lawsuits, could cause us to incur significant legal fees, and could damage our reputation. It is not always possible to identify and deter misconduct or errors by employees, vendors, or service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. Any of these occurrences could result in our diminished ability to operate our business, potential liability to consumers and merchants, inability to attract future consumers and merchants, reputational damage, regulatory intervention, and financial harm, which could negatively impact our business, results of operations, financial condition, and future prospects.

The loss of the services of any of our executive officers could materially and adversely affect our business, results of operations, financial condition, and future prospects.

The experience of our executive officers are valuable assets to us. Our executive officers have significant experience in the financial technology industry and would be difficult to replace. Competition for senior executives in our industry is intense, and we may not be able to attract and retain qualified personnel to replace or succeed any of our executive officers. Failure to retain any of our executive officers could have a material adverse effect on our business, results of operations, financial condition, and future prospects.

Our business depends on our ability to attract and retain highly skilled employees.

Our future success depends on our ability to identify, hire, develop, motivate, and retain highly qualified personnel for all areas of our organization, in particular, a highly experienced sales force, data scientists, and engineers. Competition for these types of highly skilled employees, is extremely intense. Trained and experienced personnel are in high demand and may be in short supply. Many of the companies with which we compete for experienced employees have greater resources than we do and may be able to offer more attractive terms of employment. In addition, we invest significant time and expense in training our employees, which increases their value to competitors that may seek to recruit them. We may not be able to attract, develop, and maintain the skilled workforce necessary to operate our business, and labor expenses may increase as a result of a shortage in the supply of qualified personnel. If we are unable to maintain and build our highly experienced salesforce, or are unable to continue to attract experienced engineering and technology personnel, as well as other qualified employees, our business, results of operations, financial condition, and future prospects could be materially and adversely affected.

Our results depend on more prominent presentation, integration, and support of our platform by our merchants.

We depend on our merchants, which generally accept most major credit cards and other forms of payment, to present our platform as a payment option and to integrate our platform into their website or in their store, such as by prominently featuring our platform on their websites or in their stores and not just as an option at website checkout. We do not have any recourse against merchants when they do not prominently present our platform as a payment option. The failure by our merchants to effectively present, integrate, and support our platform, or to effectively explain lease-to-own transactions to potential customers, would have a material and adverse effect on our business, results of operations, financial condition, and future prospects.

Real or perceived software errors, failures, bugs, defects, or outages could adversely affect our business, results of operations, financial condition, and future prospects.

Our platform and our internal systems rely on software that is highly technical and complex. In addition, our platform and our internal systems depend on the ability of such software to store, retrieve, process, and manage immense amounts of data. As a result, undetected errors, failures, bugs, or defects may be present in such software or occur in the future in such software, including open source software and other software we license in from third parties, especially when updates or new products or services are released.

Any real or perceived errors, failures, bugs, or defects in the software may not be found until our consumers use our platform and could result in outages or degraded quality of service on our platform that could adversely impact our business (including through causing us not to meet contractually required service levels), as well as negative publicity, loss of or delay in market acceptance of our products and services, and harm to our brand or weakening of our competitive position. In such an event, we may be required, or may choose, to expend significant additional resources in order to correct the problem. Any real or perceived errors, failures, bugs, or defects in the software we rely on could also subject us to liability claims, impair our ability to attract new consumers, retain existing consumers, or expand their use of our products and services, which would adversely affect our business, results of operations, financial condition, and future prospects.

Any significant disruption in, or errors in, service on our platform or relating to vendors, including events beyond our control, could prevent us from processing transactions on our platform or posting payments and have a material and adverse effect on our business, results of operations, financial condition, and future prospects.

We use vendors, such as our cloud computing web services provider, virtual card processing companies, and third-party software providers, in the operation of our platform. The satisfactory performance, reliability, and availability of our technology and our underlying network and infrastructure are critical to our operations and reputation and the ability of our platform to attract new and retain existing merchants and consumers. We rely on these vendors to protect their systems and facilities against damage or service interruptions from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or attempts to harm these systems, criminal acts, and similar events. If our arrangement with a vendor is terminated or if there is a lapse of service or damage to its systems or facilities, we could experience interruptions in our ability to operate our platform. We also may experience increased costs and difficulties in replacing that vendor and replacement services may not be available on commercially reasonable terms, on a timely basis, or at all. Any interruptions or delays in our platform availability, whether as a result of a failure to perform on the part of a vendor, any damage to one of our vendor’s systems or facilities, the termination of any of our third-party vendor agreements, software failures, our or our vendor’s error, natural disasters, terrorism, other man-made problems, security breaches, whether accidental or willful, or other factors, could harm our relationships with our merchants and consumers and also harm our reputation.

In addition, we source certain information from third parties. For example, our risk scoring model is based on algorithms that evaluate a number of factors and currently depend on sourcing certain information from third parties. In the event that any third-party from which we source information experiences a service disruption, whether as a result of maintenance, natural disasters, terrorism, or security breaches, whether accidental or willful, or other factors, the ability to score and decision lease-to-own applications through our platform may be adversely impacted. Additionally, there may be errors contained in the information provided by third parties. This may result in the inability to approve otherwise qualified applicants through our platform, which may adversely impact our business by negatively impacting our reputation and reducing our transaction volume.

To the extent we use or are dependent on any particular third-party data, technology, or software, we may also be harmed if such data, technology, or software becomes non-compliant with existing regulations or industry standards, becomes subject to third-party claims of intellectual property infringement, misappropriation, or other violation, or malfunctions or functions in a way we did not anticipate. Any loss of the right to use any of this data, technology, or software could result in delays in the provisioning of our products and services until equivalent or replacement data, technology, or software is either developed by us, or, if available, is identified, obtained, and integrated, and there is no guarantee that we would be successful in developing, identifying, obtaining, or integrating equivalent or similar data, technology, or software, which could result in the loss or limiting of our products, services, or features available in our products or services.

In addition, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing transactions or posting payments on our platform, damage our brand and reputation, divert the attention of our employees, reduce our revenue, subject us to liability, and cause consumers or merchants to abandon our platform, any of which could have a material and adverse effect on our business, results of operations, financial condition, and future prospects.

Our ability to protect our confidential, proprietary, or sensitive information, including the confidential information of consumers on our platform, may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, physical or electronic break-ins, or similar disruptions.

Our business involves the collection, storage, use, disclosure, processing, transfer, and other handling (collectively, “processing”) of a wide variety of information, including personally identifiable information, for various purposes in our business, including to help ensure the integrity of our services and to provide features and functionality to our consumers and merchants. The processing of the information we acquire in connection with our consumers’ and merchants’ use of our services is subject to numerous privacy, data protection, cybersecurity, and other laws and regulations in the United States and foreign jurisdictions. The automated nature of our business and our reliance on digital technologies may make us an attractive target for, and potentially vulnerable to, cyber-attacks, computer malware, computer viruses, social engineering (including phishing and ransomware attacks), general hacking, physical or electronic break-ins, or similar disruptions. While we and our vendors have taken steps to protect the confidential, proprietary, and sensitive information to which we have access and to prevent data loss, our security measures or those of our vendors could be breached, including as a result of employee theft, exfiltration, misuse or malfeasance, our actions, omissions, or errors, third-party actions, omissions, or errors, unintentional events, or deliberate attacks by cyber criminals, any of which may result in the loss of, or unauthorized access to, our or our consumers’ data, our intellectual property, or other confidential, proprietary, or sensitive business information. Any accidental or willful security breaches or other unauthorized access to our platform or servicing systems could cause confidential, proprietary, or sensitive information to be stolen and used for criminal or other unauthorized purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation, and negative publicity. If security measures are breached because of employee theft, exfiltration, misuse or malfeasance, our actions, omissions, or errors, third-party actions, omissions, or errors, unintentional events, deliberate attacks by cyber criminals or otherwise, or if design flaws in our software or systems are exposed and exploited, our relationships with consumers or merchants could be damaged, and we could incur significant liability. Although we monitor our systems in order to detect security breaches or instances of unauthorized access to confidential information, there is no guarantee that our monitoring efforts will be effective.

The techniques used to obtain unauthorized, improper, or illegal access to our systems, our or our consumers’ data, or to disable or degrade service or sabotage systems, are constantly evolving, may be difficult to detect quickly, and often are not recognized until after they have been launched against a target. We may be unable to anticipate these techniques, react in a timely manner, or implement adequate preventative or remedial measures. Unauthorized parties have in the past attempted and may in the future attempt to gain access to our systems or facilities through various means, including, among others, hacking into our or our partners’ or consumers’ systems or facilities, or attempting to fraudulently induce our employees, partners, consumers or others into disclosing usernames, passwords, or other sensitive information, which may in turn be used to access our information technology systems and gain access to our or our consumers’ data or other confidential, proprietary, or sensitive information. For instance, in September 2020, we received alerts from our internal systems that there was suspicious activity involving keys used to access certain parts of our sites. After an investigation conducted by third party firms in conjunction with our internal team, we determined the compromised data was limited to non-sensitive information. Despite our monitoring efforts, there can be no assurances that future incidents would not result in a third party accessing sensitive information. Such efforts may be state-sponsored and supported by significant financial and technological resources, making them even more difficult to detect and prevent. For the years ended December 31, 2020 and 2019, we did not incur material expenses relating to cyber-attacks, employee or other internal misconduct, computer viruses, physical or electronic break-ins, or similar disruptions.

In addition, in certain circumstances we utilize vendors, including cloud service providers, to facilitate the servicing of consumer accounts. Under these arrangements, these vendors require access to certain consumer data for the purpose of servicing the accounts. Because we do not control our vendors, or the processing of data by our vendors, other than through our contractual relationships, our ability to monitor our vendors’ data security may be very limited such that we cannot ensure the integrity or security of measures they take to protect and prevent the loss of our or our consumers’ data. As a result, we are subject to the risk that cyber-attacks on, or other security incidents affecting, our vendors may adversely affect our business even if an attack or breach does not directly impact our systems. It is also possible that security breaches sustained by, or other security incidents affecting, our competitors could result in negative publicity for our entire industry that indirectly harms our reputation and diminishes demand for our products and services.

Any actual or perceived failure to comply with legal and regulatory requirements applicable to us, including those relating to information security, or any failure to protect the information that we collect from our consumers and merchants, including personally identifiable information, from cyber-attacks, or any such actual or perceived failure by our originating bank partners, may result in, among other things, revocation of required licenses or registrations, loss of approved status, private litigation, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, and constraints on our ability to continue to operate. Our originating bank partners also operate in a highly regulated environment, and many laws and regulations that apply directly to our originating bank partners are indirectly applicable to us through our arrangements with our originating bank partners.

Furthermore, federal and state regulators and many federal and state laws and regulations require notice of any data security breaches that involve personal information. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause consumers to lose confidence in the effectiveness of our data security measures. Any security breach suffered by us or our vendors, any attack against our service availability, any unauthorized, accidental, or unlawful access or loss of data, or the perception that any such event has occurred, could result in a disruption to our service, litigation, an obligation to notify regulators and affected individuals, the triggering of indemnification and other contractual obligations, regulatory investigations, government fines and penalties, reputational damage, and loss of consumers and ecosystem partners, and our business and operations could be adversely affected. In addition, we may incur significant costs and operational consequences in connection with investigating, mitigating, remediating, eliminating, and putting in place additional tools and devices designed to prevent future actual or perceived security incidents, as well as in connection with complying with any notification or other obligations resulting from any security incidents. Our insurance policies carry retention and coverage limits, which may not be adequate to reimburse us for losses caused by security breaches, and we may not be able to collect fully, if at all, under these insurance policies. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect our business. Furthermore, we cannot be certain that insurance coverage will continue to be available on acceptable terms or at all, or that the insurer will not deny coverage as to any future claim.

The COVID-19 pandemic has impacted our working environment and diverted personnel resources and any prolonged effects of the pandemic may adversely impact our operations and employees.

We have had to expend, and expect to continue to expend, personnel resources to respond to the COVID-19 pandemic, including to develop and implement internal policies and procedures and track changes in laws. Any prolonged diversion of personnel resources may have an adverse effect on our operations. In addition, as a result of the COVID-19 pandemic, in March 2020, we transitioned our entire staff to a remote working environment. Over time such remote operations may decrease the cohesiveness of our teams and our ability to maintain our culture, both of which are critical to our success. Additionally, a remote working environment may impede our ability to undertake new business projects, to foster a creative environment, to hire new team members, and to retain existing team members. Such effects may adversely affect the productivity of our team members and overall operations, which could have a material adverse effect on our business, results of operations, financial condition, and future prospects.

While we take precautions to prevent consumer identity fraud, it is possible that identity fraud may still occur or has occurred, which may adversely affect the performance of the lease-to-own transactions facilitated through our platform.

There is risk of fraudulent activity associated with our platform, consumers, and third parties handling consumer information. Our resources, technologies, and fraud prevention tools may be insufficient to accurately detect and prevent fraud. We bear the risk of loss for lease-to-own transactions facilitated through our platform. The level of fraud related charge-offs on the lease-to-own transactions facilitated through our platform could be adversely affected if fraudulent activity were to significantly increase.

We bear the risk of consumer fraud in a transaction involving us, a consumer, and a merchant, and we generally have no recourse to the merchant to collect the amount owed by the consumer. Significant amounts of fraudulent cancellations or chargebacks and the potential cost of remediation could adversely affect our business or financial condition. High profile fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negative publicity, and the erosion of trust from our consumers and merchants, and could materially and adversely affect our business, results of operations, financial condition, future prospects, and cash flows.

Strategic Risks

Our success depends on the effective implementation and continued execution of our strategies.

We are focused on our mission to provide innovative lease financing solutions to non-prime consumers and to enable everyday transactions at the merchant point of sale.

Growth of our business, including through the launch of new product offerings, requires us to invest in or expand our information and technology capabilities, engage and retain experienced management, and otherwise incur additional costs. Our inability to address these concerns or otherwise to achieve targeted results associated with our initiatives could adversely affect our results of operations, or negatively impact our ability to successfully execute future strategies, which may result in an adverse impact on our business and financial results.

The success of our business is dependent on factors affecting consumer spending that are not under our control.

Consumer spending is affected by general economic conditions and other factors including levels of employment, disposable consumer income, prevailing interest rates, consumer debt and availability of credit, costs of fuel, inflation, recession and fears of recession, war and fears of war, pandemics (such as COVID-19), inclement weather, tariff policies, tax rates and rate increases, timing of receipt of tax refunds, consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security. Unfavorable changes in factors affecting discretionary spending for nonprime consumers could reduce demand for our products and services resulting in lower revenue and negatively impacting the business and its financial results.

The success and growth of our business depends upon our ability to continuously innovate and develop new products and technologies.

Our solution is a technology-driven platform that relies on innovation to remain competitive. The process of developing new technologies and products is complex, and we build our own technology, using the latest in artificial intelligence and machine learning (“AI/ML”), cloud-based technologies, and other tools to differentiate our products and technologies. In addition, our dedication to incorporating technological advancements into our platform requires significant financial and personnel resources and talent. Our development efforts with respect to these initiatives could distract management from current operations and could divert capital and other resources from other growth initiatives important to our business. We operate in an industry experiencing rapid technological change and frequent product introductions. We may not be able to make technological improvements as quickly as demanded by our consumers and merchants, which could harm our ability to attract consumers and merchants. In addition, we may not be able to effectively implement new technology-driven products and services as quickly as competitors or be successful in marketing these products and services to consumers and merchants. If we are unable to successfully and timely innovate and continue to deliver a superior merchant and consumer experience, the demand for our products and technologies may decrease and our growth, business, results of operations, financial condition, and future prospects could be materially and adversely affected.

Further, we use AI/ML in many aspects of our business, including fraud, credit risk analysis, and product personalization. The AI/ML models that we use are trained using various data sets. If the AI/ML models are incorrectly designed, the data we use to train them is incomplete, inadequate, or biased in some way, or we do not have sufficient rights to use the data on which our AI/ML models rely, the performance of our products, services, and business, as well as our reputation, could suffer or we could incur liability through the violation of laws, third-party privacy, or other rights, or contracts to which we are a party.

Our failure to accurately predict the demand or growth of our new products and technologies also could have a material and adverse effect on our business, results of operations, financial condition, and future prospects. New products and technologies are inherently risky, due to, among other things, risks associated with: the product or technology not working, or not working as expected; consumer and merchant acceptance; technological outages or failures; and the failure to meet consumer and merchant expectations. As a result of these risks, we could experience increased claims, reputational damage, or other adverse effects, which could be material. The profile of potential consumers using our new products and technologies also may not be as attractive as the profile of the consumers that we currently serve, which may lead to higher levels of delinquencies or defaults than we have historically experienced. Additionally, we can provide no assurance that we will be able to develop, commercially market, and achieve acceptance of our new products and technologies. In addition, our investment of resources to develop new products and technologies and make changes or updates to our platform may either be insufficient or result in expenses that exceed the revenue actually generated from these new products. Failure to accurately predict demand or growth with respect to our new products and technologies could have a material and adverse effect on our business, results of operations, financial condition, and future prospects.

To the extent that we seek to grow through future acquisitions, or other strategic investments or alliances, we may not be able to do so effectively.

We may in the future seek to grow our business by exploring potential acquisitions or other strategic investments or alliances. We may not be successful in identifying businesses or opportunities that meet our acquisition or expansion criteria. In addition, even if a potential acquisition target or other strategic investment is identified, we may not be successful in completing such acquisition or integrating such new business or other investment. We may face significant competition for acquisition and other strategic investment opportunities from other well-capitalized companies, many of which have greater financial resources and greater access to debt and equity capital to secure and complete acquisitions or other strategic investments, than we do. As a result of such competition, we may be unable to acquire certain assets or businesses, or take advantage of other strategic investment opportunities that we deem attractive; the purchase price for a given strategic opportunity may be significantly elevated; or certain other terms or circumstances may be substantially more onerous.

Any delay or failure on our part to identify, negotiate, finance on favorable terms, consummate, and integrate any such acquisition or other strategic investment opportunity could impede our growth. Additional risks relating to potential acquisitions include difficulties in integrating the operations, systems, technologies, products and personnel of the acquired businesses, diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations, the potential loss of key employees, vendors and other business partners of the businesses we acquire; and increased amounts of debt incurred in connection with such activities or dilutive issuances of our common stock.

There is no assurance that we will be able to manage our expanding operations effectively or that we will be able to continue to grow, and any failure to do so could adversely affect our ability to generate revenue and control our expenses. Furthermore, we may be responsible for any legacy liabilities of businesses we acquire or be subject to additional liability in connection with other strategic investments. The existence or amount of these liabilities may not be known at the time of acquisition, or other strategic investment, and may have an adverse effect on our business, results of operations, financial condition, and future prospects.

Financial Risks

We have a history of operating losses and may not sustain profitability in the future.

We generated net income of approximately $8.09 million in the quarter ended March 31, 2021 and approximately $22.5 million in the fiscal year ended December 31, 2020. We incurred net losses of approximately $18.8 million in the fiscal year ended December 31, 2019 and approximately $23.5 million in the fiscal year ended December 31, 2018. As of March 31, 2021, our accumulated deficit was approximately $42.6 million. We anticipate that our operating expenses will increase in the foreseeable future as we seek to continue to grow our business, attract consumers, merchants, and funding sources, and further enhance and develop our products and platform. As we expand our offerings to additional markets, our offerings in these markets may be less profitable than the markets in which we currently operate. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. We may incur net losses in the future and may not maintain profitability on a quarterly or annual basis.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Our market opportunity estimates and expectations about market growth are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Even if the markets in which we compete meet our size estimates and growth expectations, our business could fail to grow for a variety of reasons, which could adversely affect our results of operations. For more information regarding the estimates of market opportunity and the expectations about market growth included in this prospectus, see “Business — Industry Background.”

Our revenue and operating results may fluctuate, which could result in a decline in our profitability and make it more difficult for us to grow our business.

Our revenue and operating results may vary from quarter to quarter and by season. Periods of decline could result in an overall decline in profitability and make it more difficult for us to make payments on our indebtedness and grow our business. We expect our quarterly results to fluctuate in the future due to a number of factors, including general economic conditions in the markets where we operate, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers.

We rely on card issuers or payment processors. If we fail to comply with the applicable requirements of Visa or other payment processors, those payment processors could seek to fine us, suspend us or terminate our registrations, which could have a material adverse effect on our business, results of operations, financial condition, and future prospects.

We rely on card issuers or payment processors, and must pay a fee for this service. From time to time, payment processors such as Visa may increase the interchange fees that they charge for each transaction using one of their cards. The payment processors routinely update and modify their requirements. Changes in the requirements, including changes to risk management and collateral requirements, may impact our ongoing cost of doing business and we may not, in every circumstance, be able to pass through such costs to our merchants or associated participants. Furthermore, if we do not comply with the payment processors’ requirements (e.g., their rules, bylaws, and charter documentation), the payment processors could seek to fine us, suspend us or terminate our registrations that allow us to process transactions on their networks. The termination of our registration due to failure to comply with the applicable requirements of Visa or other payment processors, or any changes in the payment processors’ rules that would impair our registration, could require us to stop utilizing payment services from Visa or other payment processors, which could have a material adverse effect on our business, results of operations, financial condition, and future prospects.

A large percentage of our customer acquisition is concentrated with a single merchant partner, and the loss of this merchant partner or any other significant merchant relationships would materially and adversely affect our business, results of operations, financial condition, and future prospects.

Our top merchant partner, Wayfair, represented approximately 72% and 58% of our origination dollars for the fiscal years ended December 31, 2020 and 2019, respectively. Our top ten merchants in the aggregate represented approximately 90% and 87% of our total customer acquisition for the fiscal years ended December 31, 2020 and 2019, respectively. The concentration of a significant portion of our business and transaction volume with a limited number of merchants, or type of merchant or industry, exposes us disproportionately to any of those merchants choosing to no longer partner with us or choosing to partner with a competitor, to the economic performance of those merchants or industry or to any events, circumstances, or risks affecting such merchants or industry. The loss of Wayfair as a merchant partner, or the loss of any other significant merchant relationships, would materially and adversely affect our business, results of operations, financial condition, and future prospects. In addition, an anticipated material modification in the merchant agreement with a significant merchant partner could affect the results of our operations, financial condition, and future prospects.

A change in control could accelerate our obligation to pay our outstanding indebtedness, and we may not have sufficient liquid assets at that time to repay these amounts.

Under our existing credit facility, all of the outstanding loans are required to be prepaid in full (together with accrued and unpaid interest and prepayment premium) and the revolving loan commitment will terminate if a third party not approved by the agent became the beneficial owner of 35.0% or more of our voting stock or certain changes in the composition of our board of directors occurs during a twenty-four month period which were not recommended or approved by at least a majority of directors who were directors at the beginning of such twenty-four month period. As of March 31, 2021, we had a $69.4 million outstanding balance under our credit facility.

Although the merger will not result in a specified change of control under our existing credit facility, if another specified change in control occurs and the lenders accelerate these obligations, we may not have sufficient liquid assets to repay amounts outstanding under these agreements.

Our credit facility includes restrictive covenants, which could limit our flexibility and our ability to make distributions.

Our credit facility includes customary negative covenants. Early repayments of certain amounts under our credit facility are subject to prepayment penalties, which would limit our ability to pay or refinance our credit facility. Failure to comply with these covenants could cause a default under the agreements and result in a requirement to repay the indebtedness prior to its maturity, which could have an adverse effect on our cash flow and ability to make distributions to our stockholders. These or other limitations could decrease our operating flexibility and our ability to achieve our operating objectives.

The phase-out, replacement or unavailability of LIBOR and/or other interest rate benchmarks could adversely affect our indebtedness.

The interest rates applicable to our existing credit facility are based on, and the interest rates applicable to certain debt obligations we may incur in the future may be based on, a fluctuating rate of interest determined by reference to the London Interbank Offered Rate (“LIBOR”). In July 2017, the U.K.’s Financial Conduct Authority (“FCA”), which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR after 2021. In November 2020, the FCA announced that it would continue to publish LIBOR rates through June 30, 2023 for all US dollar settings except the 1 week and the 2-month U.S. Dollar settings. In response to concerns regarding the future of LIBOR, the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York convened the Alternative Reference Rates Committee (the “ARRC”) to identify alternatives to LIBOR. The ARRC has recommended a benchmark replacement waterfall to assist issuers in continued capital market entry while safeguarding against LIBOR’s discontinuation. The initial steps in the ARRC’s recommended provision reference variations of the Secured Overnight Financing Rate (“SOFR”), calculated using short-term repurchase agreements backed by Treasury securities. At this time, it is not possible to predict whether SOFR will attain market traction as a LIBOR replacement. Additionally, it is uncertain if LIBOR will cease to exist after calendar year 2023, or whether additional reforms to LIBOR may be enacted, or whether alternative reference rates will gain market acceptance as a replacement for LIBOR.

There can be no assurance that we will be able to reach any agreement on a replacement benchmark, and there can be no assurance that any agreement we reach will result in effective interest rates at least as favorable to us as our current effective interest rates. The failure to reach an agreement on a replacement benchmark, or the failure to reach an agreement that results in an effective interest rate at least as favorable to us as our current effective interest rates, could result in a significant increase in our debt service obligations, which could adversely affect our financial condition and results of operations. In addition, the overall financing market may be disrupted as a result of the phase-out or replacement of LIBOR, which could have an adverse impact on our ability to refinance, reprice or amend our credit facility or incur additional indebtedness, on favorable terms or at all

We have experienced rapid growth, which may be difficult to sustain and which may place significant demands on our operational, administrative, and financial resources. Raising additional funds to sustain our growth by issuing securities may cause dilution to existing stockholders and raising funds through lending arrangements may restrict our operations.

Since inception we have experienced significant transaction volume and revenue growth. Our revenue has more than doubled year-over-year since 2018. We have a relatively limited operating history at our current scale, and our growth in recent periods exposes us to increased risks, uncertainties, expenses, and difficulties. If we are unable to maintain at least our current level of operations using cash flow, our business, results of operations, financial condition, and future prospects would be materially and adversely affected.

If in the future we need to raise additional capital by issuing equity securities, our existing stockholders’ ownership will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends.

Any debt financing we enter into may involve covenants that restrict our operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets as well as prohibitions on our ability to create liens, pay dividends, redeem our stock, or make investments. If we are unable to raise additional funds through equity or debt financings when needed, it could affect the results of our operations, financial condition, and future prospects.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of our management’s time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.

If we complete the merger and become a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended. As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase our net loss. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Our ability to use our net operating loss carry forwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change”, generally defined as a greater than 50.0% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income may be limited. The completion of the merger may trigger an “ownership change” limitation. We have not completed a formal study to determine if any “ownership changes” within the meaning of IRC Section 382 have occurred. If “ownership changes” within the meaning of Section 382 of the Code have occurred, and if we earn net taxable income, our ability to use our net operating loss carryforwards and other tax credits generated since inception to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us and could require us to pay U.S. federal income taxes earlier than would be required if such limitations were not in effect. Similar rules and limitations may apply for state income tax purposes.

Legal and Compliance Risks

Our transactions are regulated by and subject to the requirements of various federal and state laws and regulations, which may require significant compliance costs and expose us to litigation. Any negative change in these laws or regulations or the passage of unfavorable new laws or regulations or the manner in which any of these are enforced could require us to alter our business practices in a manner that may be materially adverse to us.

Our transactions are regulated by and subject to the requirements of various federal and state laws and regulations, which may require significant compliance costs and expose us to litigation. Any negative change in these laws or regulations or the passage of unfavorable new laws or regulations or the manner in which any of these are enforced could require us to alter our business practices in a manner that may be materially adverse to us.

Currently, forty-seven states, the District of Columbia, Puerto Rico and Guam have passed laws that regulate rental purchase transactions as separate and distinct from credit sales. The specific rental purchase laws generally require certain contractual and advertising disclosures. They also provide varying levels of substantive consumer protection, such as requiring a grace period for late fees and contract reinstatement rights in the event the rental purchase agreement is terminated. The rental purchase laws of eleven states limit the total amount that may be charged over the life of a rental purchase agreement and the laws of six states limit the cash prices for which we may offer merchandise.

Similar to other companies with consumer-facing operations, our rental purchase transactions and related operations, for example collection, communication and payment processing, are governed by various other federal, state and/or municipal consumer protection laws. These laws, as well as the rental purchase statutes under which we operate, provide various consumer remedies, including monetary penalties, for violations.

The laws and regulations applicable to our operations are subject to administrative or judicial interpretation. Some of these laws and regulations have been enacted only recently and/or may not yet have been interpreted or may be interpreted infrequently. As a result of infrequent or sparse interpretations, ambiguities in these laws and regulations may create uncertainty with respect to what type of conduct is permitted or restricted under such laws and regulations. Any ambiguity under a law or regulation to which we are subject may lead to regulatory investigations, governmental enforcement actions and private causes of action, such as class action lawsuits, with respect to our compliance with such laws or regulations.

Although there is currently no single comprehensive federal and/or state legislation regulating rental purchase transactions, new adverse legislation, federal and/or state, may be enacted in the future. For example, the Consumer Finance Protection Bureau may seek to more aggressively regulate areas involving our business and operations, and enforce related laws. From time to time, both favorable and adverse federal legislation seeking to regulate our business has been introduced in Congress. In addition, various legislatures in the states where our rental purchase transactions are offered and where we otherwise conduct operations may adopt new legislation or amend existing laws that could require us to alter our business practices. Proposals to change the laws affecting our transactions may be introduced in Congress and state legislatures that, if enacted, may affect our operating environment in substantial and unpredictable ways. We cannot determine with any degree of certainty whether any such legislative or regulatory proposals will be enacted and, if enacted, the ultimate impact that any such potential legislation or implementing regulations, or any such potential regulatory actions by federal or state regulators, would have upon our business.

New laws, regulations, policy or changes in enforcement of existing laws or regulations applicable to our business, or reexamination of current practices, could adversely impact our profitability, limit our ability to continue existing or pursue new business activities, require a change of business practices or alter relationships with contractors or capital providers, affect retention of key personnel, including management, or expose us to additional costs (including increased compliance costs and/or capital provider, contractor or consumer remediation). These changes also may require us to invest significant resources, and devote significant management attention, to make any necessary changes and could adversely affect our business, results of operations and financial condition.

Our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting in connection with the audit of our financial statements as of and for the fiscal years ended December 31, 2020, 2019 and 2018, and we may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we otherwise fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

We are not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act of 2002 the (“Sarbanes-Oxley Act”) and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of control over financial reporting. In addition to disclosing changes made in our internal controls and procedures on a quarterly basis, we will be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 for the year ending December 31, 2021. As an emerging growth company, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report that was filed with the SEC or the date we are no longer an emerging growth company. If our internal control over financial reporting is not effective, our independent registered public accounting firm may issue an adverse report.

In connection with the audit of our financial statements for the fiscal year ended December 31, 2020, 2019, and 2018, our independent registered public accounting firm identified certain control deficiencies in the design and implementation of our internal control over financial reporting that in aggregate constituted material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. Our evaluation was based on the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) Internal Control — Integrated Framework (2013).

The material weaknesses relate to (i) an insufficient number of personnel with an appropriate level of GAAP knowledge and experience to create the proper control environment for effective internal control over financial reporting and to ensure that oversight processes and procedures in applying nuanced guidance to complex accounting transactions for financial reporting are adequate, (ii) a lack of control in place to perform a review of the depreciation, cost of property sold, and impairment expense curves, specifically associated with evaluating the accuracy and completeness of the underlying data supporting the curves, or reconcile the expense amounts per the curves to the general ledger, (iii) a lack of controls in place to review journal entries, reconcile journal entries to underlying support and evaluate if journal entries are in compliance with GAAP before the entries are manually posted, and (iv) an incomplete implementation of the information and communication component of the COSO framework, specifically with respect to user access controls to ensure appropriate segregation of duties and to adequately restrict user and privileged access to its financial applications and data to appropriate company personnel.

As part of our plan to remediate these material weaknesses, we are performing a full review of our internal control procedures. We have implemented, and plan to continue to implement, new controls and new processes.

We cannot assure you that the measures that we have taken, and that will be taken, to remediate these material weaknesses will, in fact, remedy the material weaknesses or will be sufficient to prevent future material weaknesses from occurring. We also cannot assure you that we have identified all of our existing material weaknesses. Further, as the accounting acquirer in the business combination with FinServ, we will have to address any un-remediated material weakness in internal controls over FinServ’s financial reporting, including the material weakness with respect to accounting for FinServ’s warrants.

In light of the control deficiencies and the resulting material weaknesses that were identified, we believe that it is possible that, had we and our independent registered public accounting firm performed an assessment or audit, respectively, of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional material weaknesses may have been identified.

When evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we are unable to remediate our existing material weakness or identify additional material weaknesses and are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

If we discover a material weakness in our internal control over financial reporting that we are unable to remedy or otherwise fail to maintain effective internal control over financial reporting or disclosure controls and procedures, our ability to report our financial results on a timely and accurate basis and the market price of our common stock may be adversely affected.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In addition to the material weaknesses in internal control over financial reporting identified in connection with the audit of our financial statements for the fiscal year ended December 31, 2020, subsequent testing by us or our independent registered public accounting firm, which has not performed an audit of our internal control over financial reporting, may reveal additional deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. To comply with Section 404, we expect to incur substantial cost, expend significant management time on compliance-related issues and hire additional accounting, financial, and internal audit staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources. Any failure to maintain effective disclosure controls and procedures or internal control over financial reporting could have an adverse effect on our business and operating results, and cause a decline in the price of our common stock.

Changes to tax laws or exposure to additional tax liabilities may have a negative impact on our operating results.

Continued developments in U.S. tax reform and changes to tax laws and rates in other jurisdictions where we do business could adversely affect our results of operations and cash flows. It is also possible that provisions of U.S. tax reform could be subsequently amended in a way that is adverse to us.

In addition, we may undergo tax audits in various jurisdictions in which we operate. Although we believe that our income tax provisions and accruals are reasonable and in accordance with generally accepted accounting principles in the United States, and that we prepare our tax filings in accordance with all applicable tax laws, the final determination with respect to any tax audits and any related litigation, could be materially different from our historical income tax provisions and accruals. The results of a tax audit or litigation could materially affect our operating results and cash flows in the periods for which that determination is made. In addition, future period net income may be adversely impacted by litigation costs, settlements, penalties and interest assessments.

We may be subject to legal proceedings from time to time which seek material damages. The costs we incur in defending ourselves or associated with settling any of these proceedings, as well as a material final judgment or decree against us, could materially adversely affect our financial condition by requiring the payment of the settlement amount, a judgment or the posting of a bond.

Others in our industry have defended class action lawsuits alleging various regulatory violations and have paid material amounts to settle such claims. If we are named in any such class action lawsuits or other legal proceedings, significant settlement amounts or final judgments could materially and adversely affect our liquidity and capital resources.

To attempt to limit costly and lengthy consumer, employee and other litigation, including class actions, we require our customers and employees to sign arbitration agreements, including class action waivers. In addition to opt-out provisions contained in such agreements, recent judicial and regulatory actions have attempted to restrict or eliminate the enforceability of such agreements and waivers. If we are not permitted to use arbitration agreements and/or class action waivers, or if the enforceability of such agreements and waivers is restricted or eliminated, we could incur increased costs to resolve legal actions brought by customers, employees and others, as we would be forced to participate in more expensive and lengthy dispute resolution processes.

Additional Risks Relating to Ownership of Company Securities

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject us to additional trading restrictions.

Currently, our Common Stock and Public Warrants are publicly traded on the Nasdaq. We cannot assure you that our securities will continue to be listed on the Nasdaq following the merger. In order to continue listing our securities on the Nasdaq, we will be required to maintain certain financial, distribution and stock price levels. Generally, we will be required to maintain a minimum amount in stockholders’ equity (generally $2,500,000 for companies trading on the Nasdaq Capital Market) and a minimum number of holders of our securities (generally 300 public holders).

If Nasdaq delists our securities from trading on its exchange and we are not able to list its securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our Common Stock and Public Warrants are listed on the Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of its securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we are no longer listed on the Nasdaq, our securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities, including in connection with the initial business combination.

The price of our securities may change significantly in the future and you could lose all or part of your investment as a result.

The trading price of our Common Stock and Warrants is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in “— Risks Relating to Our Business and Industry” and the following:

•        results of operations that vary from the expectations of securities analysts and investors;

•        results of operations that vary from those of our competitors;

•        the impact of the COVID-19 pandemic and its effect on our business and financial conditions;

•        changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•        declines in the market prices of stocks generally;

•        strategic actions by us or our competitors;

•        announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•        any significant change in our management;

•        changes in general economic or market conditions or trends in our industry or markets;

•        changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•        future sales of our Common Stock or other securities;

•        investor perceptions or the investment opportunity associated with our Common Stock relative to other investment alternatives;

•        the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•        litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

•        guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•        the development and sustainability of an active trading market for our stock;

•        actions by institutional or activist stockholders;

•        changes in accounting standards, policies, guidelines, interpretations or principles; and

•        other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our Common Stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we are involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of our Common Stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by its subsidiaries to it and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness that we incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell our Common Stock for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We will not control these analysts. In addition, some financial analysts may have limited expertise with our model and operations. Furthermore, if one or more of the analysts who do cover the downgrade of our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on it regularly, we could lose visibility in the market, which in turn could cause its stock price or trading volume to decline.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our Common Stock to decline.

The sale of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.

Certain holders of our Common Stock have entered into the Amended and Restated Registration Rights Agreement (the “A&R RRA”) with us pursuant to which each such holder agreed, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of our Common Stock during the period from the date of the closing of the Merger continuing through the date 180 days after the Closing Date.

Upon the expiration or waiver of the lock-ups described above, shares held by the stockholders party to the A&R RRA will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144.

As restrictions on resale end, the market price of shares of our Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our Common Stock or other securities.

In addition, Common Stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The aggregate number of shares of our Common Stock reserved for future issuance under our equity incentive plan is 8,932,161. We will file one or more registration statements on Form S-8 under the Securities Act to register shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, we may also issue its securities in connection with investments or acquisitions. The amount of shares of Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

Warrants will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our existing stockholders.

Outstanding Warrants to purchase an aggregate of 332,500 shares of our Common Stock will become exercisable on the date which is 30 days after the completion of the Merger. Each Warrant entitles the holder thereof to purchase one (1) share of our Common Stock at a price of $11.50 per whole share, subject to adjustment. Warrants may be exercised only for a whole number of shares of Common Stock. To the extent such warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to the then existing holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we will take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following November 5, 2024, the fifth anniversary of the closing of FinServ’s IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as Porch is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Common Stock less attractive because we will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for Common Stock and our stock price may be more volatile.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Certain provisions of our Amended and Restated Charter and Amended and Restated Bylaws have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

These provisions provide for, among other things:

•        the ability of our board of directors to issue one or more series of preferred stock;

•        advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

•        certain limitations on convening special stockholder meetings;

•        limiting the ability of stockholders to act by written consent; and

•        our board of directors have the express authority to make, alter or repeal our Amended and Restated Bylaws.

These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. See “Description of Securities.”

Our Amended and Restated Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Amended and Restated Charter provides that, subject to limited exceptions, any (1) derivative action or proceeding brought on behalf of us, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to us or our stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL or our Amended and Restated Charter or our Amended and Restated Bylaws, or (4) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our Amended and Restated Charter described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or its directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our Amended and Restated Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

USE OF PROCEEDS

All of the Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $3.8 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Common Stock. Pursuant to a registration rights agreement entered into by us, the PIPE Investors and certain other of our stockholders, we will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share.

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information and Holders

Our Common Stock and Public Warrants were historically quoted on the Nasdaq under the symbols “FSRV” and “FSRVW,” respectively. On June 10, 2021, our Common Stock and Public Warrants were listed on the Nasdaq under the new trading symbols of “KPLT” and “KPLTW,” respectively.

As of the Closing Date and following the completion of the Merger, the Company had approximately 96,821,615 shares (of which 7,499,997 were Earnout Shares) of Common Stock issued and outstanding held of record by 108 holders, and approximately 12,832,500 warrants outstanding held of record by two holders.

Dividends

We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of our Common Stock in the foreseeable future.

Securities Authorized for Issuance Under Equity Incentive Plan

At the special meeting of FinServ’s stockholders in lieu of our 2021 annual meeting held on June 7, 2021, our stockholders considered and approved the Katapult Holdings, Inc. 2021 Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan was previously approved, subject to stockholder approval, by the FinServ board of directors on April 1, 2021. The Incentive Plan became effective immediately upon the Closing. Pursuant to the Incentive Plan, 8,932,161 shares of Common Stock have been reserved for issuance under the Incentive Plan.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the completed Merger and the PIPE Investment.

The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Merger, treated as a reverse recapitalization for accounting purposes, and the PIPE Investment as if they had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and year ended December 31, 2020, gives effect to the merger and the PIPE Investment as if they had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial information;

•        the unaudited historical financial statements of FinServ and Katapult as of and for the three months ended March 31, 2021, and the related notes thereto, included elsewhere in this Current Report on Form 8-K;

•        the audited historical financial statements of FinServ as of and for the year ended December 31, 2020, and the related notes thereto, incorporated herein by reference;

•        the audited historical consolidated financial statements of Katapult as of and for the year ended December 31, 2020, and the related notes thereto, incorporated herein by reference; and

•        the sections entitled “Finserv’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Katapult’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and other financial information relating to FinServ and Katapult incorporated herein by reference.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the merger and the PIPE Investment taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
(in thousands, except share and per share amounts)

	Historical		Pro Forma
	5(A) FinServ	5(B) Katapult	Transaction Accounting Adjustments			Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$742	$67,788	$34,517	5	(a)	$103,047
Restricted cash	—	2,877	—			2,877
Accounts receivable, net	—	1,343	—			1,343
Property held for lease, net of accumulated depreciation and impairment	—	67,590	—			67,590
Prepaid expenses and other current assets	95	3,273	(2,212)	5	(b)	1,156
Income tax receivable	10	—	—			10
Total current assets	847	142,871	32,305			176,023
Property and equipment, net	—	403	—			403
Security deposits	—	91	—			91
Intangible assets, net	—	336	—			336
Marketable securities held in Trust Account	251,134	—	(251,134)	5	(c)	—
Total assets	$251,981	$143,701	$(218,829)			$176,853

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85	$2,202	$—			$2,287
Accrued liabilities	—	12,173	(523)	5	(d)	11,650
Unearned revenue	—	3,032	—			3,032
Non-revolving line of credit, related parties	—	—	—			—
Total current liabilities	85	17,407	(523)			16,969
Revolving line of credit	—	68,400	—			68,400
Long term debt	—	37,487	—			37,487
Other liabilities	—	13,102	(13,102)	5	(e)	—
Warrant liability	44,272	—	—			44,272
Deferred underwriting fee payable	9,350	—	(9,350)	5	(f)	—
Total liabilities	53,707	136,396	(22,975)			167,128

COMMITMENTS AND CONTINGENCIES
Katapult Redeemable convertible preferred stock (Series C), $.001 par value	—	49,894	(49,894)	5	(g)	—
FinServ Class A Common stock subject to possible redemption	193,273	—	(193,273)	5	(h)	—
Stockholders’ Equity
Katapult Common stock, $.001 par value	—	10	(10)	5	(i)	—
Katapult Common stock, $.0001 par value	—	—	12	5	(i)	12
FinServ Preferred stock, $0.0001 par value	—	—	—			—
FinServ Class A common stock, $0.0001 par value	1	—	(1)	5	(i)	—
FinServ Class B common stock, $0.0001 par value	1	—	(1)	5	(i)	—
Additional paid-in capital	39,787	7,360	15,875	5	(i)	63,022
Retained earnings (accumulated deficit)	(34,788)	(49,959)	31,438	5	(i)	(53,309)
Total stockholders’ equity	5,001	(42,589)	47,313			9,726
Total liabilities and stockholders’ equity	$251,981	$143,701	$(218,829)			$176,853

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share amounts)

	Historical		Pro Forma
	6(A) FinServ	6(B) Katapult	Transaction Accounting Adjustments			Pro Forma Statement of Operations
Revenue:
Rental revenue	$—	$80,625	$—			$80,625
Other revenue	—	10	—			10
Service fees	—	—	—			—
Total revenue	—	80,635	—			80,635
Cost of revenue	—	52,882	—			52,882
Total gross profit	—	27,753	—			27,753

Operating expenses:
Servicing costs	—	1,138	—			1,138
Underwriting fees	—	467	—			467
Professional and consulting fees	—	1,534	—			1,534
Technology and data analytics	—	1,715	—			1,715
Bad debt expense	—	4,887	—			4,887
General and administrative	332	3,599	(332)	6	(a)	3,599
Total operating expenses	332	13,340	(332)			13,340
Income (loss) from operations	(332)	14,413	332			14,413

Other income (expense):
Loss on extinguishment of debt	—	—	—			—
Interest expense and other fees	—	(4,140)	—			(4,140)
Change in fair value of warrant liability	513	(358)	—			155
Interest earned on money market account	2	—	—			2
Interest earned on marketable securities held in Trust Account	22	—	(22)	6	(b)	—
Income (loss) before provision for income taxes	205	9,915	310			10,430
Provision for income taxes	—	(1,825)	(57)	6	(c)	(1,882)
Net income	$205	$8,090	$253			$8,548
Net income available to common stockholders	$183	$695				$8,548
Weighted average common shares outstanding
Basic	6,915,000	9,650,717				96,821,618	6	(d)
Diluted	6,915,000	30,414,536				109,654,118	6	(d)
Earnings per common share
Basic	$0.03	$0.07				$0.09	6	(d)
Diluted	$0.03	$0.02				$0.08	6	(d)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share amounts)

	Historical		Pro Forma
	7(A) FinServ	7(B) Katapult	Transaction Accounting Adjustments			Pro Forma Statement of Operations
Revenue:
Rental revenue	$—	$246,927	$—			$246,927
Other revenue	—	200	—			200
Service fees	—	73	—			73
Total revenue	—	247,200	—			247,200
Cost of revenue	—	167,412	—			167,412
Total gross profit	—	79,788	—			79,788

Operating expenses:
Servicing costs	—	4,077	—			4,077
Underwriting fees	—	2,344	—			2,344
Professional and consulting fees	—	2,949	—			2,949
Technology and data analytics	—	6,498	—			6,498
Bad debt expense	—	16,064	—			16,064
General and administrative	796	10,950	11,511	7	(a)	23,257
Total operating expenses	796	42,882	11,511			55,189
Income (loss) from operations	(796)	36,906	(11,511)			24,599

Other income (expense):
Loss on extinguishment of debt	—	(402)	—			(402)
Interest expense and other fees	—	(13,588)	—			(13,588)
Other income	—	102	—			102
Interest earned on money market account	12	—	—			12
Interest earned on marketable securities held in Trust Account	1,134	—	(1,134)	7	(b)	—
Change in fair value of warrant liability	(32,081)	—	—			(32,081)
Income (loss) before provision for income taxes	(31,731)	23,018	(12,645)			(21,358)
Provision for income taxes	(196)	(487)	268	7	(c)	(415)
Net income (loss)	$(31,927)	$22,531	$(12,377)			$(21,773)
Net income (loss) available to common stockholders	$(32,665)	$1,933				$(21,773)
Weighted average common shares outstanding
Basic	6,915,000	8,923,293				96,821,618	7	(d)
Diluted	6,915,000	25,015,960				96,821,618	7	(d)
Earnings (loss) per common share
Basic	$(4.72)	$0.22				$(0.22)	7	(d)
Diluted	$(4.72)	$0.08				$(0.22)	7	(d)

See accompanying notes to the unaudited pro forma condensed combined financial information.

1.    Description of the Transactions

The Merger

On June 9, 2021, Katapult announced that it had closed its merger with FinServ Acquisition Corp. As a result, Merger Sub 1 merged with and into Katapult, with Katapult surviving the merger as a wholly owned subsidiary of FinServ, followed immediately by the merger of the resulting company with and into Merger Sub 2, with Merger Sub 2 surviving the merger as a wholly owned subsidiary of FinServ.

As a result of the transaction, each share of Katapult preferred stock issued and outstanding was converted into a number of shares of Katapult common stock and each share of Katapult common stock that was issued and outstanding immediately prior to the close was cancelled and converted into the right to receive the applicable portion of the merger consideration, in accordance with the Allocation Schedule, consisting of (i) cash consideration of $329.6 million, as determined under the merger agreement and further described herein, (ii) 42,412,994 shares of our common stock equal to (a) $754 million ($833 million less value of previously existing Katapult options converted to new options of $89 million plus $10 million of adjustments in accordance with the terms of merger agreement)., minus the aggregate amount of cash paid in clause (i), divided by (b) 10 and (iii) the applicable portion of the 7,500,000 restricted shares of our common stock that will vest upon, among other things, the achievement of certain earn-out thresholds prior to the sixth anniversary of the closing of the merger.

The PIPE Investment

In connection with the execution of the merger agreement, each of FinServ and certain third-party investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Agreements”) pursuant to which the PIPE Investors have purchased 15,000,000 newly-issued shares of Class A Common Stock issued at the closing of the merger.

2.    Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). We have elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The Transaction Accounting Adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon the consummation of the merger and the PIPE Investment.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the merger and the PIPE Investment as if they occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 gives effect to the merger and the PIPE Investment as if they occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the merger. FinServ and Katapult have not had any historical relationship prior to the merger. Accordingly, no pro forma Transaction Accounting Adjustments were required to eliminate activities between the companies. Amounts are presented in thousands, except for share and per share amounts or as otherwise specified.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 6,338 shares for $64.

The unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:

•        the unaudited consolidated financial statements of FinServ as of and for the three months ended March 31, 2021, and the related notes thereto, incorporated herein by reference;

•        the unaudited condensed consolidated financial statements of Katapult as of and for the three months ended March 31, 2021, and the related notes thereto, included in Exhibit 99.1 ;

•        the audited historical financial statements of FinServ as of and for the year ended December 31, 2020, and the related notes thereto, incorporated herein by reference;

•        the audited historical consolidated financial statements of Katapult as of and for the year ended December 31, 2020, and the related notes thereto, incorporated herein by reference; and

•        the sections entitled “FinServ’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated herein by reference, “Katapult’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included as Exhibit 99.3 and other financial information relating to FinServ and Katapult included elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the merger and PIPE Investment taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

3.    Accounting for the Merger

The merger is accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, although FinServ issued shares for outstanding equity interests of Katapult in the merger, FinServ was treated as the “acquired” company for financial reporting purposes. Accordingly, the merger was treated as the equivalent of Katapult issuing stock for the net assets of FinServ, accompanied by a recapitalization. The net assets of FinServ are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the merger are now those of Katapult.

Katapult was determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•        The former owners of Katapult hold the majority of voting rights in the combined company;

•        Katapult and its former owners have the right to appoint a majority of the directors in the combined company;

•        Katapult’s existing senior management team comprises senior management of the combined company;

•        The operations of the combined company represent the operations of Katapult; and

•        The combined company assumed Katapult’s name and headquarters.

4.    Capitalization

The following summarizes the pro forma ownership of our Common Stock following the Merger and PIPE Investment:

	Shares	%
Equity Capitalization Summary
Katapult Equity Holders(1)	49,912,956	51.6%
FinServ Public Stockholders	24,993,662	25.8%
FinServ Sponsor(2)	6,915,000	7.1%
PIPE Investors(3)	15,000,000	15.5%
Total Class A common stock	96,821,618	100.0%

____________

(1)      Based on Cash Consideration of $329.6 million and Stock Consideration of 49,912,956 shares of our common stock, including 7,500,000 restricted Earn-Out Shares subject to forfeiture, based on the balance of the Trust Account as of March 31, 2021 and resulting available distributable cash. As the total transaction value is $842.5 million, stock consideration, excluding the Earn-Out Shares, was 49,912,956 shares.

(2)      Includes 1,543,750 shares of our common stock subject to forfeiture in accordance with the Sponsor Agreement.

(3)      PIPE Investment consummated for $150 million, with 15,000,000 shares of Class A Common Stock issued to the PIPE Investors.

5.    Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

The pro forma notes and adjustments are as follows:

Pro forma notes

(A)    Derived from the unaudited balance sheet of FinServ as of March 31, 2021.

(B)    Derived from the unaudited condensed consolidated balance sheet of Katapult as of March 31, 2021.

Pro forma Transaction Accounting Adjustments

(a)     To reflect the net cash proceeds from the merger and the PIPE Investment as follows:

Release of Trust Account	$251,134	5(c)
Proceeds from PIPE Investment	150,000	5(i)
Payment to redeeming FinServ public stockholders	(62)	5(i)
Payment of Cash Consideration	(329,638)	5(i)
Payment of transaction expenses	(27,567)	5(i)
Payment of FinServ deferred underwriting fee payable	(9,350)	5(f)
Cash and cash equivalents	$34,517

(b)    To reflect the reclassification of $2,212 of deferred transaction costs to additional paid-in capital (see Note 5(i)).

(c)     To reflect the release of $251,134 from the Trust Account (see Note 5(a)).

(d)    To reflect the payment of $523 of accrued transaction costs (see Note 5(a)).

(e)     To reflect the exercise of $13,102 of Katapult warrants which were exchanged for our common stock as consideration for the merger (see Note 5(i)).

(f)     To reflect the settlement of $9,350 of deferred underwriting fees incurred during FinServ’s IPO that were paid upon completion of the merger (see Note 5(a)).

(g)    To reflect the conversion of $49,894 of Katapult’s redeemable convertible preferred stock (Series C), which were exchanged for our common stock as consideration for the merger. As such, this amount is reclassified to permanent equity (see Note 5(i)).

(h)    To reflect the reclassification of FinServ common stock subject to possible redemption of $193,273 to permanent equity. (see Note 5(i)).

(i)     To reflect the recapitalization of the combined company through the exchange of all the share capital of previously held Katapult common stock for our common stock and the following equity transactions:

Reclassification of Katapult redeemable convertible preferred stock	$49,894	5(g)
Reclassification of FinServ common stock subject to possible redemption	193,273	5(h)
Exercise of Katapult warrants	13,102	5(e)
Proceeds from PIPE Investment	150,000	5(a)
Payment to redeeming FinServ public stockholders	(62)	5(a)
Payment of Cash Consideration	(329,638)	5(a)
Payment of transaction expenses	(29,255)	5(a)
Total shareholders’ equity	$47,314

Under the terms of the merger agreement, the Cash Consideration paid to the sellers was reduced by any reduction of available distributable cash as a result of redemptions by FinServ public stockholders.

6.    Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2021

The pro forma notes and adjustments are as follows:

Pro forma notes

(A)    Derived from the unaudited consolidated statement of operations of FinServ for the three months ended March 31, 2021.

(B)    Derived from the unaudited condensed consolidated statement of operations of Katapult for the three months ended March 31, 2021.

Pro forma Transaction Accounting Adjustments

(a)     To eliminate general and administrative expenses incurred by FinServ which ceased upon closing of the merger.

(b)    To eliminate interest income earned on the Trust Account which was released upon closing of the merger.

(c)     To reflect the income tax effect of the pro forma Transaction Accounting Adjustments at Katapult’s effective tax rate of 18.4%. As a result of historical net operating losses and a full valuation allowance, there are no income tax expense adjustments to be presented for federal purposes in the unaudited pro forma condensed combined statement of operations.

(d)    The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares outstanding after the closing of the merger and the PIPE Investment, assuming the merger and the PIPE Investment occurred on January 1, 2020.

7.    Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

The pro forma notes and adjustments are as follows:

Pro forma notes

(A)    Derived from the audited statement of operations of FinServ for the year ended December 31, 2020.

(B)    Derived from the audited consolidated statement of operations of Katapult for the year ended December 31, 2020.

Pro forma Transaction Accounting Adjustments

(a)     To eliminate general and administrative expenses incurred by FinServ which ceased upon closing of the merger. Also includes the accelerated vesting of Katapult stock options of $452 and RSUs of $9,698 (including payroll taxes) that vested upon closing, and the accrual of additional transaction costs related to employee bonuses of $2,157.

(b)    To eliminate interest income earned on the Trust Account which was released upon closing of the merger.

(c)     To reflect the income tax effect of the pro forma Transaction Accounting Adjustments at Katapult’s effective tax rate of 2.1%. As a result of historical net operating losses and a full valuation allowance, there are no income tax expense adjustments to be presented for federal purposes in the unaudited pro forma condensed combined statement of operations.

(d)    The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of FinServ shares outstanding at the closing of the merger and the PIPE Investment, assuming the merger and the PIPE Investment occurred on January 1, 2020. Does not include the effect of warrants sold in the IPO and private placement to purchase 12,832,500 shares of Class A common stock in the calculation of diluted income per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the our unaudited condensed consolidated financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in the this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements. All dollar amounts are in thousands, unless otherwise specified.

Overview

We are an e-commerce focused financial technology company offering e-commerce point-of-sale (“POS”) lease-purchase options for nonprime U.S. consumers. Our fully-digital, next-generation technology platform provides nonprime consumers with a flexible lease purchase option to enable them to obtain durable goods from our network of e-commerce merchants. Our sophisticated end-to-end technology platform provides seamless integration with merchants, underwriting capabilities that exceed those of commonly available services, and exceptional customer experiences. See the section titled “Business” of this document for further details on our business.

Key events impacting our business are as follows:

•        COVID-19 — In March 2020, The World Health Organization recognized a global pandemic known as the coronavirus, or COVID-19. Due to the economic uncertainty that this has and can continue to cause, there is an added risk factor in the overall future outlook of the Company. During 2020, we implemented cost containment and cash management initiatives to mitigate the potential impact of the COVID-19 pandemic on our business and liquidity. We experienced positive performance during the pandemic due to increased customer activity and the resiliency of our business model. However, certain COVID-19 related trends underlying that positive performance may not continue at current levels. Management will continue to monitor any changes to the business as the pandemic continues throughout 2021.

•        Business Combination — On June 9, 2021, we announced that we had closed the merger with FinServ Acquisition Corp., a publicly traded special purpose acquisition company. Total consideration paid to our existing shareholders was $754 million ($833 million less value of previously existing Katapult options converted to new options of $89 million plus $10 million of adjustments in accordance with the terms of Merger Agreement). Cash proceeds from the transaction funded $329.6 million of cash consideration to our existing shareholders and $50 million of cash to our balance sheet. The cash components of the transaction were funded by FinServ’s cash in trust of $251 million as well as a $150 million private placement of common stock at $10 per share from various institutional investors. The balance of the consideration to our equity holders consisted of equity in us. Our previously existing equity holders will have the potential to receive an earn-out for an additional 7,500,000 shares if certain price targets are met as set forth in the Merger Agreement.

Key Performance Metrics

We regularly review several metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor.

Gross Originations

We measure gross originations to assess the growth trajectory and overall size of our lease portfolio. There is a direct correlation between gross origination growth and revenue growth. We define gross originations as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through our platform. Gross Originations may be useful to an investor because it helps to understand the growth trajectory of revenues.

The following table presents gross originations for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,		Change
	2021	2020	$	%
Gross Originations	$63,765	$37,213	$26,552	71.3%

Total Revenue, Unearned Revenue, and Bad Debt Recoveries

Total revenue represents the summation of rental revenue, other revenue, and service fees. Unearned revenue represents our liability for cash received from customers prior to the related revenue being earned, and bad debt recoveries represent customer payments for receivables that had previously been written off. Bad debt recoveries represent a reduction to bad debt expense in the period in which they are collected. We measure these metrics to assess the total view of paythrough performance of our customers. We believe looking at these components of our unaudited condensed consolidated financial statements is useful to an investor as it helps to understand the total payment performance of customers.

The following table presents total revenue and bad debt recoveries for the three months ended March 31, 2021 and 2020, as well as unearned revenue as of March 31, 2021 and December 31, 2020.

	Three Months Ended March 31,
	2021	2020
Total revenue	$80,635	$42,888
Bad debt recoveries(1)	1,401	498

____________

(1)      Bad debt recoveries represent 29% of total bad debt expense of $4,887 for the three months ended March 31, 2021 and 15% of total bad debt expense of $3,388 for the three months ended March 31, 2020.

	March 31, 2021	December 31, 2020
Unearned revenue	$3,032	$2,652

Gross Profit

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with U.S. GAAP. See the “Non-GAAP Measures” section below for a presentation of this measure alongside adjusted gross profit, which is a non-GAAP measure utilized by management.

Results of Operations

Comparison of the Three Months Ended March 31, 2021 and 2020

The following tables are references for the discussion that follows.

	Three Months Ended March 31,		Change
	2021	2020	$	%
Revenue
Rental revenue	$80,625	$42,578	$38,047	89.4%
Other revenue	10	264	(254)	(96.2)%
Service fees	—	46	(46)	(100.0)%
Total revenue	80,635	42,888	37,747	88.0%
Cost of revenue	52,882	27,333	25,549	93.5%
Gross profit	27,753	15,555	12,198	78.4%
Operating expenses:
Servicing costs	1,138	980	158	16.1%
Underwriting fees	467	479	(12)	(2.5)%
Professional and consulting fees	1,534	222	1,312	591.0%

	Three Months Ended March 31,		Change
	2021	2020	$	%
Technology and data analytics	1,715	1,828	(113)	(6.2)%
Bad debt expense	4,887	3,388	1,499	44.2%
General and administrative	3,599	1,924	1,675	87.1%
Total operating expenses	13,340	8,821	4,519	51.2%
Income from operations	14,413	6,734	7,679	114.0%
Interest expense and other fees	(4,140)	(2,985)	(1,155)	38.7%
Change in fair value of warrant liability	(358)	—	(358)	100.0%
Income before provision for income taxes	9,915	3,749	6,166	164.5%
Provision for income taxes	(1,825)	(79)	(1,746)	2210.1%
Net income and comprehensive income	$8,090	$3,670	$4,420	120.4%

Rental revenue

Rental revenue consists of revenue earned from property held for lease and agreed-upon charges related to lease-purchase agreements. Rental revenue increased by $38,047, or 89.4%, to $80,625 for the three months ended March 31, 2021, from $42,578 for the same period in 2020. We experienced a 71.3% increase in originations over the period due to the increase in consumer e-commerce activity and the addition of new merchant partners. The increase in rental revenue was also attributed to the addition of new merchant partners on our platform and the increase in originations from Wayfair Inc., which increased 57.7%.

Cost of revenue

Cost of revenue consists primarily of depreciation expense related to property held for lease, impairment of property held for lease, net book value of property buyouts, processing fees, and other costs associated with offering lease-purchase transactions to customers. Cost of revenue increased $25,549, or 93.5%, to $52,882 for the three months ended March 31, 2021, from $27,333 for the same period in 2020. This increase was primarily driven by the proportional increase in rental revenue and origination volume over this period. Cost of revenue as a percentage of total revenue increased to 65.6% for the three months ended March 31, 2021, compared to 63.7% in 2020. Cost of revenue increased as a percentage of total revenue due to accelerated lease depreciation estimates during the three months ended March 31, 2021.

Gross profit

Gross profit increased by $12,198, or 78.4%, to $27,753 for the three months ended March 31, 2021, from $15,555 for the same period in 2020. This was due to the individual revenue and cost of revenue drivers described above. These individual drivers were caused by an overall increase in performance on recently originated leases, which was due to improved underwriting and payment collection performance. Gross profit as a percentage of total revenue decreased to 34.4% for the three months ended March 31, 2021 compared to 36.3% for the same period in 2020 due to accelerated lease depreciation estimates during the three months ended March 31, 2021.

Operating expenses

The following tables quantify the dollar amounts of operating costs versus total revenue for the three months ended March 31, 2021 and 2020.

	Three Months Ended March 31,		Percentage of Total Revenue
	2021	2020	2021	2020
Total revenue	$80,635	$42,888
Servicing costs	1,138	980	1.4%	2.3%
Underwriting fees	467	479	0.6%	1.1%
Professional and consulting fees	1,534	222	1.9%	0.5%
Technology and data analytics	1,715	1,828	2.1%	4.3%
Bad debt expense	4,887	3,388	6.1%	7.9%
General and administrative	3,599	1,924	4.5%	4.5%

Servicing Costs

Servicing costs primarily consist of permanent and temporary call center support. Servicing costs increased by $158, or 16.1%, to $1,138 for the three months ended March 31, 2021, from $980 for the same period in 2020. This was primarily due to the increase in overall originations during the same period and was offset by scalability efficiencies achieved in the latter part of 2020 and 2021. Servicing costs as a percentage of total revenue decreased to 1.4% for the three months ended March 31, 2021 compared to 2.3% for the same period in 2020.

Underwriting fees

Underwriting fees primarily consist of data costs related to inputs from customer underwriting models. Underwriting fees decreased by $12, or 2.5%, to $467 for the three months ended March 31, 2021, from $479 for the same period in 2020. This was primarily due to scalability efficiencies achieved during the latter part of 2020 as we refined and continues to refine its customer underwriting model, specifically our ability to favorably renegotiate third party data costs, despite an increase in underwriting activity associated with increased revenue volume over the period. Underwriting fees as a percentage of total revenue decreased to 0.6% for the three months ended March 31, 2021, compared to 1.1% for the same period in 2020.

Professional and consulting fees

Professional and consulting fees primarily consist of corporate legal and accounting costs. Professional and consulting fees increased by $1,312, or 591.0%, to $1,534 for the three months ended March 31, 2021, compared to $222 for the same period in 2020. This increase was primarily driven by the pending business combination, which resulted in $676 of non-capitalizable expenses for the three months ended March 31, 2021 as well as an increase of $493 in accounting and legal fees in preparation of becoming a public company. Professional and consulting fees as a percentage of revenue increased to 1.9% for the three months ended March 31, 2021, compared to 0.5% for the same period in 2020.

Technology and data analytics

Technology and data analytics expense primarily consist of salaries and benefits for computer programming and data analytics employees that support our underlying technology and proprietary risk model algorithms. Technology and data analytics expense decreased by $113, or 6.2%, to $1,715 for the three months ended March 31, 2021, compared to $1,828 for the same period in 2020. This was primarily due to a greater portion of software development activities qualifying for capitalization in 2021 resulting in a net decrease in expense partially offset by the addition of employee headcount to continue the build-out of our technological infrastructure and continued improvement and management of our proprietary risk model algorithms. Technology and data analytics expense as a percentage of total revenue decreased to 2.1% for the three months ended March 31, 2021, compared to 4.3% for the same period in 2020.

Bad debt expense

Bad debt expense primarily consists of provisions for uncollectable accounts receivable, net of recoveries. Bad debt expense increased by $1,499, or 44.2%, to $4,887 for the three months ended March 31, 2021, compared to $3,388 for the same period in 2020. This increase was primarily driven by the proportional increase in originations over this period, which was offset by decreased charge-off rates due to better underwriting and payment collection performance. Bad debt expense as a percentage of total revenue decreased to 6.1% for the three months ended March 31, 2021, compared to 7.9% for the same period in 2020.

General and administrative

General and administrative expense consists primarily of payroll and related costs, stock-based compensation, occupancy costs, travel and entertainment, and other general overhead costs, including depreciation and amortization related to office equipment and software. General and administrative expense increased by $1,675, or 87.1%, to $3,599 for the three months ended March 31, 2021, from $1,924 for the same period in 2020. This increase is related to added headcount to support our growth trajectory, which drove a $1,201 increase in payroll costs within general and administrative expense in 2021. General and administrative expense as a percentage of total revenue was 4.5% for the three months ended March 31, 2021 and 2020. General and administrative expense as a percentage of total revenue were flat due to us achieving scale.

Non-operating income/expense

The following tables quantify the dollar amounts of non-operating income and expenses versus total revenue for the three months ended March 31, 2021 and 2020.

	Three Months Ended March 31,		Percentage of Total Revenue
	2021	2020	2021	2020
Total revenue	$80,635	$42,888
Interest expense and other fees	(4,140)	(2,985)	5.1%	7.0%
Change in fair value of warrant liability	(358)	—	0.4%	N/A

Interest expense and other fees

Interest expense and other fees increased by $1,155, or 38.7%, to $4,140 for the three months ended March 31, 2021, compared to $2,985 for the same period in 2020. This was primarily due to an increase in total outstanding principal balances on our debt during 2021. Principal balances increased due to increased origination volume combined with borrowings of a $50,000 term loan in Q4 2020. Interest expense and other fees as a percentage of total revenue decreased to 5.1% for the three months ended March 31, 2021 compared to 7.0% for the same period in 2020, which was primarily driven by lower interest rates on our debt facilities.

Change in fair value of warrant liability

The change in fair value of warrant liability was $358 for the three months ended March 31, 2021 and was $0 for the same period in 2020. The balance consists of changes in the fair value of our warrant liability driven by an increase in the fair value of this liability between December 31, 2020 and March 31, 2021. The increase in the fair value of the liability was mainly driven by an increase in the volatility assumption and decrease in discount rate assumption.

Provision for income taxes

Provision for income taxes was $1,825 for the three months ended March 31, 2021 and was $79 for the same period in 2020. This increase was primarily due to state income taxes on our estimated taxable income for the year ending December 31, 2021. Taxable income is expected to be generated in certain states where accelerated federal tax depreciation is disallowed. The primary driver of provision for income taxes for the three months ended March 31, 2021 was the state of California, where net operating loss carryforwards have been temporarily suspended for companies generating over $1,000 of taxable income.

Non-GAAP Measures

In addition to gross profit and net income, which are measures presented in accordance with U.S. GAAP, management believes that adjusted gross profit and adjusted EBITDA provide relevant and useful information which is widely used by analysts, investors, and competitors in our industry in assessing performance. Adjusted gross profit and adjusted EBITDA are supplemental measures of our performance that are neither required by nor presented in accordance with U.S. GAAP. Adjusted gross profit and adjusted EBITDA should not be considered as substitutes for U.S. GAAP metrics such as gross profit, operating income, net income, or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs underwriting fees, and bad debt expense. We believe that adjusted gross profit provides a meaningful understanding of one aspect of our performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA represents earnings before interest expense and other fees, taxes, depreciation and amortization on property and equipment, stock-based compensation, impairment on property held for lease, legal fees associated with investor transactions, loss on extinguishment of debt, employee recruiting costs, and transaction costs associated with the merger. We believe that adjusted EBITDA is a metric that provides additional insight into the quality of our earnings.

Adjusted gross profit and adjusted EBITDA are useful to an investor in evaluating our performance because these measures:

•        Are widely used to measure a company’s operating performance;

•        Are financial measurements that are used by rating agencies, lenders and other parties to evaluate our credit worthiness; and

•        Are used by our management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

The following table presents gross profit and adjusted gross profit for the three months ended March 31, 2021 and 2020.

	Three Months Ended March 31,		Change
	2021	2020	$	%
Gross profit and Adjusted gross profit
Total revenue	$80,635	$42,888
Cost of revenue	(52,882)	(27,333)
Gross profit	27,753	15,555	12,198	78.4%
Less:
Servicing costs	(1,138)	(980)
Underwriting fees	(467)	(479)
Bad debt expense	(4,887)	(3,388)
Adjusted gross profit	$21,261	$10,708	$10,553	98.6%

The reconciliations of net income to adjusted EBITDA for the three months ended March 31, 2021 and 2020 are as follows:

	Three Months Ended March 31,
	2021	2020
Adjusted EBITDA
Net income	$8,090	$3,670
Add back:
Interest expense and other fees	4,140	2,985
Change in fair value of warrant liability	358	—
Provision for income taxes	1,825	79
Depreciation and amortization on property and equipment	48	20
Impairment of leased assets	(625)	(246)
Stock compensation expense	80	77
Employee recruiting costs	106	34
Transaction costs associated with merger(a)	676	—
Adjusted EBITDA	$14,698	$6,619

____________

(a)      Consists of non-capitalizable transaction cost associated with the FinServ merger.

Liquidity and Capital Resources

To date, the funds received from previous common stock and preferred stock equity financings, as well as our ability to obtain lending commitments, have provided the liquidity necessary for us to fund its operations. The additional financing, provided from our business combination with FinServ, would provide additional equity capital and liquidity. If we are unable to generate positive operating cash flows, additional debt and equity financings may be necessary to sustain future operations.

Since 2018, our liquidity profile has improved each period due to increased earnings, increased liquidity from debt providers and decreased cost of debt as our credit profile has improved. We expect our effective interest rate and incremental borrowing rates to continue to decrease as a result of achieving profitability in 2020 and our expected profitability in the future. Additionally, we received a cash infusion of $50 million upon the closing of the Merger. We expect to be able to service our existing borrowing arrangements via our continuously improving operating cash flows and the ability to refinance or borrow additional capital, if needed.

The following table presents our cash, restricted cash, and accounts receivable, net, as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Cash	$67,788	$65,622
Restricted cash	2,877	3,975
Accounts receivable, net	1,343	1,636

Cash Flows

The following table presents cash provided by (used in) operating, investing, and financing activities during the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020
Net cash provided by (used in) operating activities	$7,257	$(1,088)
Net cash used in investing activities	(268)	(118)
Net cash (used in) provided by financing activities	(5,921)	5,231
Net increase in cash and restricted cash	$1,068	$4,025

Operating Activities

Net cash provided by operating activities was $7,257 for the three months ended March 31, 2021, an increase of $8,345 from $1,088 used in operating activities for the three months ended March 31, 2020. This reflects our net income of $8,090, adjusted for non-cash charges of $56,936 and net cash outflows of $57,768 from changes in our operating assets and liabilities. Non-cash charges consisted primarily of depreciation and amortization, which increased $18,014; net book value of property buyouts, which increased $5,429; impairment expense, which increased $1,096; and bad debt expense, which increased $1,499. Each of these increases were driven by the increased customer origination and lease-purchase activity discussed above.

Net cash used in operating activities was $1,088 for the three months ended March 31, 2020 and was due to purchases of property held for lease of $30,336 during the period, offset by depreciation and amortization of $18,048, net book value of property buyouts of $5,157, and impairment expense of $2,704.

Investing Activities

Net cash used in investing activities was $268 for the three months ended March 31, 2021 and was primarily due to purchases of property and equipment of $102 and increase in capitalized software of $166.

Net cash used in investing activities was $118 for the three months ended March 31, 2020 and was due to purchases of property and equipment of $48 and purchases of capitalized software of $70.

Financing Activities

Net cash used in financing activities was $5,921 for the three months ended March 31, 2021 and was primarily due to repayments of revolving line of credit of $6,547 which was offset by advances on the revolving line of credit of $542 and proceeds from exercise of stock options of $84.

Net cash provided by financing activities was $5,231 for the three months ended March 31, 2020 and was primarily due to proceeds from the revolving line of credit of $6,480 offset by principal repayments on the revolving line of credit of $1,249.

Financing Arrangements

From January 1, 2016, we completed the following transactions, each of which has provided liquidity and cash resources.

Revolving and Non-Revolving Lines of Credit

•        During 2016, we obtained a non-revolving line of credit facility with a lender holding shares of preferred stock, in which it may borrow a maximum of $100,000 subject to certain covenants and an 85% advance rate on eligible accounts receivable. At December 31, 2018, $19,603 was outstanding on this line of credit. At December 31, 2018, no additional borrowings were available. The note was secured by all of our assets and our subsidiaries. The annual interest rate on the principal was the greater of 18% or the sum of 17% plus the greater of 1% or the three-month average LIBOR rate. This facility was also subject to certain debt covenants as set forth in the loan agreement, which consist of maintaining lease performance metrics, financial ratios related to operating results, and lease delinquency ratios. The outstanding line of credit including unpaid principal and interest was due in November 2018 to the lender, but was extended to May 2019, unless there was an earlier event of default such as bankruptcy, default on interest payments, or a change of control. This line of credit was repaid in May 2019.

•        During 2017, we obtained a second non-revolving line of credit facility with a lender holding shares of preferred stock, in which it may borrow a maximum of $6,000, which was raised to $6,800 in 2018, subject to certain covenants and a 35% advance rate on eligible accounts receivable. In 2019, the maximum balance was raised to $16,000. At December 31, 2018, the total outstanding on this facility was $6,800. At December 31, 2019, the total outstanding on this facility was $16,000 less issuance costs of $197, netting to a total of $15,803. The issuance costs are amortized throughout the life of the loan through interest expense. The note was secured by all of our assets. The annual interest rate on the principal was 25% through August 2020. Beginning in September 2020, the annual interest rate stepped down to 19%. This facility was also subject to certain debt covenants as set forth in the loan agreement, which consisted of maintaining lease performance metrics, financial ratios related to operating results, and lease delinquency ratios. The outstanding line of credit including unpaid principal and interest was repaid in December 2020.

•        During 2019, we refinanced the first revolving line of credit facility with Midtown Madison Management, LLC as agent for various funds of Atalaya Capital Management (“Atalaya”), which resulted in a maximum of $50,000 for the initial commitment, with the lender having the right to increase to a maximum of $150,000 over time. We drew down the $50,000 facility upon the date of the refinancing. This is subject to certain covenants and an 85% advance rate on eligible accounts receivable. At December 31, 2019, the total outstanding on this line of credit was $40,280 less issuance costs of $582, netting to a total of $39,698. The issuance costs are amortized over the life of the loan through interest expense. The note is secured by all of our assets. The annual interest rate on the principal was the one-month LIBOR Rate plus 11% per annum through July 2020. Beginning in August 2020, the interest rate stepped down to one-month LIBOR plus 7.5% per annum. This facility is also subject to certain debt covenants as set forth in the loan agreement, which consist of maintaining lease performance metrics, financial ratios related to operating results, and lease delinquency ratios. The outstanding line of credit, including unpaid principal and interest, is due December 4, 2023 unless there is an earlier event of default such as bankruptcy, default on interest payments, or a change of control (excluding an acquisition by a SPAC), at which point the facility may become due earlier. On September 28, 2020, the maximum commitment was increased to a total of $125,000.

•        On December 4, 2020, we entered into the ninth amendment to its first revolving line of credit facility with Atalaya. This amendment provided the lenders with the right to increase the revolving commitment amount from $125,000 to $250,000. This right has not yet been exercised by the lender as of the date of this registration statement. Total outstanding principal under the revolving line of credit was $69,387 at March 31, 2021.

Long Term Debt

•        In September 2018, we obtained a bridge loan from a related party lender for $5,500. In November 2018, we amended this loan, which resulted in us increasing the principal amount by $2,000 for a total of $7,500. At December 31, 2018, the total outstanding balance on this loan was carried at $7,476, which is offset by issuance costs totaling $796, netting to a total of $6,680. At December 31, 2019, the total outstanding balance on this loan was carried at $7,492, which is offset by issuance costs totaling $298, netting to a total of $7,195. In May 2019, we amended the outstanding long-term debt of $7,500 which extended the maturity date from September 13, 2019 to December 31, 2021. The loan was repaid in December 2020.

•        The ninth amendment to the revolving line of credit facility with Atalaya also provided us with a senior secured term loan facility commitment of up to $50,000. We drew down the full $50,000 of this term loan on December 4, 2020. In conjunction with the amended loan and security agreement, we issued a warrant to purchase up to 4,988,719 Series C-1 Convertible Preferred Stock at an exercise price of $0.01 per share. Total outstanding principal on the term loan was $50,494 at March 31, 2021.

Convertible Notes

•        As a condition of our $5,500 bridge loan, the lender required the loan to be guaranteed by our current investors. In exchange for this guarantee, we issued $1,650 of convertible notes, which had a pricing feature to convert at a 20% discount to the share price of the next round of equity financing. In conjunction with our amendment of its $5,500 bridge loan (to increase the principal amount by $2,000), we issued an additional $600 of convertible notes with the same features mentioned above.

•        In February and March 2019, we issued an additional $2,500 in convertible notes for cash consideration. These convertible notes had stock warrants attached. Additional details pertaining to the stock warrants can be found in Note 10 to the consolidated financial statements for the year ended December 31, 2020.

•        In April 2019, all of our convertible notes converted to 17,061,472 shares of Preferred Stock Series C shares at a price of $0.3553 less 20%. This conversion event qualified as a non-qualified financing feature per the executed agreements. In conjunction with this event, we also recapitalized all preferred share classes into Series C preferred stock.

Equity

•        During 2019, we converted all outstanding Series A, Series A-1, Series A-2, Series B, Series B-1, and Series B-2 shares to Series C shares by issuing on a 1:1 ratio 24,773,767 Series C Preferred Shares. Additionally, we issued 17,061,472 Series C Preferred Shares valued at $6,062 to execute the conversion feature of the outstanding convertible notes. Furthermore, we raised additional equity of $9,506 by issuing 26,754,674 of Series C Preferred Shares.

•        We have issued warrants to purchase common stock to current and former lenders and investors between 2014 and 2019. The exercise prices of these warrants range from $0.01 per share to $1.7084 per share. The warrants do not convey any voting privileges or rights on declared dividends until they are converted into common stock by the holder. 5,480,831 warrants were outstanding as of March 31, 2021.

Contractual Obligations

The table below summarizes debt, lease and other minimum cash obligations outstanding as of March 31, 2021:

	Payments Due by Period
	Total	2021	2022 – 2023	2024 – 2025	Thereafter
	(in thousands)
Line of credit(i)	84,127	5,035	79,092	—	—
Long-term debt(ii)	66,662	4,672	61,990	—	—
Operating lease commitments	1,797	375	918	504	—
Total	$152,586	$10,082	$142,000	$504	$—

____________

(i)      Future cash obligations include scheduled interest payments due based on the interest rate of 9.5% as of March 31, 2021.

(ii)     Future cash obligations include scheduled interest payment due based on the interest rate of 9.0%, plus 3.0% paid-in-kind interest, as of March 31, 2021.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, as defined by applicable rules and regulations of the SEC, that are reasonably likely to have a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The preparation of our unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires our management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. We evaluate our significant estimates on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions, impacting our reported results of operations and financial condition.

We believe that the accounting policies described below involve a significant degree of judgment and complexity and have the greatest potential effect on our unaudited condensed consolidated financial statements. Accordingly, we believe these are the most critical to aid in fully understanding and evaluating our unaudited condensed consolidated financial condition and results of operations. For further information, see Note 2 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

Rental Revenue Recognition

Property held for lease is leased to customers pursuant to lease purchase agreements with a minimum term: typically one week, two weeks, or one month, with non-refundable lease payments. Generally, the customer has the right to acquire title and ownership either through a 90-day purchase option, an early purchase option (buyout) available prior to completion of the full agreement, or by completing all required lease payments, generally 12 or 18 months, for ownership. On any current lease, customers have the option to terminate the agreement at any time without penalty in accordance with lease-purchase agreement terms. Accordingly, customer agreements are accounted for as operating leases with lease revenues recognized in the month they are earned based on the accrual basis of accounting. Amounts received from customers who elect purchase options (buyouts) are included in rental revenue, when earned. Lease payments received prior to their due dates are deferred and recorded as unearned revenue and are recognized as revenue in the period in which they are earned. Rental revenue also includes agreed-upon charges assessed to customer lease applications. Payments are received upon submission of the applications and execution of the lease purchase agreements. Services are considered to be rendered and revenue earned over the initial lease term. We also may assess fees for missed or late payments, which are recognized as revenue in the billing period in which they are assessed if collectability is reasonably assured. Revenues from leases are reported net of sales taxes.

There are uncertainties involved with applying rental revenue recognition due to the non-prime nature of our consumers, and the conclusion about likelihood to pay after a customer goes delinquent.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded net of allowances for doubtful accounts. Accounts receivable consist primarily of lease receivables due from customers incurred during the normal course of business for lease payments earned not yet received from the customer. On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance for doubtful accounts or if any accounts should be written off based on past history of write-offs, collections, and current credit conditions. We maintain an allowance for doubtful accounts to provide for uncollected amounts based on historical collection experience and an analysis of the aging of receivables per the following categories: 1-30 days, 31-60 days, 61-90 days. This analysis results in the determination of loss rate percentages that are applied to outstanding receivables in each of these categories as of period end. We write off accounts receivables that are over 90 days contractually past due. Bad debt expense is classified in operating expenses within the unaudited condensed consolidated statements of operations and comprehensive loss. We do not require any security or collateral to support its receivables.

There are uncertainties involved in estimating the allowance for doubtful accounts due to unanticipated changes in the business environment, as well as factors and risks associated with our customers’ behaviors.

Stock-Based Compensation

We measure and record compensation expense related to stock-based awards based on the fair value of those awards as determined on the date of the grant. We recognize stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. We use the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the estimated fair value of stock-based awards. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, such as expected term, common share price, and volatility, which affect the fair value of each stock option. Forfeitures are accounted for as they are incurred. See Note 2 of our unaudited condensed consolidated financial statements for the three months ended March 31, 2021 for further details on the assumptions used in the Black-Scholes model.

There are uncertainties involved when recognizing stock-based compensation expense due to the lack of publicly available share price and volatility data for our Common Stock. Our valuation utilizes peer company volatility data as well as internally developed valuation models for the common share price which could vary from actual market results.

Income Taxes

We account for income taxes under the asset and liability method pursuant to ASC 740, Income Taxes. Under this method, we recognize deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on all available positive and negative evidence. The determination of whether a deferred tax asset will be realizable is a highly subjective decision based upon estimated future taxable income and could vary from actual results. We recognize a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such positions are then measured based on the largest benefit greater than 50% likelihood of being realized upon settlement with the related tax authority. The changes in recognition or measurement are reflected in the period in which the change in judgment occurs. We record interest and penalties related to unrecognized tax benefits in the provision for income taxes.

Property Held for Lease, Net

Property held for lease consists of furniture, consumer electronics, appliances, and other durable goods offered for lease-purchase in the normal course of business. Such property is provided to consumers pursuant to a lease-purchase agreement with a minimum term; typically one week, two weeks, or one month. The contemplated length of the agreement is typically 12 or 18 months. Consumers may terminate a lease agreement at any time without penalty. The average consumer continues to lease the property for 7 months because the consumer either exercises the buyout (early purchase) options or terminates the lease purchase agreement prior to the end of the 12 or 18 month lease term. As a result, property held for lease is classified as a current asset on the consolidated balance sheets.

Property held for lease is carried at net book value. Depreciation for property held for lease is generally provided using the income forecasting method and is included within cost of revenue. Under the income forecasting method, property held for lease is depreciated in the proportion of rents received to total expected rents received based on historical data, which is an activity-based method similar to the units of production method. We provide for impairment for the undepreciated balance of the property held for lease assuming no salvage value with a corresponding charge to cost of revenue. Impairment expense includes expense related to property identified as impaired based on historical data, including default trends, such that the recorded amount closely approximates actual impairment expense incurred during the period. We derecognize the undepreciated net book value of property buyouts as buyouts occur with a corresponding charge to cost of revenue. We periodically evaluate fully depreciated property held for lease, net. When it is determined there is no future economic benefit, the related assets and accumulated depreciation are written-off.

There are uncertainties involved when recognizing expenses related to property held for lease due to the subjective nature of the income forecasting method and estimated salvage value, which could vary from actual results.

Recently Issued and Adopted Accounting Pronouncements

See Note 2 to our consolidated financial statements included elsewhere in this filing for a discussion of accounting pronouncements recently adopted and recently issued accounting pronouncements not yet adopted and their potential impact to our unaudited condensed consolidated financial statements.

Material Agreements

Wayfair

We are party to a provider agreement with Wayfair Inc. dated November 24, 2020, whereby we provide Wayfair customers with lease-purchase options for certain Wayfair products directly on Wayfair’s customer website. We originated approximately 65% and 68% of our origination dollars for the three months ended March 31, 2021 and 2020, respectively through the Wayfair provider agreement. We originally entered into a merchant agreement with Wayfair in September 2018, which was superseded by the Wayfair provider agreement. The Wayfair provider agreement continues for successive two-year terms until terminated by either party. The agreement may be terminated at any time and for any reason provided that the terminating party provides written notice sixty days prior to the date of termination. Our provider agreement with Wayfair does not prohibit Wayfair from offering competing options from our competitors. Our provider agreement with Wayfair allows us to benefit from Wayfair’s product offering and market ourselves to a larger audience of consumers who may seek alternative payment options.

Emerging Growth Company

As of March 31, 2021, we are an emerging growth company, as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies, allowing them to delay the adoption of those standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period under the JOBS Act. As a result, our consolidated financial statements may not be comparable to the financial statements of companies that are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies. We will remain an emerging growth company for 5 years or until we achieve large accelerated filer status.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to a variety of market and other risks, including the effects of changes in interest rates, and inflation, as well as risks to the availability of funding sources and other risks.

Interest Rate Risk

The market risk inherent in our financial instruments and our financial position represents the potential loss arising from adverse changes in interest rates. As of March 31, 2021 and December 31, 2020, we have interest bearing debt with a principal amount of $120 million and $126 million, respectively.

Our revolving line of credit as of March 31, 2020 is a variable rate loan that accrues interest at a variable rate of interest based on the one month LIBOR rate, subject to a 2% floor, plus 7.5% per annum. As of March 31, 2021, the calculated interest rate is 9.5%.

Inflation Risk

We do not believe that inflation has had, or currently has, a material effect on our business.

Foreign Currency Risk

There was no material foreign currency risk for the three months ended March 31, 2021 and 2020. Our activities to date are conducted only in the United States.

BUSINESS

Company Overview

We are a next-generation platform for digital and mobile-first commerce focused on the non-prime consumer. We provide point-of-sale (POS) lease-purchase options for non-prime consumers challenged with accessing traditional financing products needed to obtain everyday durable goods. Our proprietary technology solution drives engagement with both our network of merchants and the underserved non-prime U.S. consumer. Our solution solves critical consumer pain points by transforming the way non-prime consumers shop for durable goods. Merchants benefit from higher retail conversion and greater marketing spend efficiency by reaching this underserved segment.

We are a business-to-business-to-consumer (“B2B2C”) platform, partnering with merchants and having direct relationships with consumers. The platform allows consumers a frustration-free checkout experience that is simple, easy and transparent. Consumers complete an easy application and our fully automated approval process generates a decision in five seconds or less on average. Our innovative lease-purchase option provides a pathway for consumers to gain access to the e-commerce durable goods they need from a growing community of quality retailers. We empower customers by providing flexibility in their lease-to-own arrangement. Customers can make payments on a weekly, bi-weekly, semi-monthly or monthly basis, and we offer transparent payment options, including allowing customers to continue making payments for their full renewal term, exercise an early purchase option (buyout), or return items if they have life cycle events or decide their needs change. We never charges late fees.

Our solution empowers merchants to more efficiently promote and move inventory. Our innovative lease-purchase options allow merchants to reach a previously inaccessible customer, providing greater revenue opportunities. We provide merchants with access to an expanded consumer segment, drives incremental sales and lowers customer acquisition cost. Our approach adds value throughout the full customer life cycle, from acquisition, to conversion, to repeat transactions; in fact, the customer repeat transaction rate at December 31, 2020 was 48% and growing.

We also have platform integrations with leading e-commerce platforms and prime lenders. Through e-commerce platform integrations with Shopify, BigCommerce, Magento, and WooCommerce, among others, we can complete initial integrations with merchants rapidly and with little effort. Our prime lender partnerships lead to higher approval rates for merchants, ensuring that consumers have options at the checkout and merchants make the most of every consumer site visit. This model allows us to scale rapidly by expanding merchant relationships and increasing customer loyalty by providing an easy, simple and transparent user experience.

Our technology-powered platform delivers attractive options to non-prime consumers in need of goods. Alternative payment options and traditional risk and credit underwriting models can be complicated, misleading and limiting to both consumers and merchants. In comparison, our maximum cost-to-own can be significantly less than alternatives that are not well-suited for e-commerce experiences and are built on legacy infrastructure and lack transparency. In contrast, we ar e-commerce born and bred, offering a simple click-to-ship checkout and employing sophisticated underwriting models that accurately reflect the ability to pay of non-prime consumers.

Technology is at the core of everything we do from simplifying the customer experience to driving repeat transactions. Our proprietary risk model translates to higher approval rates and higher contribution margin, with less than 3% fraud rate across the portfolio. We define fraud in this context as transactions in which customers initiate a lease-to-own transaction but make no subsequent payments after origination. Our sophisticated machine learning models have been built on alternative data sets, including data from over 500,000 lease-to-own transactions and over five years of repayments. Furthermore, the platform’s risk management models are built to perform better as the we grow, as additional data from new lease-purchase transactions is continuously incorporated into the platform’s algorithms and business practices, and as lease performance improves.

We have already achieved significant scale, but we are just getting started. As of December 31, 2020, we have approved more than 1.6 million customers since inception and is growing rapidly. Approximately 48% of leases facilitated through the platform during the year ended December 31, 2020 were with repeat consumers. Our net promoter score (NPS) of 58 for the fiscal year ended December 31, 2020, exceeds those of many legacy financial institutions and reflects the company focus on treating customers with dignity, respect and support. NPS is a score that measures the likelihood of users to recommend a company’s products or services to others, and ranges from a low of negative 100 to high of positive 100, and benchmark scores can vary significantly by industry. A score greater than zero represents a company having more promoters than detractors.

For the years ended December 31, 2020 and 2019, revenue was approximately $247 million and $92 million, respectively, representing period-over-period revenue growth of approximately 169%. We generated net income of approximately $22.5 million for the fiscal year ended December 31, 2020. We incurred a net loss of approximately $18.8 million during the fiscal year ended December 31, 2019.

Katapult

Katapult is an e-commerce focused FinTech company offering an innovative lease financing solution to consumers and enabling essential transactions at the merchant point of sale

→ Consumers gain access to high quality e-commerce retailers and the ability to obtain the items they need

→ Merchants gain access to a new customer base driving material revenue growth

QUICK FACTS

E-COMMERCE LEADER
Over 150 online merchants on platform

GROWING CONSUMER BASE
1.4 Million+ Approved

ACCELERATED GROWTH
100%+ origination growth for 3 consecutive years

SOLID PROFITABILITY
Net income of 18.7M for 9 months ended Sept 30, 2020

SPEED & CONVENIENCE
Decisioning in less than 5 seconds

CUSTOMER SATISFACTION
Net Promoter Score Return of +47

CONFIDENTIAL – NOT FOR DISTRIBUTION | 1

Industry Background

Our innovative lease-purchase platform offers consumers an alternative to traditional financing of electronics, computers, home furnishings, appliances and other durable goods. According to the Federal Reserve Bank of New York, approximately 38% of U.S. consumers have non-prime credit. Non-prime consumers typically do not have sufficient cash or credit to obtain these goods, and we create a pathway to elevate these consumers’ experiences.

Lease-to-own transaction

A lease-to-own transaction is a flexible alternative for consumers to obtain and enjoy brand name merchandise with no long-term obligation. Key features of our lease-to-own transactions include:

•        Access to high quality e-commerce retailers.    We are a transaction option at checkout for well-known e-commerce merchants such as Wayfair, Lenovo, Nectar, and Purple.

•        Convenient payment options.    Customers make payments on a weekly, bi-weekly, semi-monthly or monthly basis. Payments can be automatically charged to the customer’s authorized credit card, checking account or debit card. Additionally, customers may make additional payments and exercise cost-saving early payment options.

•        No long-term commitment.    Customers have the flexibility of no long-term commitment and may return the item under the terms of the lease agreement if he or she does not exercise a purchase option or renew the lease.

Rapid growth of e-commerce durable goods

According to Canaccord Genuity, e-commerce durable goods spend is estimated at approximately $180 billion in 2020 and expected to grow to approximately $300 billion by 2023. We believe this growth trend indicates that commerce is rapidly moving online, and that Gen Z and Millennials are moving away from brick and mortar retail in favor of the ease and flexibility offered by shopping online. E-commerce penetration as a percent of total commerce in the United States has risen from 16% in 2019 to 33% in 2020, according to McKinsey.

Rise of the digital native consumer

Digital native brands and online retailers rely on technology and data to attract new customers and drive incremental sales. Online and mobile-first e-commerce has given rise to the digital native consumer, who expects easy-to-use, self-checkout experiences delivered through mobile devices. We believe the growth in e-commerce proves that consumers increasingly desire to transact for durable goods through digital channels and are seeking digital and mobile-first payment options to support those transactions.

E-Commerce merchants face rising customer acquisition costs, and are seeking alternative solutions

To attract the digital native consumer and broaden customer bases, merchants have been forced to turn to increasingly costly discounts or promotional marketing channels, such as online and social media advertising. As a result, online merchants of all sizes are looking to alternative strategies to acquire, convert, and retain customers more efficiently and cost effectively.

Our Solution

We are transforming the way non-prime consumers do business by providing a seamless, easy, and transparent application and checkout experience.

Consumer Features

•        Lease-to-own of durable goods.    We empower consumers with access to a path to ownership for high-quality e-commerce retail goods they need.

•        Simple process and efficient approval.    Through an easy 3-step application process requiring basic information inputs and no credit check, consumers receive fully-automated approval in less than 5 seconds.

•        Flexible payment options.    Customers have the option to lease to full term and then own their items. To lower the total cost, during the first 90 days customers have an option to purchase for a total cost-to-own of the cash price plus a 5% fee. A $45 fee is also charged in certain states. After 90 days, an early purchase option is available any time allowing customers to purchase the item for significantly less than the full-term cost-to-own. Our customers have the flexibility of no long-term commitment and may return the item under the terms of the lease agreement if he or she does not exercise a purchase option or renew the lease.

The total cost a customer may pay in connection with our lease-purchase transaction depends on certain factors, including, but not limited to: (1) total cost limitations, which vary across states and generally range between 2.0 and 2.25 times the cash price, referred to as the Lease Multiple, (2) the maximum length of the term (typically 12-18 months), (3) whether the early purchase option (buyout) is exercised, and (4) whether the customer exercises her or his right to terminate the lease, without penalty if current, thereby ending additional renewal payment obligations. In general, during the first ninety (90) days, our customers have the ability to purchase the good for the cash price of the item plus 5% and any applicable fees (including initial fees, where applicable) and taxes. After ninety (90) days, but prior to reaching the maximum renewal term, the consumer may exercise the purchase option at a discount on the remaining lease renewal payments (typically 55–65% of the remaining renewal payments).

Customers may renew through the maximum term at which point they will have paid approximately 2 times the cash price to own the item. Customers have the option to terminate the lease at any time with no penalty or further obligation (other than the lease cost already incurred). Lease-purchase transactions, unlike credit or a loan, are not subject to variable interest rates and do not include finance charges. Below is an illustrative timeline depicting the total cost a customer would pay at certain points during the life of the transaction:

Merchant Features

•        Marketing capabilities.    We enable merchants to offer non-prime consumers an attractive option, coupled with tools and digital resources to attract, identify and educate consumers on the Katapult option for paying over time.

•        Analytics.    We provide merchants with insightful analytics that help them understand performance and activity associated with non-prime applications. The platform also highlights other key insights into customers’ shopping habits to help merchants optimize customer conversion and customer acquisition costs.

•        Client success support.    Our high-touch client success team partners with merchants to analyze and interpret the insights delivered through the merchant dashboard. Our team conducts in-depth user experience analyses of merchant online storefronts, providing custom recommendations for the ideal mix and display of our product offerings to present to customers in order to optimize average order values and conversion rates.

•        Simple integration and highly customizable solution.    Our off-the-shelf, custom integration options provide flexibility and seamlessness to merchants seeking efficient and effective rollouts of digital POS solutions.

•        Developer documentation.    Our developer portal contains extensive and engaging developer documentation that makes it easy for any developer to integrate via turnkey solutions, custom APIs, hosted programs, or other integrations, and maximize the benefit of all that we offer both merchants and consumers.

Merchants realize the following benefits:

•        More customers.    Merchants add incremental customers from the non-prime segment who otherwise might not be shopping on their site.

•        Better conversion.    Merchants experience increased customer conversion when they offer our platform as customers have an attractive financing solution.

•        High rate of repeat customers.    Our easy-to-use platform has generated a loyal following of repeat consumers. At December 31, 2020, our repeat customer rate was 48%.

•        Broader target market.    We enable merchants to achieve incremental sales and expand their target market by creating lease-purchase opportunities for non-prime consumers.

•        Ease of integration.    Our direct application programming interface, or API, allows for fast integration with minimal investment. Merchants can easily connect the platform to online shopping cart, and we provide a dedicated integration team to ensure efficient rollouts.

We currently have over 150 total merchants on the platform. Among e-commerce and prime lender partners, we currently have low single digit penetration, which provides significant embedded upside potential.

Approach to fraud management

We use a complex set of proprietary approval and existing customer modeling to achieve low levels of fraud and high payment performance, thereby protecting consumers, merchants, and us. We have less than 3% fraud rates across the portfolio. We define fraud in this context as transactions in which customers initiate a lease-to-own transaction but make no subsequent payments after origination. The platform checks approximately 100 transaction attributes and up to 2,000 data points in aggregate across the fraud detection and risk models, from a minimum of seven user inputs consumers provide and data acquired from other sources.

Our fraud management platform continuously learns and improves. The platform has 5+ years of transaction history on over 500,000 lease-to-own transactions. As additional data from new transactions is continuously incorporated into the algorithms and business practices, lease performance improves, driving down fraud and charge-off rates.

Developer-first approach to integration

Our platform is easy and seamless to integrate regardless of integration method:

•        Platform plug-in:    Our API is fast and easy to integrate with a number of high traffic e-commerce platforms, including Shopify, Magento, WooCommerce and BigCommerce. Integrations with these platforms allow merchants to offer our platform as an option at checkout, process our charges in their order management system, and gain access to the platform’s analytics software — all without sacrificing control over customer experience.

•        Direct API:    Our API enables merchants to fully control the placement and experience of our offering, leading to the seamless integration of our lease-purchase option into the merchant’s existing infrastructure.

•        Waterfall partnerships:    A waterfall is where the application will flow from the prime lender to other financing and lease-purchase options automatically; this gives the consumer the best option for their situation. Our technology supports a sophisticated integration with these partners and ensures a smooth and efficient customer transaction experience during application and checkout.

Our Competitive Advantages

Native e-commerce solution

From inception, we were born and bred to be an e-commerce solution for consumers and is currently the only non-prime consumer POS lease-purchase platform focused on e-commerce. We offer a fully-digital, seamless and differentiated platform driven by proprietary technology and risk models that have been developed over several years of refinement and data collection. Furthermore, we believe the platform offers industry leading flexibility, customization and scalability.

Technology, engineering talent and product architecture

Our proprietary technology platform is essential to our core operations. We utilize modern, cutting-edge technology including sophisticated behavioral machine learning models and cloud-based computing to offer a seamless digital consumer experience on the front end as well as a constantly evolving real-time decision engine on the back end. In order to build these proprietary, innovative and secure products, we place a significant emphasis on identifying and employing talented and driven technology-focused professionals and engineers. This is highlighted by the fact that as of December 31, 2020, approximately 60% of salaried employees were in product, data analytics and technology-related roles.

Data driven

In conjunction with the proprietary technology platform we have built, secure data collection, accumulation and analysis provides us with meaningful insights that allow the business to perform better. As additional data from new transactions is continuously incorporated into the risk assessment models, algorithms and business practices the lease performance improves over time. This allows us to further mitigate repayment and fraud risk resulting in higher approval rates and contribution margin. Additionally, we leverage customer preference and activity data to identify opportunities for repeat business, new customer offerings and general performance enhancements.

Proprietary risk assessment models

Our proprietary, end-to-end technology platform is custom built for the volume and data-intensity of e-commerce. Our highly predictive proprietary score outperforms the industry in fraud detection and false positive rates. The system is non-FICO based, relying on internally developed scoring and analytics to identify the right customers for the lease-purchase offering. Behavioral learning-based risk models are custom built to effectively price risk and provide customized recommendations. The platform considers data beyond traditional credit scores, such as lease history, behavioral biometrics and mobile device information to predict repayment ability, and leverages this with real-time response data.

Our risk models and highly predictive proprietary scores outperform standard industry sources and our potential competitors. Our sophisticated behavioral learning mitigates credit and fraud risks. We have less than 3% fraud rates across the portfolio and has strong repayment and collections performance. We define fraud in this context as transactions in which customers initiate a lease-to-own transaction but make no subsequent payments after origination.

Katapult's highly predictive proprietary score outperforms the industry

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For example, at a cutoff that approves 70% of true good payers, the Katapult score will have a 23% false Positive rate while 3rd Party off-the-shelf score will be 57%
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Katapult Score
Fraud Point Score by 3rd Party Off-the-Shelf

We have made substantial investments in underwriting technology and analytics platforms to support rapid scaling, innovation and regulatory compliance. Data scientists and risk analysts use the risk infrastructure to build and test strategies across the entire underwriting process, using alternative credit data, device authentication, identity verification, and many more data elements. Our real-time proprietary technology and risk analytics platform is unique among competitors in successfully underwriting non-prime online consumers. In addition, all applications are processed instantly with approvals and spending limits provided within seconds of submission.

Lean and scalable model

Compared to brick-and-mortar non-prime options, which are suffering from the same headwinds as traditional retail stores, we have been successful in addressing the non-prime consumer through POS solutions on e-commerce merchant websites.

We believe our model is more efficient and scalable for the following reasons:

•        As transaction volume grows, we achieve more operating leverage. Our model is primarily driven by a technology platform that does not require significant increases in operating overhead to support sales growth.

•        We serve lease-to-own consumers across the United States without brick-and-mortar stores. We do not have any of the costs associated with physical stores and the personnel needed to operate them.

•        We have no inventory risk and offers a completely drop-ship option. We do not have any of the costs associated with buying, storing and shipping inventory. Instead, goods are shipped directly to consumers.

Our Growth Strategies

We have several strong levers for growth beginning with a substantial opportunity to increase market share of the e-commerce durable goods market. We currently capture less than 1% of the 2020 durable goods e-commerce market.

We believe we will continue to significantly benefit from increasing e-commerce adoption, deepening relationships with existing merchants, and further partner platform penetration. New merchants and partner POS integrations, as well as product enhancements and new product diversification also represent meaningful growth drivers. Additionally, we can offer data analytics services to merchants and partners, as well as develop merchant co-marketing initiatives and dynamic consumer scoring models to further drive growth.

Our multi-pronged growth strategy is designed to continue to build upon the momentum generated so far in order to create opportunities that drive even greater value for consumers and merchants. Near-term areas of focus include expanding to higher-frequency transactions, expanding customer reach, and expanding merchant reach.

Significant levers for continued organic growth

•        Continued durable goods e-commerce adoption.    U.S. e-commerce durable goods spend is estimated at approximately $180 billion in 2020 and expected to grow to approximately $300 billion by 2023. We estimate the e-commerce durable goods market opportunity targeting an underserved population at $40 – $50 billion based on 38% of U.S. consumers being underserved by prime credit products. We believe we are well-positioned to address this market as more consumers and merchants transact on the platform. We believe we are the only non-prime consumer POS lease-purchase platform primarily focused on e-commerce in the U.S.

•        Deepen relationships with existing merchants.    Today, our transactions represent a small percentage of the average transaction volume for merchants on the platform. As more consumers become aware of the ease and transparency of using our platform and as we proactively builds relationships with merchants through dedicated sales and customer success teams, we believe we can significantly increase share of existing merchants’ overall transaction volumes.

•        Further platform partner penetration.    We have identified thousands of eligible merchants offering durable goods that could benefit from access to our platform. We plan to pursue business relationships with eligible merchants on these platforms, as well as identify and integrate its platform into new or emerging systems to attract additional merchant communities.

•        New merchant and partner POS integrations.    We have the opportunity to significantly increase the number of integrated merchants on the network through its dedicated sales team. Our differentiated technology, integration capabilities, and focus on customer experience wins merchants seeking greater access to non-prime consumers.

•        Product enhancements and new product diversification.    As we continue to help merchants increase conversion rates, repeat transaction rates and customer satisfaction, we plan to enhance its current product offering and diversify with new product development.

Expand to higher-frequency transactions

We have successfully demonstrated how its solutions can enable and accelerate commerce for larger purchases. A key principle of the next phase of growth is expanding into higher-frequency transactions, which will position us to increase engagement with consumers and merchants. We believe this will lead to increased transaction volume on the platform, as well as the expansion of the consumer and merchant network.

Expand consumer reach

•        Add more consumers to the network.    As more consumers join the network, our risk models become even more efficient and robust, allowing us to reach more non-prime consumers reliably. Merchant co-marketing initiatives will aim to attract new consumers to try lease-to-own as a payment option.

•        Drive repeat use.    We aim to continue driving repeat use of its platform by treating customers with respect, identifying consumer needs, focusing on customer satisfaction and delivering advanced data analytics to merchants.

•        Innovate on new product solutions.    We are still at the beginning stages of future product roadmaps and is focused on continuing to innovate and bring new financial partnerships and products to market for non-prime consumers.

MANAGEMENT

Management and Board of Directors

The following table sets forth certain information regarding our directors and executive officers who are responsible for overseeing the management of our business.

For biographical information concerning the executive officers and directors, see below.

Name	Age	Position
Orlando Zayas	58	Chief Executive Officer and Class III Director
Karissa Cupito	40	Chief Financial Officer
Derek Medlin	38	Chief Operating Officer and Secretary
Chris Masto	53	Class I Director
Joanne Bradford	57	Class I Director
Bruce Taragin	51	Class II Director
Lee Einbinder	61	Class II Director
Brian Hirsch	47	Class III Director
Don Gayhardt	56	Class III Director

Executive Officers

Orlando Zayas has been the Chief Executive Officer of Katapult since September 2017. Prior to that, Mr. Zayas was the Chief Executive Officer of DRB Capital from January 2017 to September 2017. Prior to DRB Capital, Mr. Zayas was the President of TEMPOE, LLC. Mr. Zayas has a B.B.A. from the University of Houston and a M.B.A. from the University of Texas. We believe Mr. Zayas is qualified to serve on our board of directors due to his deep knowledge of the Company and executive leadership experience.

Karissa Cupito has been the Chief Financial Officer for Katapult since November 2017 and oversees the financial operations including accounting, tax, treasury, financial planning, reporting, and capital markets. Prior to joining Katapult, Ms. Cupito oversaw all accounting functions for CaaStle, a NYC-based start-up subscription fashion business, from March 2017 through November 2017. Prior to that, Ms. Cupito was the Chief Financial Officer for TEMPOE, LLC from January 2016 through March 2017. Ms. Cupito has a B.S. and Masters of Accountancy from Miami University.

Derek Medlin has been the Chief Operating Officer and Secretary of Katapult since July 2018. Prior to that, Mr. Medlin was the Executive Vice President of Operations for Katapult from July 2017 to July 2018. Before joining Katapult, Mr. Medlin was an Executive Director at JPMorgan Chase from 2014 to 2017, Vice President at Elavon (U.S. Bank) from 2009 to 2014, and a Senior Analyst at Pyramid Research from 2006 to 2009. Mr. Medlin has a B.A. and M.I.B. from Georgia State University.

Non-Employee Directors

Don Gayhardt has been a director of Katapult since April 2017. Mr. Gayhardt has been the Chief Executive Officer of CURO Group Holdings Corp., or CURO, since January 2012, President since July 2013 and on the CURO board of directors since December 2012. Prior to joining CURO, Mr. Gayhardt served in various capacities at Dollar Financial Corp. (now known as DFC Global Corp.) from 1990 to 2008, including President and a member of the board of directors from 1998 to 2008. During his time with Dollar Financial, the company expanded from 60 stores to over 1,100 and revenue increased from $14 million to over $550 million. Since 2008, Mr. Gayhardt has been an investor and advisor to a number of finance, financial technology and retail businesses. Mr. Gayhardt served on the board of directors of Beneficial Bancorp Inc. until March 2019 when it merged into WSFS Financial Corporation. We believe Mr. Gayhardt is qualified to serve on our board of directors due to his extensive executive leadership background in the financial services industry and financial experience with publicly-traded companies.

Chris Masto is Co-Founder and Senior Advisor at FFL Partners, a private equity firm, which he co-founded in 1997 and where, until 2017, he served as a Partner, member of the Investment Committee and member of firm leadership. Mr. Masto transitioned to a Senior Advisor role in 2017. Prior to co-founding FFL Partners, Mr. Masto worked as a management consultant with Bain & Company and an investment banker at

Morgan Stanley & Co.. Mr. Masto also currently serves on the board of directors of CURO Group Holdings Corp. (Lead Independent Director), Resident Home (Co-Chair) and VolunteerMatch.org, and is an Advisory Board Member of Valo Ventures. He was previously a Director of Tempur Sealy International (NYSE: TPX) and Chairman of TriTech Software Systems. Mr. Masto graduated magna cum laude from Brown University with an Sc.B. in Electrical Engineering, and received an MBA from Harvard Business School. We believe Mr. Masto is qualified to serve on our board of directors due to his extensive background in private equity and investment banking and considerable experience in strategic planning and finance.

Lee Einbinder has been the Chief Executive Officer and a Director of FinServ since inception. Mr. Einbinder has over 30 years’ experience as an M&A and capital markets advisor to financial services and FinTech companies. Previously, until August 2019, Mr. Einbinder was a Vice Chairman at Barclays and was responsible for senior client relationships across the financial services industry, including Banks, Specialty Finance, Financial Technology, Asset Management and Financial Sponsors. Mr. Einbinder was at Barclays since the acquisition of Lehman Brothers in 2008, and during that time was also co-Head of the Financial Institutions Group and a member of the Investment Banking Operating Committee. Prior to joining Barclays, Mr. Einbinder worked at Lehman Brothers from 1996 to 2008, where he was Head of the Specialty Finance group and founded the Financial Technology group. He previously worked in similar capacities at CS First Boston and Salomon Brothers. He received his M.B.A. with Distinction from the Wharton School and his B.S.E. cum laude from Princeton University. We believe Mr. Einbinder is qualified to serve on our board of directors due to his extensive finance and investment experience.

Bruce Taragin has been a director of Katapult since March 2019. Since 1998, Mr. Taragin has been a Managing Director of Blumberg Capital, an early stage venture capital firm that focuses primarily on emerging technology companies. Prior to joining Blumberg Capital, Mr. Taragin co-founded and held several senior management positions within technology companies including Charles River Computers. Mr. Taragin also structured and managed early-stage technology transactions at Hambrecht & Quist, Mayer Brown & Platt and Bankers Trust Company. Mr. Taragin has a B.A. from Yeshiva University, and a M.B.A. and J.D. from Fordham University. We believe that Mr. Taragin is qualified to serve on our board of directors due to his more than 25 years of experience as a venture capital investor, entrepreneur, technology investment banker and corporate attorney.

Brian Hirsch has been a director of Katapult since November 2016. He is a Co-Founder and Managing Partner of Tribeca Venture Partners, or TVP, which he formed in 2011, where his investment interests include entrepreneurial startups and high growth companies in numerous sectors, including marketplaces, fintech, SaaS, edtech and consumer related businesses. Prior to founding TVP, Mr. Hirsch was a founder and Managing Director of Greenhill SAVP, the venture capital arm of Greenhill & Co., Inc., from 2006 to 2011. In total, Mr. Hirsch has been a venture capitalist and early stage tech investor for over twenty-three years. He currently serves on the board of directors of numerous private technology companies. Mr. Hirsch holds a B.A. in economics and American studies from Brandeis University. We believe that Mr. Hirsch is qualified to serve on our board of directors due to his experience providing guidance and counsel to, including serving on the boards of directors of, a wide variety of companies across different sectors, as well as his experience as a venture capitalist.

Joanne Bradford was most recently through May of 2021 the President of Honey Science Corporation, an e-commerce technology platform acquired by PayPal in January 2020. Before joining Honey, Ms. Bradford served as chief operating officer and chief marketing officer of SoFi, a leading FinTech company from July 2015 to July 2019. Prior to that, Ms. Bradford joined Pinterest in 2013, where she served as head of partnerships and led global commercial and content partnerships, platform adoption and monetization efforts. Earlier in her career, she was senior vice president at Yahoo! where she led all sales, marketing, and operations across North America, and also served as the chief revenue officer at Microsoft. Additionally, Ms. Bradford has held executive leadership positions at The San Francisco Chronicle and BusinessWeek. Throughout her career, she has had significant impact leading product marketing, business development and programming, as well as building global sales and marketing teams. Ms. Bradford’s achievements include Forbes Top CMO list, Ad Age 100 Most Influential Women in Advertising and Recipient of the Bill Gates Chairman’s Award at Microsoft. Ms. Bradford has served on the executive board of a number of organizations, including Wave, Comscore, anti-poverty charity CARE and currently the Unified Access Management provider OneLogin and game-based learning platform Kahoot!. She is also a founding advisor to Lean In. Joanne has a Bachelor of Arts in journalism with an emphasis in advertising from San Diego State University. We believe that Ms. Bradford is qualified to serve on our board of directors due to her extensive experience in the technology sector, including FinTech.

Corporate Governance

We have structured our corporate governance in a manner we believe will closely align our interests with those of our stockholders following the merger. Notable features of this corporate governance include:

•        we will have independent director representation on our audit, compensation and nominating and corporate governance committees immediately at the time of merger, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•        at least one of our directors will qualify as an “audit committee financial expert” as defined by the SEC; and

•        we will implement a range of other corporate governance best practices, including placing limits on the number of directorships held by its directors to prevent “overboarding” and implementing a robust director education program.

Role of Board in Risk Oversight

The board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the board of directors by the audit committee. The audit committee represents the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. In addition, our board of directors receives periodic detailed operating performance reviews from management.

Board Committees

The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may from time to time establish other committees.

Our Chief Executive Officer, Chief Financial Officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee

Our audit committee consists of Messrs. Gayhardt, Einbinder and Taragin, with Mr. Garyhardt serving as Chairperson. Each proposed member of the audit committee will qualify as an independent director under the Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Following the merger, our board of directors will determine which member of our audit committee qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the Nasdaq.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our board of directors in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.

Our board of directors has adopted a written charter for the audit committee which is available on our website.

Compensation Committee

Our compensation committee consists of Ms. Bradford and Messrs. Hirsch and Gayhardt, with Ms. Bradford serving as Chairperson.

The purpose of the compensation committee is to assist our board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.

Our board of directors has adopted a written charter for the compensation committee which is available on our website.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee, consisting of Messrs. Taragin, Einbinder and Masto, with Mr. Taragin serving as Chairperson. The purpose of our nominating and corporate governance committee is to assist our board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying board of directors members qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to us, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.

Our board of directors has adopted a written charter for the nominating and corporate governance committee which is available on our website.

Code of Business Conduct

We have adopted a new code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that our Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers that will serve as a member of our board of directors or compensation committee.

Director Compensation

For fiscal year 2020, we did not provide director compensation to our non-employee directors. However, all of our non-employee directors are reimbursed for their reasonable out-of-pocket expenses related to their services as a member of our board of directors. In connection with the merger, we intend to approve and implement a non-employee director compensation policy.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for Katapult’s named executive officers who are identified in the 2020 Summary Compensation Table below. This discussion may contain forward-looking statements that are based on Katapult’s current plans, considerations, expectations and determinations regarding future compensation programs.

Overview

We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as we are an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2020 exceeded $100,000 and who were serving as executive officers as of December 31, 2020. We refer to these individuals as “named executive officers.” For 2020, Katapult’s named executive officers were:

•        Orlando Zayas, Chief Executive Officer

•        Karissa Cupito, Chief Financial Officer

•        Derek Medlin, Chief Operating Officer

We expect that our executive compensation program will evolve to reflect its status as a newly publicly-traded company, while still supporting our overall business and compensation objectives. The Compensation Committee of the board of directors is responsible for administering our executive compensation program and has retained Semler Brossy Consulting Group, an independent executive compensation consultant, to help advise on our executive compensation program.

2020 Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. See the “Salary” column in the 2020 Summary Compensation Table for the base salary amounts received by the named executive officers in 2020.

Bonuses

Historically, cash bonuses have been provided on a discretionary basis pursuant to each named executive officer’s employment agreement. Bonus compensation is designed to hold executives accountable, reward the executives based on actual business results and help create a “pay for performance” culture. See the “Bonus” column in the 2020 Summary Compensation Table for the bonus amounts received by the named executive officers in 2020.

Equity Awards

To further focus our named executive officers on our long-term performance, we have granted equity compensation in the form of stock options and restricted stock awards pursuant to the Katapult Holdings, Inc. 2014 Stock Incentive Plan, or the Katapult Plan.

We did not grant any option awards to its named executive officers in 2020.

In 2020, we granted our named executive officers a total of 17,500,000 restricted shares of our Common Stock. Such shares vest only upon a Liquidation Event, which is generally defined as any liquidation, dissolution, or winding up of us (including a consolidation, stock exchange, or merger with another company), a business combination transaction between us and a special purpose acquisition company, or SPAC, for the purpose of taking us public, or an IPO. The number of shares that vest will depend upon the achieved liquidation price per common share (or, in the case of an IPO, the per common share offering price) and is contingent upon the recipient’s continuous employment with us through such liquidation event. In connection with the closing of the Merger, we expect 15% of such shares to vest.

Perquisites

We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, during 2020, we matched all employee contributions at 100% of the employee’s contribution up to a limit of 5% of the employee’s eligible compensation up to the IRS imposed limit.

Our chief executive officer has also received reimbursement or payment on their behalf for rent on an apartment in New York City.

2020 Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Orlando Zayas Chief Executive Officer	2020	360,444	400,000	7,425,092	70,750	8,256,286
Karissa Cupito Chief Financial Officer	2020	244,982	148,100	2,740,007	6,729	3,139,818
Derek Medlin Chief Operating Officer	2020	239,889	145,100	2,262,005	11,162	2,658,156

____________

(1)      Bonuses paid in 2020 pursuant to each named executive officer’s employment agreement.

(2)      Represents the grant date fair value under FASB ASC Topic 718 of equity awards granted during 2020.

(3)      Includes Company matching contributions made by us under our 401(k) plan. For Mr. Zayas, includes lease payments for an apartment in New York City equal to $57,000 in 2020.

October 2020 Employment Agreements

Orlando Zayas

On October 1, 2020, we and Orlando Zayas entered into an amended and restated employment agreement (the “Zayas Agreement”), pursuant to which Mr. Zayas continued to serve as our Chief Executive Officer. The Zayas Agreement provides for an initial base salary of $400,000, and a discretionary cash bonus of up to 100% of Mr. Zayas’ base salary in each applicable year. Eighty percent (80%) of the discretionary cash bonus is based on financial targets and twenty percent (20%) is based on personal objectives. Mr. Zayas was paid a cash bonus in December 2020 equal to $400,000 pursuant to the Zayas Agreement.

The Zayas Agreement also provides for certain severance benefits, as described below.

If the Zayas Agreement is terminated by us for Cause or Mr. Zayas resigns without Good Reason (each as defined in the Zayas Agreement), Mr. Zayas is entitled to (i) accrued base salary and accrued but unused vacation days, (ii) any earned but unpaid bonuses, (iii) certain benefits under the Katapult retirement and welfare benefit plans, and (iv) the opportunity to continue health coverage under our group health plan to the extent required by and in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

If Mr. Zayas is terminated without Cause or resigns for Good Reason, in addition to the benefits described above, we will (i) pay Mr. Zayas base salary for a period of twelve (12) months, (ii) pay the cost of Mr. Zayas’ COBRA premiums for twelve (12) months, (iii) accelerate the vesting of any portion of the option awards then held by Mr. Zayas that would have vested during Mr. Zayas’ twelve (12)-month severance period had Mr. Zayas remained employed, and (iv) extend the exercise period for any option awards to the earliest to occur of eighteen (18) months following his termination date, a Sale Event (as defined in the Plan) , or the expiration date of such options. Mr. Zayas’ severance benefits are contingent upon his execution and non-revocation of a general release of claims.

“Cause” is generally defined in the Zayas Agreement as (i) Mr. Zayas’ indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving financial dishonesty against us; (ii) Mr. Zayas’ engaging in any act of fraud, gross misconduct, illegality, or unlawful harassment which, as determined in good faith by the our board of directors, would: (A) materially adversely affect the business or our reputation with its current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose us to a risk of civil or criminal legal damages, liabilities or penalties; or (iii) the repeated failure by Mr. Zayas to follow the reasonable and lawful directives of our board of directors.

“Good Reason” is generally defined in the Zayas Agreement as, absent Mr. Zayas’ prior written consent, (i) we requiring Mr. Zayas to be based at any office or location more than thirty (30) miles from Mr. Zayas’ principal place of employment immediately prior to such relocation, (ii) an adverse change in Mr. Zayas’ job title or a material reduction in Mr. Zayas’ duties or responsibilities; (iii) material reduction in Mr. Zayas’ base salary, other than a general reduction in base salary affecting similarly situated senior executives of the Company; (iv) our breach of this Agreement in any material respect; or (v) one of our stockholders (collectively with its affiliates) becomes entitled to elect a majority of the members of our board of directors, other than in connection with a Deemed Liquidation Event (as defined in the Amended and Restated Charter, as amended from time to time).

Karissa Cupito

On November 11, 2020, we and Karissa Cupito entered into an amended and restated employment agreement (the “Cupito Agreement”), pursuant to which Ms. Cupito continued to serve as our Chief Financial Officer. The Cupito Agreement provides for an initial base salary of $246,100 and a discretionary cash bonus of up to 60% of Ms. Cupito’s base salary in each applicable year. Eighty percent (80%) of the discretionary cash bonus is based on financial targets and twenty percent (20%) is based on personal objectives. Ms. Cupito was paid a cash bonus in December 2020 equal to $147,600 pursuant to the Cupito Agreement.

The Cupito Agreement also provides for certain severance benefits, as described below.

If the Cupito Agreement is terminated by us for Cause or Ms. Cupito resigns without Good Reason (each as defined in the Cupito Agreement), we shall pay Ms. Cupito (i) accrued base salary and accrued but unused vacation days, (ii) any earned but unpaid bonuses, (iii) certain benefits under the Katapult retirement and welfare benefit plans, and (iv) the opportunity to continue health coverage under our group health plan to the extent required by and in accordance with COBRA.

If Ms. Cupito is terminated without Cause, or resigns for Good Reason, in addition to the benefits described above, we will (i) pay Ms. Cupito base salary for a period of twelve (12) months, (ii) pay the cost of Ms. Cupito’s COBRA premiums for twelve (12) months, (iii) accelerate the vesting of any portion of the option awards then held by Ms. Cupito that would have vested during Ms. Cupito twelve (12)-month severance period had Ms. Cupito remained employed, and (iv) extend the exercise period for any vested option awards to the earliest to occur of eighteen (18) months following her termination date, a Sale Event (as defined in the Plan), or the expiration date of such options. Ms. Cupito’s severance benefits are contingent upon her execution and non-revocation of a general release of claims.

“Cause” is generally defined in the Cupito Agreement as (i) Ms. Cupito’s indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving financial dishonesty against us; (ii) Ms. Cupito’s engaging in any act of fraud, gross misconduct, illegality, or unlawful harassment which, as determined in good faith by our chief executive officer, would: (A) materially adversely affect the business or our reputation with its current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose us to a risk of civil or criminal legal damages, liabilities or penalties; or (iii) the repeated failure by Ms. Cupito to follow the reasonable and lawful directives of our chief executive officer.

“Good Reason” is generally defined in the Cupito Agreement as, absent Ms. Cupito’s prior written consent, (i) we requiring Ms. Cupito to be based at any office or location more than thirty (30) miles from Ms. Cupito’s principal place of employment immediately prior to such relocation, (ii) an adverse change in Ms. Cupito’s job title or a material reduction in Ms. Cupito’s duties or responsibilities; (iii) material reduction in Ms. Cupito’s base salary, other than a general reduction in base salary affecting similarly situated senior executives of the Company; (iv) our breach of this Agreement in any material respect; or (v) one our stockholders (collectively with its affiliates) becomes entitled to elect a majority of the members of our board of directors, other than in connection with a Deemed Liquidation Event (as defined in the Amended and Restated Charter, as amended from time to time).

Derek Medlin

On October 1, 2020, we and Derek Medlin entered into an amended and restated employment agreement (the “Medlin Agreement”), pursuant to which Mr. Medlin continued to serve as our Chief Operating Officer. The Medlin Agreement provides for an initial base salary of $241,000, and a discretionary cash bonus of up to 60% of Mr. Medlin’s base salary in each applicable year. Eighty percent (80%) of the discretionary cash bonus is based on financial targets and twenty percent (20%) is based on personal objectives. Mr. Medlin was paid a cash bonus in December 2020 equal to $144,600 pursuant to the Medlin Agreement.

The Medlin Agreement also provides for certain severance benefits, as described below.

If the Medlin Agreement is terminated for Cause, Mr. Medlin is entitled to (i) accrued base salary and accrued but unused vacation days, (ii) any earned but unpaid bonuses, (iii) certain benefits under the Katapult retirement and welfare benefit plans, and (iv) the opportunity to continue health coverage under our group health plan to the extent required by and in accordance with COBRA.

If Mr. Medlin is terminated without Cause, or resigns for Good Reason, in addition to the benefits described above, we will (i) pay Mr. Medlin base salary for a period of twelve (12) months, (ii) pay the cost of Mr. Medlin’s COBRA premiums for twelve (12) months, (iii) accelerate the vesting of any portion of the option awards then held by Mr. Medlin hat would have vested during Mr. Medlin’s twelve (12)-month severance period had Mr. Medlin remained employed, and (iv) extend the exercise period for any vested option awards to the earliest to occur of eighteen (18) months following his termination date, a Sale Event (as defined in the Plan), or the expiration date of such options. Mr. Medlin’s severance benefits are contingent upon his execution and non-revocation of a general release of claims.

“Cause” is generally defined in the Medlin Agreement as (i) Mr. Medlin’s indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving financial dishonesty against us; (ii) Mr. Medlin’s engaging in any act of fraud, gross misconduct, illegality, or unlawful harassment which, as determined in good faith by our chief executive officer, would: (A) materially adversely affect the business or our reputation with its current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose us to a risk of civil or criminal legal damages, liabilities or penalties; or (iii) the repeated failure by Mr. Medlin to follow the reasonable and lawful directives of our chief executive officer.

“Good Reason” is generally defined in the Medlin Agreement as, absent Mr. Medlin’s prior written consent, (i) we requiring Mr. Medlin to be based at any office or location more than thirty (30) miles from Mr. Medlin’s principal place of employment immediately prior to such relocation, (ii) an adverse change in Mr. Medlin’s job title or a material reduction in Mr. Medlin’s duties or responsibilities; (iii) material reduction in Mr. Medlin’s base salary, other than a general reduction in base salary affecting similarly situated senior executives of the Company; (iv) our breach of this Agreement in any material respect; or (v) one of our stockholders (collectively with its affiliates) becomes entitled to elect a majority of the members of the Katapult board of directors, other than in connection with a Deemed Liquidation Event (as defined in the Amended and Restated Charter, as amended from time to time).

May 2021 Employment Agreements

Orlando Zayas

On May 4, 2021, we and Orlando Zayas entered into a second amended and restated employment agreement (the “Restated Zayas Agreement”), effective as of closing of the merger, pursuant to which Mr. Zayas will continue to serve as our Chief Executive Officer. The Restated Zayas Agreement provides for an initial base salary of $675,000, and a discretionary cash bonus with a target of no less than 100% of Mr. Zayas’ base salary in each applicable year (up to a maximum of 200% of the target amount), and for calendar year 2021 where Mr. Zayas’ discretionary cash bonus may be up to 200% of Mr. Zayas’ 2021 target amount depending on our level of achievement of certain financial targets. Mr. Zayas will also be eligible for an annual equity award under the Katapult Holdings, Inc. 2021 Equity Incentive Plan (the “Incentive Plan”) as determined by our board of directors. Promptly following closing of the merger, Mr. Zayas will also be granted a restricted share unit award with a grant date value equal to $5 million under the Incentive Plan.

The Restated Zayas Agreement also provides for certain severance benefits, as described below.

If the Restated Zayas Agreement is terminated by us for Cause or Mr. Zayas resigns without Good Reason (each as defined in the Restated Zayas Agreement), Mr. Zayas is entitled to (i) accrued base salary and accrued but unused vacation days, (ii) any earned but unpaid bonuses, (iii) certain benefits under the Katapult retirement and welfare benefit plans, and (iv) the opportunity to continue health coverage under our group health plan to the extent required by and in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) ((i) – (iv) the “Zayas Accrued Obligations”).

Subject to the following paragraph, if Mr. Zayas is terminated without Cause or resigns for Good Reason, in addition to the Zayas Accrued Obligations, we will (i) pay Mr. Zayas base salary for a period of twelve (12) months, (ii) pay Mr. Zayas a pro-rated annual bonus for the calendar year in which such termination occurs, (iii) pay the cost of Mr. Zayas’ COBRA premiums for twelve (12) months, (iv) accelerate the vesting of any portion of any time-based vesting equity awards then held by Mr. Zayas that would have vested during Mr. Zayas’ twelve (12)-month severance period had Mr. Zayas remained employed, and (v) extend the exercise period for any option awards to the earliest to occur of eighteen (18) months following his termination date, a Change in Control (as defined in the Incentive Plan), or the expiration date of such options. Mr. Zayas’ severance benefits are contingent upon his execution and non-revocation of a general release of claims.

If during the period commencing within three (3) months prior to a Change in Control and ending twelve (12) months following a Change in Control we terminate Mr. Zayas’ employment without Cause or Mr. Zayas terminates his employment for Good Reason, then, in addition to the Zayas Accrued Obligations, we will (i) pay Mr. Zayas a lump sum equal to two (2) times the sum of his base salary plus target bonus for the year of termination, (ii) pay the cost of Mr. Zayas’ COBRA premiums for eighteen (18) months, (iv) accelerate the vesting of any portion of any long-term incentive awards then held by Mr. Zayas to the extent not assumed by the successor entity (which includes any new buyer awards granted to Mr. Zayas in connection with the Change in Control), and (v) extend the exercise period for any option awards to the earliest to occur of eighteen (18) months following his termination date, a Change in Control, or the expiration date of such options. Mr. Zayas’ severance benefits are contingent upon his execution and non-revocation of a general release of claims.

“Cause” is generally defined in the Restated Zayas Agreement as (i) Mr. Zayas’ indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving financial dishonesty against us; (ii) Mr. Zayas’ engaging in any act of fraud, gross misconduct, illegality, or unlawful harassment which, as determined in good faith by our board of directors, would: (A) materially adversely affect the business or our reputation with its current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose us to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by Mr. Zayas to follow the reasonable and lawful directives of our board of directors, (iv) Mr. Zayas’ material breach of the Restated Zayas Agreement or other policies adopted by our board of directors, or (v) Mr. Zayas’ willful breach of his fiduciary obligations.

“Good Reason” is generally defined in the Restated Zayas Agreement as, absent Mr. Zayas’ prior written consent, (i) we requiring Mr. Zayas to be based at any office or location more than thirty (30) miles from Mr. Zayas’ principal place of employment immediately prior to such relocation, (ii) an adverse change in Mr. Zayas’ job title or a material reduction in Mr. Zayas’ duties or responsibilities; (iii) material reduction in Mr. Zayas’ base salary, other than a general reduction in base salary affecting similarly situated senior executives of the Company; (iv) our breach of this Agreement in any material respect; or (v) one of our stockholders (collectively with its affiliates) becomes entitled to elect a majority of the members of our board of directors, other than in connection with a Deemed Liquidation Event (as defined in the Amended and Restated Charter, as amended from time to time).

Karissa Cupito

On May 4, 2021, we and Karissa Cupito entered into a second amended and restated employment agreement (the “Restated Cupito Agreement”), effective as of closing of the merger, pursuant to which Ms. Cupito will continue to serve as our Chief Financial Officer. The Restated Cupito Agreement provides for an initial base salary of $450,000, and a discretionary cash bonus with a target of no less than 75% of Ms. Cupito’s base salary in each applicable year (up to a maximum of 150% of the target amount), and for calendar year 2021 Ms. Cupito’s discretionary cash bonus may be up to 150% of Ms. Cupito’s 2021 target amount depending on our level of achievement of certain financial targets. Ms. Cupito will also be eligible for an annual equity award under the Incentive Plan as determined by our board of directors. Promptly following closing of the merger, Ms. Cupito will also be granted a restricted share unit award with a grant date value equal to $1.5 million under the Incentive Plan.

The Restated Cupito Agreement also provides for certain severance benefits, as described below.

If the Restated Cupito Agreement is terminated by us for Cause or Ms. Cupito resigns without Good Reason (each as defined in the Restated Cupito Agreement), Ms. Cupito is entitled to (i) accrued base salary and accrued but unused vacation days, (ii) any earned but unpaid bonuses, (iii) certain benefits under the Katapult retirement and welfare benefit plans, and (iv) the opportunity to continue health coverage under our group health plan to the extent required by and in accordance with COBRA ((i) – (iv) the “Cupito Accrued Obligations”).

Subject to the following paragraph, if Ms. Cupito is terminated without Cause or resigns for Good Reason, in addition to the Cupito Accrued Benefits, we will (i) pay Ms. Cupito base salary for a period of twelve (12) months, (ii) pay Ms. Cupito a pro-rated annual bonus for the calendar year in which such termination occurs, (iii) pay the cost of Ms. Cupito’s COBRA premiums for twelve (12) months, (iv) accelerate the vesting of any portion of any time-based vesting equity awards then held by Ms. Cupito that would have vested during Ms. Cupito’s twelve (12)-month severance period had Ms. Cupito remained employed, and (v) extend the exercise period for any option awards to the earliest to occur of eighteen (18) months following her termination date, a Change in Control (as defined in the Incentive Plan), or the expiration date of such options. Ms. Cupito’s severance benefits are contingent upon her execution and non-revocation of a general release of claims.

If during the period commencing within three (3) months prior to a Change in Control and ending twelve (12) months following a Change in Control we terminate Ms. Cupito’s employment without Cause or Ms. Cupito terminates her employment for Good Reason, then, in addition to the Cupito Accrued Obligations, we will (i) pay Ms. Cupito a lump sum equal to two (2) times the sum of his base salary plus target bonus for the year of termination, (ii) pay the cost of Ms. Cupito’s COBRA premiums for eighteen (18) months, (iv) accelerate the vesting of any portion of any long-term incentive awards then held by Mr. Cupito to the extent not assumed by the successor entity (which includes any new buyer awards granted to Ms. Cupito in connection with the Change in Control), and (v) extend the exercise period for any option awards to the earliest to occur of eighteen (18) months following her termination date, a Change in Control, or the expiration date of such options. Ms. Cupito’s severance benefits are contingent upon her execution and non-revocation of a general release of claims.

“Cause” is generally defined in the Restated Cupito Agreement as (i) Ms. Cupito’s indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving financial dishonesty against us; (ii) Ms. Cupito’s engaging in any act of fraud, gross misconduct, illegality, or unlawful harassment which, as determined in good faith by our board of directors, would: (A) materially adversely affect the business or our reputation with its current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose us to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by Ms. Cupito to follow the reasonable and lawful directives of our board of directors, (iv) Ms. Cupito’s material breach of the Restated Cupito Agreement or other policies adopted by our board of directors, or (v) Ms. Cupito’s willful breach of her fiduciary obligations.

“Good Reason” is generally defined in the Restated Cupito Agreement as, absent Ms. Cupito’s prior written consent, (i) we requiring Ms. Cupito to be based at any office or location more than thirty (30) miles from Ms. Cupito’s principal place of employment immediately prior to such relocation, (ii) an adverse change in Ms. Cupito’s job title or a material reduction in Ms. Cupito’s duties or responsibilities; (iii) material reduction in Ms. Cupito’s base salary, other than a general reduction in base salary affecting similarly situated senior executives of the Company; (iv) Katapult’s breach of this Agreement in any material respect; or (v) one of our stockholders (collectively with its affiliates) becomes entitled to elect a majority of the members of our board of directors, other than in connection with a Deemed Liquidation Event (as defined in the Amended and Restated Charter, as amended from time to time).

Derek Medlin

On May 4, 2021, we and Derek Medlin entered into a second amended and restated employment agreement (the “Restated Medlin Agreement”), effective as of closing of the merger, pursuant to which Mr. Medlin will continue to serve as our Chief Operating Officer. The Restated Medlin Agreement provides for an initial base salary of $450,000, and a discretionary cash bonus with a target of no less than 75% of Mr. Medlin’s base salary in each applicable year (up to a maximum of 150% of the target amount), except for calendar year 2021 where Mr. Medlin’s discretionary cash bonus may be up to 150% of Mr. Medlin’s 2021 target amount depending on our level of achievement of certain financial targets. Mr. Medlin will also be eligible for an annual equity award under the Incentive Plan as determined by our board of directors. Promptly following closing of the merger, Mr. Medlin will also be granted a restricted share unit award with a grant date value equal to $1.5 million under the Incentive Plan.

The Restated Medlin Agreement also provides for certain severance benefits, as described below.

If the Restated Medlin Agreement is terminated by us for Cause or Mr. Medlin resigns without Good Reason (each as defined in the Restated Medlin Agreement), Mr. Medlin is entitled to (i) accrued base salary and accrued but unused vacation days, (ii) any earned but unpaid bonuses, (iii) certain benefits under the Katapult retirement and welfare benefit plans, and (iv) the opportunity to continue health coverage under our group health plan to the extent required by and in accordance with COBRA ((i) – (iv) the “Medlin Accrued Obligations”).

Subject to the following paragraph, if Mr. Medlin is terminated without Cause or resigns for Good Reason, in addition to the Medlin Accrued Benefits, we will (i) pay Mr. Medlin base salary for a period of twelve (12) months, (ii) pay Mr. Medlin a pro-rated annual bonus for the calendar year in which such termination occurs, (iii) pay the cost of Mr. Medlin’s COBRA premiums for twelve (12) months, (iv) accelerate the vesting of any portion of any time-based vesting equity awards then held by Mr. Medlin that would have vested during Mr. Medlin’s twelve (12)-month severance period had Mr. Medlin remained employed, and (v) extend the exercise period for any option awards to the earliest to occur of eighteen (18) months following his termination date, a Change in Control (as defined in the Incentive Plan), or the expiration date of such options. Mr. Medlin’s severance benefits are contingent upon his execution and non-revocation of a general release of claims.

If during the period commencing within three (3) months prior to a Change in Control and ending twelve (12) months following a Change in Control we terminate Mr. Medlin’s employment without Cause or Mr. Medlin terminates his employment for Good Reason, then, in addition to the Medlin Accrued Obligations, we will (i) pay Mr. Medlin a lump sum equal to two (2) times the sum of his base salary plus target bonus for the year of termination, (ii) pay the cost of Mr. Medlin’s COBRA premiums for eighteen (18) months, (iv) accelerate the vesting of any portion of any long-term incentive awards then held by Mr. Medlin to the extent not assumed by the successor entity (which includes any new buyer awards granted to Mr. Medlin in connection with the Change in Control), and (v) extend the exercise period for any option awards to the earliest to occur of eighteen (18) months following his termination date, a Change in Control, or the expiration date of such options. Mr. Medlin’s severance benefits are contingent upon his execution and non-revocation of a general release of claims.

“Cause” is generally defined in the Restated Medlin Agreement as (i) Mr. Medlin’s indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving financial dishonesty against us; (ii) Mr. Medlin’s engaging in any act of fraud, gross misconduct, illegality, or unlawful harassment which, as determined in good faith by our board of directors, would: (A) materially adversely affect the business or our reputation with its current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose us to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by Mr. Medlin to follow the reasonable and lawful directives of our board of directors, (iv) Mr. Medlin’s material breach of the Restated Medlin Agreement or other policies adopted by our board of directors, or (v) Mr. Medlin’s willful breach of his fiduciary obligations.

“Good Reason” is generally defined in the Restated Medlin Agreement as, absent Mr. Medlin’s prior written consent, (i) we requiring Mr. Medlin to be based at any office or location more than thirty (30) miles from Mr. Medlin’s principal place of employment immediately prior to such relocation, (ii) an adverse change in Mr. Medlin’s job title or a material reduction in Mr. Medlin’s duties or responsibilities; (iii) material reduction in Mr. Medlin’s base salary, other than a general reduction in base salary affecting similarly situated senior executives of the Company; (iv) our breach of this Agreement in any material respect; or (v) one of our stockholders (collectively with its affiliates) becomes entitled to elect a majority of the members of our board of directors, other than in connection with a Deemed Liquidation Event (as defined in the Amended and Restated Charter, as amended from time to time).

Potential Payments upon a Termination or Change of Control

Pursuant to the employment agreements with each of our named executive officers, any options granted to the named executive officers after the effective date of their respective employment agreements shall contain the following vesting provisions in the applicable award agreement, conditioned upon such named executive officers’ continued employment as of the effective date of such event:

•        upon a Sale Event, as defined in the Katapult Plan (as defined herein), fifty percent (50%) of any unvested options shall become fully vested, and

•        upon a Sale Event, if the named executive officer’s employment is terminated in connection with coincident with or following a Sale Event without Cause or by the named executive officer without Good Reason (each as defined in the applicable employment agreement), all unvested options shall become fully vested.

Each named executive officer is entitled to certain other benefits upon a termination or change of control as described above under the heading “Employment Agreements”.

Katapult Holdings, Inc. 2014 Stock Incentive Plan

We maintain the Katapult Holdings, Inc. 2014 Stock Incentive Plan, or the Katapult Plan. The Katapult Plan permits the grant of incentive stock options, non-qualified stock options, restricted stock awards and unrestricted stock awards. Incentive stock options may be granted only to our employees and our parent and subsidiaries. All other awards may be granted to our directors and employees and our consultants and our affiliates with respect to services provided to us.

Administration.    Our board of directors or a committee delegated by the board of directors administers the Katapult Plan. Subject to the terms of the Katapult Plan, the administrator has the power to, among other things, select participants from among eligible employees, consultants and non-employee directors, determine the awards to be made pursuant to the Katapult Plan, determine the number of shares subject to each award, impose limitations on awards, determine and modify from time to time the terms and conditions of awards in a manner consistent with the Katapult Plan, accelerate the exercisability or vesting of all or any portion of any awards, interpret the terms and conditions of the Katapult Plan and any award agreement, and make all determinations it deems advisable for the administration of the Katapult Plan.

Options.    Our employees and service providers have historically received incentive stock options pursuant to the Katapult Plan. The exercise price per share of incentive stock options granted under the Katapult Plan must be at least 100% of the fair market value per share of our common stock on the grant date; provided that the exercise price for an incentive stock option granted to a 10% or more holder of our common stock will be no less than 110% of the fair market value per share of our common stock on the grant date. Nonqualified stock options may be granted with a per share exercise price that is less than 100% of the per share fair market value of our common stock. The aggregate fair market value of the shares with respect to which incentive stock options may be exercisable for the first time by an option holder in any calendar year, under the Katapult Plan or otherwise, may not exceed $100,000 (or such higher amount as permitted under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code). Subject to the provisions of the Katapult Plan, the administrator determines the other terms of options, including exercise prices, any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date (which may be no more than 10 years from the date of grant, or 5 years for an incentive stock option granted to a 10% or more holder of our common stock), and the period following termination of service during which options may remain exercisable.

Stock Awards.    The administrator may, from time to time, grant to eligible individuals awards of restricted stock or unrestricted stock, collectively, Stock Awards. For the purposes of the Katapult Plan, “Restricted Stock” means an award of shares of common stock pursuant to which we may, in its sole discretion, grant or sell, at such purchase price as determined by the administrator, in its sole discretion, shares subject to such restrictions and conditions as the administrator may determine at the time of grant, which purchase price shall be payable in cash or other form of consideration acceptable to the administrator. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. A grantee of Restricted Stock shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the grant. The administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of us or our assigns as may be specified in the instrument evidencing the grant.

“Unrestricted Stock” may be granted or sold (at par value or such higher purchase price determined by the administrator) in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual or entity. Upon the request of a grantee and with the consent of the administrator, each such grantee may, pursuant to an advance written election delivered to us no later than the date specified by the administrator, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock.

Capital Adjustments.    If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, split-up or other similar change in our capital stock, the outstanding shares of our stock are increased or decreased or are exchanged for a different number or kind of shares or other of our securities, or additional shares or new or different shares or other of our securities or other non-cash assets are distributed with respect to such shares or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of our assets, the outstanding shares of our stock are converted into or exchanged for a different number or kind of our securities or any successor entity (or a parent or subsidiary thereof), we will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Katapult Plan, (ii) the number and kind of shares or other securities subject to any then outstanding awards under the Katapult Plan, (iii) the repurchase price per share subject to each outstanding award, if any, and (iv) the exercise price and/or exchange price for each share subject to any then outstanding stock options under the Katapult Plan, in each case, in a manner in accordance with Section 409A of the Code.

Treatment Upon Sale Event.    In the event of a Sale Event, as defined in the Katapult Plan, the administrator shall have the right, but not the obligation, to accelerate the vesting with respect to any or all outstanding options. Upon the consummation of a Sale Event, the Katapult Plan and all options issued thereunder (both vested and unvested) shall terminate upon the effective time of any such Sale Event unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of options theretofore granted by the successor entity, or the substitution of such options with new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares underlying the options and, if appropriate, the exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). Notwithstanding the above, in the event of a Sale Event pursuant to which holders of our common stock immediately prior to the consummation of such Sale Event will receive upon consummation thereof, a cash payment for each share surrendered in the Sale Event, we shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding vested options (including options (if any) that vest as a result of such Sale Event) in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value, as determined by the administrator, of the consideration payable per share pursuant to the Sale Event (the “Sale Price”) times the number of shares subject to outstanding vested options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested options.

Unless otherwise provided for in the Katapult Plan or in an award agreement, any shares of unrestricted stock granted under the Katapult Plan shall be treated in a Sale Event the same as all other shares then outstanding.

Plan Amendment or Termination.    Our board of directors may amend or discontinue the Katapult Plan and the committee may, at any time, amend or cancel any outstanding award in a manner not inconsistent with the terms of the Katapult Plan, provided that no such action adversely affects the rights under any outstanding award without the holder’s consent. In addition, to the extent determined by the committee to be required by the Code to ensure that incentive stock options granted under the Katapult Plan are qualified under Section 422 of the Code, amendments to the plan are subject to the approval by our stockholders who are entitled to vote at a meeting of stockholders.

The Katapult Plan shall remain in effect until June 5, 2024, unless otherwise earlier terminated in accordance with the terms of the plan. The Katapult Plan and all awards and actions taken thereunder are governed by, construed and enforced in accordance with, the laws of the State of Delaware. Any disputes arising under the Katapult Plan or any award made thereunder are subject to binding arbitration divisions as set forth in the Katapult Plan.

Katapult Holdings, Inc. 2021 Stock Incentive Plan

In connection with the closing of the Merger, our stockholders have approved the Katapult Holdings, Inc. 2021 Stock Incentive Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to advance the interests of us and our stockholders by providing an incentive to attract, retain and reward persons for performing services and by motivating such persons to contribute to the growth and profitability of us and our subsidiaries.

Types of Awards

The terms of the Incentive Plan provide for the grant of restricted stock unit awards, incentive stock options (within the meaning of Section 422 of the Code), nonstatutory stock options, SARs, restricted stock awards, restricted stock units awards, performance units, performance shares, cash-based awards, and other stock-based awards.

Options.    The Committee (as defined below) will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for ISOs, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Incentive Plan will be subject to terms, including the exercise price and the conditions and timing of exercise, determined by the Committee and specified in the applicable award agreement (including, if applicable, the attainment of any performance goals and/or criteria, as shall be determined by the Committee). The maximum aggregate number of shares of common stock that may be issued through the exercise of ISOs granted under the Incentive Plan will be equal to the maximum aggregate number of shares of common stock that may be issued under the Incentive Plan. In general, the exercise price per share of common stock for each option granted under the Incentive Plan will not be less than the fair market value (or 110% of the fair market value, in the case of ISOs granted to a more than 10% stockholder) of the share at the time of grant. The maximum term of an option granted under the Incentive Plan will be ten years from the date of grant (or five years in the case of ISOs granted to a more than 10% stockholder). However, if the option would expire at a time when the exercise of the option by means of a cashless exercise or net exercise method (to the extent that method is otherwise then permitted by the Committee for purposes of payment of the exercise price and/or applicable withholding taxes) would violate applicable securities laws or any securities trading policy adopted by us, the expiration date applicable to the option will be automatically extended to a date that is 30 calendar days following the date the cashless exercise or net exercise would no longer violate applicable securities laws or applicable securities trading policy (so long as the extension does not violate Section 409A of the Code), but not later than the expiration of the option’s term. Payment in respect of the exercise of an option may be made in cash or by check, or the Committee may, in its discretion and to the extent permitted by law, allow the payment to be made through a broker-assisted cashless exercise mechanism, a stock tender exercise, a net exercise method, or by any other method that the Committee determines to be appropriate.

Stock Appreciation Rights.    The Committee will be authorized to award SARs under the Incentive Plan. SARs will be subject to the terms and conditions established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of common stock or any combination of cash and shares of common stock, the appreciation, if any, in the value of a common share over a certain period of time. An option granted under the Incentive Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to the SARs. In general, the exercise price per share of common stock for each SAR granted under the Incentive Plan will not be less than the fair market value of the share at the time of grant. The maximum term of a SAR granted under the Incentive Plan will be ten years from the date of grant. SARs will be subject to terms established by the Committee and reflected in the applicable award agreement (including, if applicable, the attainment of any performance goals and/or criteria, as shall be determined by the Committee).

Restricted Stock.    The Committee will be authorized to award restricted stock under the Incentive Plan, in the form of either a restricted stock bonus or a restricted stock purchase right. Each award of restricted stock will be subject to the terms and conditions established by the Committee, including any dividend or voting rights (and any performance goals and/or criteria upon whose attainment the restricted period shall lapse in part or full). Restricted stock awards are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of common stock having a fair market value equal to the amount of the dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to the dividends (except as otherwise provided in the applicable award agreement).

Restricted Stock Unit Awards.    The Committee will be authorized to award restricted stock unit awards under the Incentive Plan. The Committee will determine the terms of the restricted stock units, including any dividend rights (and any performance goals and/or criteria upon whose attainment the restricted period shall lapse in part or full). Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares of common stock on the date the units vest or at a later date selected by the Committee (subject to compliance with Section 409A of the Code). Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of common stock having a fair market value equal to the amount of the dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to the dividends (except as otherwise provided in the applicable award agreement).

Cash-Based and Other Stock-Based Awards.    The Committee will be authorized to grant cash-based awards or other stock-based awards not otherwise described above.

Awards

Subject to adjustment for specified changes in our capitalization as set forth in the Incentive Plan, the maximum aggregate number of shares of common stock that may be issued under the Incentive Plan will be equal to the sum of (a) 10% of the outstanding capitalization, on a non-fully-diluted basis, of us following the closing of the merger (but without the inclusion of any Earn-Out Shares) and (b) the number of Earn-Out Shares to be issued to employee recipients in connection with the reallocation of employee-held Earn-Out Shares that are forfeited during the six years following the closing of the merger. Subject to compliance with the requirements of Section 409A of the Code and any other applicable provisions of the Code and regulations thereunder, and with other applicable law or requirements (including applicable stock exchange requirements), our board of directors or the compensation committee may authorize the issuance or assumption of benefits under the Incentive Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate without affecting the number of shares of our common stock reserved or available for awards under the Incentive Plan. In addition, subject to compliance with applicable laws, and stock exchange listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Incentive Plan to individuals who were not employees or directors of us or a parent or subsidiary of us prior to the transaction and will not reduce the number of shares otherwise available for issuance under the Incentive Plan.

Shares issued under the Incentive Plan will consist of authorized but unissued or reacquired shares of common stock. No fractional shares of common stock will be delivered under the Incentive Plan.

The following shares of common stock will become available again for issuance under the Incentive Plan: (i) any shares subject to a stock award that are not issued because such stock award expired or was canceled or terminated without all of the shares covered by such stock award having been exercised or settled in full; (ii) any shares subject to any portion of a stock award that is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased for an amount not greater than the award’s purchase price by us; (iv) any shares reacquired by us or withheld in satisfaction of tax withholding obligations on a stock award; and (v) any shares reacquired by us or withheld as consideration for the exercise price of a stock option.

Non-Employee Director Compensation Limit

Under the Incentive Plan, the annual compensation awarded to any of our non-employee directors during each calendar year, including both shares subject to stock awards granted under the Incentive Plan or otherwise and any cash fees paid to such non-employee director during any calendar year may not exceed $1 million in total value, or $2 million for the calendar year in which a non-employee director is first elected to our board of directors (calculating the value of any such stock awards based on the grant date fair market value of such stock awards for financial reporting purposes). Such limitation on non-employee director stock awards does not apply to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the non-employee director, expense reimbursements, or distributions from any deferred compensation program applicable to the non-employee director.

Administration

The Incentive Plan will be concurrently administered by our board of directors or the compensation committee. Our board of directors and the compensation committee may each be considered to be the “Committee” for purposes of this Incentive Plan Proposal. Subject to the terms of the Incentive Plan, the Committee has full and final power and authority to make all determinations and take all actions with respect to the Incentive Plan or any award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Incentive Plan or applicable law, including: determine the recipients of awards, the types of awards to be granted, the number of shares of common stock subject to or the cash value of awards, the terms and conditions of awards granted, and the criteria to be satisfied by participants as a condition to receipt of performance awards under the Incentive Plan, including the period of their exercisability and vesting. The Committee also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Incentive Plan.

Amendment and Termination

The Committee may at any time amend the Incentive Plan or any outstanding award and may at any time terminate or suspend the Incentive Plan as to future grants of awards, provided that the Committee may not, without the affected award recipient’s consent, alter the terms of the Plan so as to materially adversely affect a participant’s rights under an award without the consent of the Participant. Consistent with any applicable law, regulation or rule, including the rules of any stock exchange, the Incentive Plan requires stockholder approval of certain material revisions to the Incentive Plan, including: (a) an increase in the maximum aggregate number of shares of common stock that may be issued under the Incentive Plan (except by operation of the provisions of the Incentive Plan relating to changes in our capital structure), (b) a change in the class of persons eligible to receive incentive stock options, or (c) or as otherwise required by applicable law, regulation, or rule. No awards may be made under the Incentive Plan following the ten year anniversary of the earlier of the date that the board of directors or the stockholders approve the Incentive Plan, but previously granted awards may continue in accordance with their terms beyond that date unless earlier terminated by the Committee.

Eligibility

All of our (including its affiliates) employees, non-employee directors, officers, and consultants will be eligible to participate in the Incentive Plan following the closing of the merger and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Incentive Plan only to our employees (including officers) and employees of its parent and subsidiary corporations (as determined in accordance with Section 422 and Section 424 of the Code). As of the date of this prospectus, approximately 107 employees and approximately six non-employee directors would be eligible to participate in the Incentive Plan following the closing of the merger, including all of our executive officers. In addition, certain consultants and other service providers may, in the future, become eligible to participate in the Incentive Plan, though, as of the date of this prospectus, no grants to any consultants or other service providers are expected.

Terms and Conditions of Awards

All Awards

Generally, the Committee will determine the terms of all awards under the Incentive Plan, including the vesting and acceleration of vesting of awards, provisions for the withholding of taxes, and payment of amounts in lieu of cash dividends or other cash distributions with respect to our common stock subject to awards.

Awards Requiring Exercise

Incentive stock options and, except as provided in the award agreement, nonqualified stock options, may not be transferred other than by will or the laws of descent and distribution, and during an employee’s lifetime may be exercised only by the employee or the employee’s guardian or legal representative. Upon the cessation of a participant’s employment with us, an award requiring exercise will cease to be exercisable and will terminate and all other unvested awards will be forfeited, except that:

•        All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s termination of service with us other than for Cause (as defined in the Incentive Plan) will, except as otherwise set forth in the option award agreement, remain exercisable for the lesser of (i) three months or (ii) the period ending on the date of expiration of the term of such stock option or SAR could have been exercised;

•        All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s termination of service with us due to death will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the participant’s termination or (ii) the period ending on the date of expiration of the term of such stock option or SAR (provided that a participant’s service will be deemed to have terminated due to death if the participant dies within three (3) months (or such other period provided by the participant’s award agreement) after the participant’s termination of service); and

•        All stock options and SARs held by a participant which were exercisable immediately prior to the participant’s termination of service with us due to Disability (as defined in the Incentive Plan) will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the participant’s termination or (ii) the period ending on the date of expiration of the term of such stock option or SAR.

The exercise price (or base value from which appreciation is to be measured) of each award requiring exercise will be 100% of the fair market value of the common stock subject to such award, as determined on the effective date of the grant, or such higher amount as the Committee may determine; provided that incentive stock options granted to participants who own our stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock or any parent corporation, subsidiary corporation or affiliate of us (a “Ten Percent Holder”) must have an exercise price per share not less than 110% of the fair market value of a share of common stock on the effective date the incentive stock option is granted. Fair market value will be determined by the Committee consistent with the applicable requirements of Section 409A of the Code.

Awards requiring exercise will have a maximum term not to exceed ten years from the date of grant. Incentive stock options granted to a Ten Percent Holder will have a maximum term not to exceed five years from the date of grant.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table presents information regarding the outstanding stock options and restricted stock awards held by each of the named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Orlando Zayas	11/21/2017(1)	1,130,651	260,920	0.50	11/21/2027
	9/5/2019(2)	1,333,333	1,666,667	0.17	9/5/2029
	9/5/2019	591,452	0	0.17	9/5/2029
	8/26/2020(3)					9,000,000	7,425,092

Karissa Cupito	12/11/2017(1)	270,797	90,266	0.50	12/11/2027
	12/11/2017	180,531	0	0.50	12/11/2027
	9/5/2019(2)	377,777	472,223	0.17	9/5/2029
	9/5/2019	223,235	0	0.17	9/5/2029
	8/26/2020(3)					4,250,000	2,740,007

Derek Medlin	7/31/2017(1)	72,588	12,394	0.50	7/31/2027
	8/1/2018(2)	84,125	16,825	0.79	8/1/2028
	9/5/2019(2)	333,333	416,667	0.17	9/5/2029
	9/5/2019	218,382	0	0.17	9/5/2029
	8/26/2020(3)					4,250,000	2,262,005

____________

(1)      Such option vested 25% on the first anniversary of the data of grant, then 1/48th vests on a monthly basis thereafter for three years.

(2)      Such option vests in equal monthly installments over a three year period.

(3)      Represents a grant of restricted shares of common stock that are expected to vest as to 15% of the shares upon the closing of the merger. The remaining shares subject to each grant are expected to be forfeited upon closing of the merger.

(4)      Represents the grant date fair value under FASB ASC Topic 718 of equity awards granted.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Options Awards ($)(1)(2)
Orlando Zayas	8/26/2020(2)	9,000,000	7,425,092
Karissa Cupito	8/26/2020(2)	4,250,000	2,740,007
Derek Medlin	8/26/2020(2)	4,250,000	2,262,005

____________

(1)      Represents the grant date fair value under FASB ASC Topic 718 of equity awards granted.

(2)      Represents a grant of restricted shares of common stock that are expected to vest as to 15% of the shares upon the closing of the merger. The remaining shares subject to each grant are expected to be forfeited upon closing of the merger.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions — Katapult

Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this prospectus, the following describes transactions since January 1, 2020, and each currently proposed transaction in which:

•        We have been or is to be a participant;

•        the amount involved exceeded or will exceed $120,000; and

•        any of our directors or executive officers that are expected to continue as directors or executive officers following the Merger or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or material interest.

Amended and Restated Registration Rights Agreement

In connection with the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), on the Closing Date, we, FinServ Holdings LLC, a Delaware limited liability company (the “Sponsor”), the holders of Founder Shares, and certain other holders of Company Common Stock (collectively, the “A&R RRA Parties”), entered into the A&R RRA. In accordance with the A&R RRA, the A&R RRA Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The A&R RRA also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. “Founder Shares” are shares of FinServ’s Class B Common Stock, initially purchased by the Sponsor in a private placement and a subsequent dividend thereon prior to FinServ’s IPO, and the shares of Class A Common Stock issuable upon the conversion thereof.

Pursuant to the A&R RRA, the Sponsor and the holders of the Founder Shares have agreed to be subject to a 180-day lockup in respect of their Founder Shares and our Common Stock issued upon conversion thereof; the initial purchasers of the units of FinServ, consisting of one share of Class A Common Stock and one half of one warrant to purchase a share of Class A Common Stock, purchased by the Sponsor in a private placement in conjunction with FinServ’s IPO (the “Private Placement Units”) (or their permitted transferees) have agreed to be subject to a 30-day lockup in respect of such Private Placement Units, the securities underlying such Private Placement Units and our Common Stock issued or issuable upon the exercise or conversion thereof; and certain other holders of Company Common Stock have agreed to be subject to a 180-day lockup in respect of their shares of Company Common Stock common stock. The lockups under the A&R RRA are subject to certain customary exceptions and are, with respect to the 180-day lockups, subject to early termination upon the occurrence of certain transactions or in the event that the closing sale price of Company Common Stock exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Closing Date.

Indemnification Agreements

In connection with the consummation of the Merger, we entered into indemnification agreements with its directors and executive officers. Those indemnification agreements and the Amended and Restated Bylaws require us to indemnify all directors and officers to the fullest extent permitted by Delaware law against any and all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law.

Grants of Restricted Stock

In August 2020, we granted Orlando Zayas, Derek Medlin and Karissa Cupito an aggregate of 17,500,000 restricted shares of our common stock. Such shares vest only upon a Liquidation Event, which is generally defined as any liquidation, dissolution, or winding up of us (including a consolidation, stock exchange, or merger with another company), a business combination transaction between us and a special purpose acquisition company, or SPAC, for the purpose of taking us public, or an IPO. The number of shares that vest will depend upon the achieved liquidation price per common share (or, in the case of an IPO, the per common share offering price) and is contingent upon the recipient’s continuous employment with us through such liquidation event. In connection with the closing of the merger, we expect 15% of such shares (i.e., 2,625,000 shares) to vest and the remaining 85% of such shares (i.e., 14,875,000 shares) to be permanently forfeited.

Management Allocation Letter

Concurrent with the execution of the Merger Agreement, Orlando Zayas, Karissa Cupito, Derek Medlin, other members of our management (collectively, “Katapult Management”), CURO Financial Technologies Corp. (“CURO”), Blumberg Capital III, L.P. (“Blumberg”), and Tribeca Venture Fund I (NY), L.P. and Tribeca Venture Fund I, L.P. (collectively, “Tribeca”) entered into a letter agreement that provides, among other things, that notwithstanding the requirement that the allocation of cash consideration, stock consideration and earn-out shares as set forth in the Merger Agreement be the same ratio paid to each Pre-Closing Holder (as defined in the m Merger Agreement), CURO, Blumberg and Tribeca agree to re-allocate cash consideration payable to our Management to the extent necessary to offset potential negative tax implications.

Certain Relationships and Related Person Transactions — FinServ

Founder Shares

On August 9, 2019, the Sponsor purchased 5,750,000 Founder Shares for an aggregate price of $25,000. The Founder Shares will automatically convert into Class A Common Stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments.

On October 31, 2019, we effected a 1.1 for 1 stock dividend for each share of Class B Common Stock outstanding, resulting in the Sponsor holding an aggregate of 6,325,000 Founder Shares. The 6,325,000 Founder Shares included an aggregate of up to 825,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of our issued and outstanding shares after the IPO (assuming the Sponsor did not purchase any shares of Class A Common Stock in the IPO and excluding the shares of Class A Common Stock included in the Private Placement Units). In connection with the underwriters’ partial exercise of the over-allotment option and the forfeiture of the remaining over-allotment option, 75,000 Founder Shares were forfeited and 750,000 Founder Shares are no longer subject to forfeiture resulting in an aggregate of 6,250,000 Founder Shares outstanding at December 31, 2020.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which the FinServ completes a liquidation, merger, capital stock exchange or other similar transaction that results in all FinServ stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Advances from Related Party

The Sponsor advanced us funds to cover expenses related to our IPO. These advances were non-interest bearing and payable upon demand. Advances totaling $230,350 were repaid upon the consummation of our IPO on November 5, 2019.

Related Party Loans

On August 9, 2019, the Sponsor agreed to loan to us an aggregate of up to $300,000 to cover expenses related to our IPO pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of March 30, 2020 or the completion of our IPO. The borrowings outstanding under the Promissory Note of $282,244 were repaid upon the consummation of our IPO on November 5, 2019.

In addition, in order to finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). If we complete an initial business combination, we would repay the Working Capital Loans out of the proceeds of the Trust Account released to us. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that an initial business combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. Up to $1,500,000 of such Working Capital Loans may be convertible into units identical to the Private Placement Units, at a price of $10.00 per unit at the option of the lender.

Administrative Support Agreement

We entered into an agreement whereby, commencing on November 5, 2019 through the earlier of our consummation of an initial business combination and our liquidation, we will pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the year ended December 31, 2020 and the period from August 9, 2019 (inception) through December 31, 2019, we incurred $120,000 and $18,387, respectively, in fees for these services, of which $397 and $18,387 are included in accounts payable and accrued expenses in our consolidated balance sheets as of December 31, 2020 and 2019, respectively.

Consulting Agreement

We entered into a consulting agreement with a related party, pursuant to which the consultant will provide us, among other services, assistance in finding a potential target for an initial business combination, as well as supervising and performing due diligence on such targets, and we agreed to pay the consultant a fee of $10,000 per month, up to a maximum of $150,000. On May 15, 2020, we amended the consulting agreement whereby the monthly fee was reduced to $7,500, from June 1, 2020 through and including September 2020. The monthly fee reverted back to $10,000 per month on October 1, 2020. For the year ended December 31, 2020 and for the period from August 9, 2019 (inception) through December 31, 2019, we incurred $110,000 and $22,500, respectively, in such fees. At December 31, 2020 and 2019, $10,000 of such fees was recorded in accounts payable and accrued expenses in our consolidated balance sheets.

Procedures with Respect to Review and Approval of Related Person Transactions

Upon consummation of the Merger, our board of directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•        any person who is, or at any time during the applicable period was, one of our executive officers or a member of our board of directors;

•        any person who is known by us to be the beneficial owner of more than five percent (5%) of our voting stock;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

We also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee will have the responsibility to review related person transactions.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of June 9, 2021, after giving effect to the Closing, by:

•        each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of the our Common Stock;

•        each of our current executive officers and directors; and

•        all of our current executive officers and directors, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

The beneficial ownership percentages set forth in the table below are based on 96,821,615 shares of Common Stock issued and outstanding as of June 9, 2021 and do not take into account the issuance of any shares of Common Stock upon the exercise of warrants to purchase up to 12,832,500 shares of Common Stock that remain outstanding.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Name of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
CURO Financial Technologies Corp.(2)	21,892,864	22.6%
Blumberg Capital III, L.P.(3)	6,465,834	6.7%
FinServ Holdings LLC(4)	6,915,000	7.1%
Executive Officers and Directors:
Lee Einbinder(4)	6,915,000	7.1%
Orlando Zayas(5)	5,761,683	5.7%
Karissa Cupito(6)	1,775,250	1.8%
Derek Medlin(7)	1,345,325	1.4%
Bruce Taragin(3)	6,465,834	6.7%
Brian Hirsch(8)	4,608,069	4.8%
Don Gayhardt(9)	21,892,864	22.6%
Chris Masto(9)	21,892,864	22.6%
Joanne Bradford	—	—
All directors and executive officers as a group (9 individuals)	48,764,025	50.4%

____________

*        Indicates less than 1 percent

(1)      Unless otherwise noted, the business address of those listed in the table above is 5204 Tennyson Parkway, Suite 500, Plano, TX 75024.

(2)      Includes 2,990,305 Earnout Shares. The business address of CURO Financial Technologies Corp. is 3615 North Ridge Road, Wichita, KS 67205.

(3)      Includes 853,847 Earnout Shares. Shares are held by Blumberg Capital III, L.P. The business address of Blumberg Capital III, L.P. is 432 Bryant Street, San Francisco, CA 94107.

(4)      FinServ Holdings LLC, the sponsor of FinServ Acquisition Corp. (the “Sponsor”), is the record holder of the shares reported herein. Lee Einbinder, former Chief Executive Officer of FinServ Acquisition Corp. is a managing member of the Sponsor and has voting and investment discretion with respect to the common stock held by the Sponsor. As such, he may be deemed to have beneficial ownership of the common stock held directly by the Sponsor. Mr. Einbinder disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(5)      Includes 511,679 Earnout Shares and options to acquire 4,248,432 shares of Common Stock that have vested or will vest within 60 days of the Closing.

(6)      Includes 180,437 Earnout Shares and options to acquire 1,513,447 shares of Common Stock that have vested or will vest within 60 days of the Closing.

(7)      Includes 143,496 Earnout Shares and options to acquire 1,081,843 shares of Common Stock that have vested or will vest within 60 days of the Closing.

(8)      Includes 603,225 Earnout Shares. Includes shares held by Tribeca Venture Fund I (NY), L.P., Tribeca Venture Fund I, L.P. and Tribeca Annex Fund, of which Mr. Hirsch is the Managing Partner. Mr. Hirsch disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of Mr. Hirsch is 99 Hudson Street, 15th Floor, New York, NY 10013.

(9)      Includes 2,990,305 Earnout Shares. Includes shares held by CURO Financial Technologies Corp. (“CURO”). Mr. Gayhardt is a director and Chief Executive Officer and Mr. Masto is a director of CURO Group Holdings Corp., the parent company of CURO, and may share voting or dispositive power over such shares. Mr. Gayhardt and Mr. Masto disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of Mr. Gayhardt and Mr. Masto is 3615 North Ridge Road, Wichita, KS 67205.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Private Placement Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock or the Private Placement Warrants after the date of this prospectus.

The following table sets forth information concerning the shares of Common Stock and Private Placement Warrants that may be offered from time to time by each Selling Securityholder. The 12,500,000 shares of Common Stock issuable upon exercise of the Public Warrants are not included in the table below.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock or Private Placement Warrants. The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of June 9, 2021 concerning the Common Stock and Private Placement Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
PIPE Investors
Citadel Multi-Strategy Equities Master Fund Ltd.(10)	350,000	—	350,000	—	—	—	—
Debt Opportunities Master Fund, LP(11)	500,000	—	500,000	—	—	—	—
HBK Master Fund L.P.(12)	250,000	—	250,000	—	—	—	—
CVI Investments Inc.(13)	400,000	—	400,000	—	—	—	—
Jane Street Global Trading, LLC(14)	400,000	—	400,000	—	—	—	—
MMF LT, LLC(15)	300,000	—	300,000	—	—	—	—
Senator Global Opportunity Master Fund L.P.(16)	1,000,000	—	1,000,000	—	—	—	—
Suvretta Master Fund, Ltd.(17)	746,000	—	746,000	—	—	—	—
Suvretta Long Master Fund, Ltd.(17)	4,000	—	4,000	—	—	—	—
Taconic Opportunity Master Fund L.P.(18)	100,000	—	100,000	—	—	—	—
Tiger Global Investments, L.P.(19)	5,000,000	—	5,000,000	—	—	—	—
WCH Fund I, LP(20)	1,000,000	—	1,000,000	—	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
D.E. Shaw Oculus Portfolios, L.L.C.(21)	272,940	—	250,000	—	22,940	—	—
D.E. Shaw Valence Portfolios, L.L.C.(21)	818,763	—	750,000	—	68,763	—	—
Iridian Eagle Fund, LP(22)	300,000	—	300,000	—	—	—	—
Iridian Raven Fund, LP(23)	170,000	—	170,000	—	—	—	—
Iridian Wasabi Fund, LP(24)	30,000	—	30,000	—	—	—	—
Light Street Mercury Master Fund, L.P.(25)	1,140,000	—	1,140,000	—	—	—	—
Light Street Tungsten Master Fund, L.P.(25)	48,210	—	48,210	—	—	—	—
Light Street Halo, L.P.(25)	11,790	—	11,790	—	—	—	—
BEMAP Master Fund Ltd.(26)	30,592	—	30,592	—	—	—	—
Bespoke Alpha MAC MIM LP(26)	3,733	—	3,733	—	—	—	—
DS Liquid Div RVA MON LLC(26)	24,826	—	24,826	—	—	—	—
Monashee Pure Alpha SPV I LLP(26)	17,117	—	17,117	—	—	—	—
SFL SPV I LLC(26)	4,971	—	4,971	—	—	—	—
Monashee Solitario Fund LP(26)	18,761	—	18,761	—	—	—	—
MAP 240 Segregated Portfolio(27)	870,000	—	870,000	—	—	—	—
Newberger Berman Principal Strategies Master Fund, LP(27)	330,000	—	330,000	—	—	—	—
Park West Partners International, Limited(28)	9,000	—	9,000	—	—	—	—
Park West Investors Master Fund, Limited(28)	91,000	—	91,000	—	—	—	—
Nineteen 77 Global Multi-Strategy Alpha Master Limited(29)	346,125	—	346,125	—	—	—	—
Nineteen 77 Global Merger Arbitrage Opportunity Fund(29)	57,750	—	57,750	—	—	—	—
Nineteen 77 Global Merger Arbitrage Master Limited(29)	346,125	—	346,125	—	—	—	—
Brookdale Global Opportunity Fund(30)	37,000	—	37,000	—	—	—	—
Brookdale International Partners, L.P.(30)	63,000	—	63,000	—	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Directors and Officers(1)
Lee Einbinder(2)	6,915,000	332,500	6,915,000	332,500	—	—	—
Orlando Zayas(3)	5,761,683	—	1,513,251	—	4,248,432	4.37%	—
Karissa Cupito(4)	1,775,250	—	261,803	—	1,513,447	1.56%	—
Derek Medlin(5)	1,345,325	—	263,482	—	1,081,843	1.11%	—
Bruce Taragin(6)	6,465,834	—	6,465,834	—	—	—	—
Brian Hirsch(7)	4,608,069	—	4,608,069	—	—	—	—
Don Gayhardt(8)	21,892,864	—	21,892,864	—	—	—	—
Chris Masto(9)	21,892,864	—	21,892,864	—	—	—	—
Joanne Bedford	—	—	—	—	—	—	—
Other Selling Securityholders
CURO Financial Technologies Corp.(9)	21,892,864	—	21,892,864	—	—	—	—
Blumberg Capital III, L.P.(31)	6,465,834	—	6,465,834	—	—	—	—
Tribeca Venture Fund I, L.P.(7)	3,825,644	—	3,825,644	—	—	—	—
Tribeca Venture Fund I (NY), L.P.(7)	663,604	—	663,604	—	—	—	—
Fanqiu Sun(32)	172,579	—	172,579	—	—	—	—
Chandan Chopra(32)	97,479	—	97,479	—	—	—	—

Total Securities	64,339,465	332,500	57,404,040	332,500	6,935,425	—	—

____________

*        Less than one percent.

(1)      Unless otherwise note, the business address of each director and officer is 5204 Tennyson Parkway, Suite 500, Plano, TX 75024.

(2)      FinServ Holdings LLC, the sponsor of FinServ Acquisition Corp. (the “Sponsor”), is the record holder of the shares reported herein. Lee Einbinder, former Chief Executive Officer of FinServ Acquisition Corp. is a managing member of the Sponsor and has voting and investment discretion with respect to the common stock held by the Sponsor. As such, he may be deemed to have beneficial ownership of the common stock held directly by the Sponsor. Mr. Einbinder disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(3)      Includes 511,679 Earnout Shares and options to acquire 4,248,432 shares of Common Stock that have vested or will vest within 60 days of the Closing.

(4)      Includes 180,437 Earnout Shares and options to acquire 1,513,447 shares of Common Stock that have vested or will vest within 60 days of the Closing.

(5)      Includes 143,496 Earnout Shares and options to acquire 1,081,843 shares of Common Stock that have vested or will vest within 60 days of the Closing.

(6)      Includes 853,847 Earnout Shares. Shares are held by Blumberg Capital III, L.P. The business address of Blumberg Capital III, L.P. is 432 Bryant Street, San Francisco, CA 94107.

(7)      Includes 603,225 Earnout Shares. Includes shares held by Tribeca Venture Fund I (NY), L.P., Tribeca Venture Fund I, L.P. and Tribeca Annex Fund, of which Mr. Hirsch is the Managing Partner. Mr. Hirsch disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of Mr. Hirsch is 99 Hudson Street, 15th Floor, New York, NY 10013.

(8)      Includes 2,990,305 Earnout Shares. Includes shares held by CURO Financial Technologies Corp. (“CURO”). Mr. Gayhardt is a director and Chief Executive Officer and Mr. Masto is a director of CURO Group Holdings Corp., the parent company of CURO, and may share voting or dispositive power over such shares. Mr. Gayhardt and Mr. Masto disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of Mr. Gayhardt and Mr. Masto is 3615 North Ridge Road, Wichita, KS 67205.

(9)      Includes 2,990,305 Earnout Shares. Includes shares held by CURO Financial Technologies Corp. (“CURO”). Mr. Gayhardt is a director and Chief Executive Officer and Mr. Masto is a director of CURO Group Holdings Corp., the parent company of CURO, and may share voting or dispositive power over such shares. Mr. Gayhardt and Mr. Masto disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of CURO, Mr. Gayhardt and Mr. Masto is 3615 North Ridge Road, Wichita, KS 67205.

(10)    Citadel Advisors LLC, as the Portfolio Manager of the Selling Stockholder, has voting and dispositive power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Maples Corporate Services Limited PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104.

(11)    EJF Debt Opportunities GP, LLC is the general partner of the Selling Securityholder and may be deemed to share beneficial ownership over the shares held by the Selling Securityholder. The registered office address of the Selling Securityholder is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.

(12)    HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the shares held by the Selling Securityholder pursuant to an Investment Management Agreement between HBK Investments L.P. and the Selling Securityholder. HBK Investments L.P. has delegated discretion to vote and dispose of the shares held by the Selling Securityholder to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, David C. Haley, Jon L. Mosle III and Matthew F. Luth. Each of the HBK Services LLC and the individuals listed above disclaim beneficial ownership of any of the securities reported. The business address of the Selling Securityholder is c/o HBK Services LLC, 2300 North Field Street, Suite 2200, Dallas, TX 75201.

(13)    Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the offering described herein. The business address of the Selling Securityholder is 101 California St., Suite 3250, San Francisco, CA 94111.

(14)    The business address of the Selling Securityholder is 250 Vesey Street, New York, NY 10281.

(15)    Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(16)    Senator Investment Group LP, or Senator, is investment manager of the selling security holder, Senator Global Opportunity Master Fund LP, and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling security holder. Mr. Silverman disclaims beneficial ownership of the shares held by the selling security holder. The business address of the Selling Securityholder is c/o Senator Investment Group LP, 510 Madison Ave, 28th Floor, New York, NY 10022.

(17)    Aaron Cowen as control person of Suvretta Capital Management, LLC, the investment manager of the Selling Securityholder may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(18)    Taconic Capital Advisors L.P. is the investment advisor of the Selling Security holder and may share dipositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 280 Park Avenue, 5th Floor, New York, NY 10017.

(19)    Tiger Global Performance, LLC is the general partner of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Citco Fund Services (Cayman Islands) Limited, P.O. Box 31106, 89 Nexus Way, Camana Bay, Grand Cayman KY1-1205, Cayman Islands.

(20)    Willoughby Capital Holdings, LLC is the sole owner of the general partner of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Willoughby Capital Holdings, LLC, 10 Bank St., Suite 1120, White Plains, NY 10606.

(21)    Shares offered hereby consist of 250,000 shares held by D. E. Shaw Oculus Portfolios, L.L.C. (“Oculus”) and 750,000 shares held by D. E. Shaw Valence Portfolios, L.L.C. (“Valence,” and such offered shares held by Oculus and Valence, the “Subject Shares”). D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of Oculus and Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of Oculus and Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc. or DESCO II Inc. owns any shares of the Common Stock directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any shares of the Common Stock directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. The business address of the Selling Securityholders is c/o the D. E. Shaw group, 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.

(22)    Iridian Asset Management LLC is the investment advisor and Corstan Associates LLC is the general partner of the Selling Securityholder, both of whom may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 276 Post Road West, Westport, CT 06880.

(23)    Iridian Asset Management LLC is the investment advisor and Iridian Real Estate LLC is the general partner of the Selling Securityholder, both of whom may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 276 Post Road West, Westport, CT 06880.

(24)    Iridian Asset Management LLC is the investment advisor and CET Partners LLC is the general partner of the Selling Securityholder, both of whom may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 276 Post Road West, Westport, CT 06880.

(25)    The general partner of the Selling Securityholder is Light Street Capital Management, LLC and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 525 University Avenue, Suite 300, Palo Alto, CA 94301.

(26)    The Selling Securityholder is affiliated with Monashee Investment Management, LLC which may share dipositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(27)    Neuberger Berman Group LLC (“NBG”) and certain of its affiliates, including Neuberger Berman Investment Advisers LLC (“NBIA”), as investment manager or sub-adviser of the Selling Securityholder have voting power and investment power over the shares held by the Selling Securityholder. NBG and its affiliates do not, however, have any economic interest in the shares held by the Selling Securityholder. The business address of NBIA is 190 S. LaSalle St., Suite 2300, Chicago, IL 60603.

(28)    Park West Asset Management LLC is the investment manager of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.

(29)    UBS O’Connor LLC is the investment manager of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o UBS O’Connor LLC, One N. Wacker Dr., 31st Floor, Chicago, IL 60606.

(30)    Weiss Asset Management LP is the investment manager of Brookdale International Partners, L.P. (“BIP”) and Brookdale Global Opportunity Fund (“BGO”). Andrew Weiss is Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also Manager of BIP GP LLC, the general partner of BIP. Andrew Weiss, as Manager of WAM GP LLC, has voting and dispositive power with respect to the securities held by BGO and BIP. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of the Selling Securityholder is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.

(31)    Includes 853,847 Earnout Shares. The business address of Blumberg Capital III, L.P. is 432 Bryant Street, San Francisco, CA 94107.

(32)    The business address of the Selling Securityholder is c/o Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Amended and Restated Charter, our Amended and Restated Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Amended and Restated Charter, the Amended and Restated Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Amended and Restated Charter authorizes the issuance of 250,000,000 shares of Common Stock, par value $0.0001 per share, and 25,000,000 shares of undesignated preferred stock, $0.0001 par value (“Preferred Stock”).

As of June 9, 2021, there were outstanding 96,821,615 shares of Common Stock, no shares of Preferred Stock outstanding, 12,500,000 Public Warrants and 332,5000 Private Placement Warrants.

Common Stock

Holders of Common Stock are entitled to one (1) vote for each share held of record on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in the Amended and Restated Charter or Amended and Restated bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the votes cast at any meeting of our stockholders at which there is a quorum is required to approve any such matter voted on by its stockholders. our board of directors is divided into three (3) classes, each of which will generally serve for a term of three (3) years with only one (1) class of directors being elected each year. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. Stockholders are entitled to receive ratable dividends, if any, as may be declared from time-to-time by our Board out of legally available assets or funds.

Redeemable Warrants

The warrants were issued in registered form under a Warrant Agreement between CST, as warrant agent, and FinServ (the “Warrant Agreement”). The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified check payable to us or by wire transfer, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of our common stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

In addition, if (x)  we issues additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at a Newly Issued Price (as defined in the Warrant Agreement) of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrantholder.

Each whole warrant entitles the registered holder to purchase one (1) whole share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, 30 days after the completion of the initial business combination. Pursuant to the Warrant Agreement, a warrantholder may exercise its warrants only for a whole number of shares of Common Stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. Only whole warrants are traded. The warrants will expire five (5) years after the completion of the initial business combination, at 5:00 p.m. Eastern Time or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant is exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless Common Stock issuable upon such warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Merger, we will use its best efforts to file with the SEC a registration statement covering the shares of Common Stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Common Stock until the warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Merger, warrantholders may, until such time as there is an effective registration statement and during any period we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering our common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of the initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, as amended, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrantholder; and

•        if, and only if, the reported last sale price of the Common Stock stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three (3) business days before we send the notice of redemption to the warrantholders.

If and when the warrants become redeemable, we may not exercise its redemption right if the issuance of shares of our Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We established the last of the redemption criteria discussed above to prevent a redemption call unless there is, at the time of the call, a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder is entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to it if it does not need the cash from the exercise of the warrants after the initial business combination. If we call its warrants for redemption and its management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that, to the warrant agent’s actual knowledge, after giving effect to such exercise, such person (together with such person’s affiliates) would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of our common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities, or other assets to the holders of our Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend the Existing Charter (i) to modify the substance or timing of our obligation to allow redemption in connection with its initial business combination or to redeem 100% of its Common Stock if it does not complete the initial business combination within the timeframe set forth in its amended and restated certificate of incorporation or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of Common Stock upon its failure to complete the initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of its outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the warrantholders will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to warrantholders when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the warrantholders otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the warrant due to the requirement that the warrantholder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

Annual Stockholder Meetings

Our Amended and Restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by means of remote communication.

Anti-Takeover Effects of Our Amended and Restated Charter and Amended and Restated Bylaws and Certain Provisions of Delaware Law

Our Amended and Restated Charter and Amended and Restated Bylaws contains and the DGCL contains provisions, as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares.

However, the listing requirements of Nasdaq, which would apply so long as the common stock remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of our capital stock or the-then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of us or the removal of its management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved Common Stock or Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Classified Board of Directors

The Amended and Restated Charter provides that our board of directors are classified into three (3) classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three (3) year term. As a result, approximately one-third (1/3) of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. The Amended and Restated Charter and Amended and Restated Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Business Combinations

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 20% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three (3) years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•         our board of directors approves the transaction that made the stockholder an “interested stockholder, prior to the date of the transaction;”

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds (2/3) of the outstanding voting stock not owned by the interested stockholder.

Removal of Directors; Vacancies

Under the DGCL, and as provided in our Amended and Restated Charter, a director serving on a classified board may be removed by the stockholders only for cause and only by the affirmative vote of holders of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the Amended and Restated Charter provides that any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director (and not by stockholders) even if less than a quorum.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the amended and restated certificate of incorporation specifically authorizes cumulative voting. The Amended and Restated Charter and the Amended and Restated Bylaws do not authorize cumulative voting.

Special Stockholder Meetings

The Amended and Restated Charter provides that special meetings of our stockholders may be called at any time only by or at the direction of the chief executive officer, the board of directors or the chairperson of the board of directors pursuant to a resolution adopted by a majority of the board of directors. Our Amended and Restated Bylaws provide that the business transacted at a special meeting shall be limited to the matters so stated in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of us.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Katapult’s Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Amended and Restated Bylaws allow the board to adopt rules and regulations for the conduct of meetings as it deems appropriate which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

The Amended and Restated Charter provides that unless we consent to the selection of an alternative forum, any (1) derivative action or proceeding brought on behalf of us, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our stockholders, (3) action asserting a claim against our Amended and Restated Charter or our Amended and Restated Bylaws, (4) action asserting a claim against us, its directors, officers or employees governed by the internal affairs doctrine and (5) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act. However, the Amended and Restated Charter notes that the exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The Amended and Restated Charter further provides that unless we consent to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act or the any other claim for which the federal courts have exclusive jurisdiction. The Amended and Restated Charter provides that any person or entity purchasing or otherwise acquiring or holding any interest in any security of us will be deemed to have notice of and consented to the exclusive forum provision.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. The Amended and Restated Charter, to the extent allowed by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or their respective affiliates in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and we renounce any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which they may become aware to us, except with respect to any of our directors or officers regarding a corporate opportunity that was offered to such person solely in his or her capacity as one of our directors or officers and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for it to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the our rights and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our Amended and Restated Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL and, to the extent reasonably available, shall carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, employees and agents for certain liabilities. We also are expressly authorized to enter into contract with such persons providing indemnification rights equivalent to or, if the board of directors so determines, greater than, those provided in the amended and restated bylaws. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Amended and Restated Charter and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving our directors, officers or employees for which indemnification is sought.

PLAN OF DISTRIBUTION

We are registering (i) up to 57,071,540 shares of Common Stock for possible disposition by the Selling Securityholders from time to time, (ii) up to 332,500 Private Placement Warrants for possible sale by the Selling Securityholders from time to time and (iii) up to 12,832,500 shares of Common Stock that are issuable upon the exercise of the Warrants by the holders thereof. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered, sold, distributed, transferred or otherwise disposed of from time to time by the Selling Securityholders. The term “Selling Securityholders” includes assignees, distributees, donees, pledgees, transferees (including Permitted Transferees as defined in the A&R RRA) or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each disposition. Such dispositions may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Selling Securityholders may dispose of their shares of Common Stock or Warrants by one or more of, or a combination of, the following methods:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of Nasdaq;

•        through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•        distributions to their shareholders, partners, members or other affiliates;

•        to or through underwriters or broker-dealers;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        in privately negotiated transactions;

•        in options transactions;

•        through a combination of any of the above methods of sale; or

•        any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder (or its ultimate parent) that is an entity may elect to make a pro rata in-kind distribution of securities to its shareholders, partners, members or affiliates pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such shareholders, members, partners or affiliates would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the pledgees, donees, transferees, assignees, successors and other permitted transferees will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholders that pledgees, donees, transferees, assignees, successors and other permitted transferees intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•        the specific securities to be offered and sold;

•        the names of the Selling Securityholders;

•        the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•        settlement of short sales entered into after the date of this prospectus;

•        the names of any participating agents, broker-dealers or underwriters; and

•        any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions at negotiated prices. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker- dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The Selling Securityholders party to the A&R RRA have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

Restrictions to Sell

Pursuant to the A&R RRA the restricted stockholders agreed not to dispose of or hedge any of their Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period 180 days after the Closing Date.

MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. This discussion is limited to non-U.S. holders (as defined below) who purchase our common stock pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•        an individual citizen or resident of the United States;

•        a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to United States federal income taxation regardless of its source; or

•        a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes and does not deal with any estate or gift tax consequences or any foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a former citizen or long-term resident of the United States, foreign pension fund, tax qualified retirement plan, bank, financial institution, insurance company, investment fund, tax-exempt organization, governmental organization, trader, broker or dealer in securities “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), person subject to the alternative minimum tax, person that owns, or has owned, actually or constructively, more than 5% of our common stock, person who has elected to mark securities to market, person who acquired shares of our common stock as compensation or otherwise in connection with the performance of services, person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment or an accrual-method taxpayer subject to special tax accounting rules under Section 451(b) of the Code). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership (or other entity treated as a partnership for United States federal income tax purposes) or partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws, the laws of any other taxing jurisdiction, OR AN APPLICABLE TAX TREATY. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO POTENTIAL CHANGES IN UNITED STATES FEDERAL TAX LAW AS WELL AS POTENTIAL CHANGES IN STATE, LOCAL OR FOREIGN TAX LAWS.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”).

Subject to the discussions below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W- 8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent certifying eligibility for exemption. However, any such effectively connected dividends paid on our common stock generally will be subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:

•        the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•        the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States, provided that the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to such distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), including by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or such holder otherwise establishes an exemption.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of common stock through a United States broker or the United States offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person) or otherwise establishes an exemption. Information reporting will also apply if a non-U.S. holder sells its shares of common stock through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person) and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under FATCA, a 30% United States federal withholding tax may apply to any dividends paid on our common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to gross proceeds from a sale or other disposition of our common stock, which may be relied upon by taxpayers until final regulations are issued. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Common Stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by DLA Piper LLP (US). If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of FinServ Acquisition Corp. as of December 31, 2020 and 2019, for the year ended December 31, 2020 and for the period from August 9, 2019 (inception) through December 31, 2019, included in this prospectus have been so included in reliance on a report of WithumSmith+Brown, PC, an independent registered public accounting firm, appearing elsewhere herein and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 of Katapult Holdings, Inc. included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGE IN AUDITOR

On June 9, 2021, our board of directors approved the engagement of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements as of and for the year ending December 31, 2021. Deloitte served as the independent registered public accounting firm of Katapult prior to the Merger. Accordingly, WithumSmith+Brown, PC (“Withum”), FinServ’s independent registered public accounting firm prior to the Merger, was informed that it would be dismissed and Deloitte would be our independent registered public accounting firm.

Withum’s report of independent registered public accounting firm, dated May 5, 2021, on FinServ’s consolidated balance sheet as of December 31, 2020 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2020 did not contain any adverse opinion or disclaimer of opinion. The report was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such audit report contained an explanatory paragraphs in which Withum expressed substantial doubt as to Finserv’s ability to continue as a going concern if it did not complete a business combination by November 5, 2021 and emphasized the restatement of Finserv’s consolidated financial statements due to its change in accounting for warrants.

During the period from August 9, 2019 (inception) through December 31, 2019, the year ended December 31, 2020, and the three months ended March 31, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from August 9, 2019 (inception) through December 31, 2019, the year ended December 31, 2020, and the three months ended March 31, 2021 we did not consult Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by Deloitte that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Withum has furnished to the SEC a letter stating it agrees with the statements made by the registrant in response to this Item 304(a). Such letter from Withum is incorporated by reference into the Registration Statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.katapult.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of FinServ Acquisition Corp.
as of December 31, 2020 and 2019, for the year ended December 31, 2020 and the period from August 9, 2019 (inception) through December 31, 2019

Audited Financial Statements of Katapult Holdings, Inc.
and Subsidiaries as of December 31, 2020 and 2019 and for the Years Ended December 31, 2020, 2019 and 2018

Unaudited Financial Statements of Katapult Holdings, Inc.
and Subsidiaries for the Three Months Ended March 31, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
FinServ Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FinServ Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from August 9, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from August 9, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by November 5, 2021 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 and 2019 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2019.

New York, New York
May 5, 2021

FINSERV ACQUISITION CORP.

CONSOLIDATED BALANCE SHEETS (AS RESTATED)

	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$1,043,895	$1,578,075
Prepaid expenses and other current assets	71,917	126,022
Prepaid income taxes	10,267	—
Total Current Assets	1,126,079	1,704,097

Marketable securities held in Trust Account	251,249,193	250,567,358
Total Assets	$252,375,272	$252,271,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$170,920	$118,805
Income taxes payable	—	102,450
Total Current Liabilities	170,920	221,255

Warrant liability	44,785,425	12,704,175
Deferred underwriting fee payable	9,350,000	9,350,000
Total Liabilities	54,306,345	22,275,430

Commitments

Class A Common stock subject to possible redemption, 19,306,892 and 22,499,602, shares at redemption value at $10.00 per share at December 31, 2020 and 2019, respectively	193,068,920	224,996,020

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 6,358,108 and 3,165,398 issued and outstanding (excluding 19,306,892 and 22,499,602 shares subject to possible redemption) at December 31, 2020 and 2019, respectively	636	316
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,250,000 shares issued and outstanding December 31, 2020 and 2019	625	625
Additional paid-in capital	39,991,524	8,064,744
Retained earnings	(34,992,778)	(3,065,680)
Total Stockholders’ Equity	5,000,007	5,000,005
Total Liabilities and Stockholders’ Equity	$252,375,272	$252,271,455

The accompanying notes are an integral part of the consolidated financial statements.

FINSERV ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (AS RESTATED)

	Year Ended December 31, 2020	For the Period from August 9, 2019 (Inception) Through December 31, 2019
General and administrative expenses	$795,708	$171,946
Loss from operations	(795,708)	(171,946)

Other income (expense):
Interest earned on money market account	12,294	—
Interest earned on marketable securities held in Trust Account	1,133,614	567,358
Change in fair value of warrant liability	(32,081,250)	(2,809,850)
Transaction costs	—	(548,792)
Other income	(30,935,342)	(2,791,284)

Loss before provision for income taxes	(31,731,050)	(2,963,230)
Provision for income taxes	(196,048)	(102,450)
Net loss	$(31,927,098)	$(3,065,680)

Weighted average shares outstanding of Class A redeemable common stock	25,000,000	25,000,000
Basic and diluted income per share, Class A redeemable common stock	$0.03	$0.02

Weighted average shares outstanding of Class A and Class B non-redeemable common stock	6,915,000	6,513,229
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	$(4.72)	$(0.53)

The accompanying notes are an integral part of the consolidated financial statements.

FINSERV ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (AS RESTATED)

	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – August 9, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor			6,325,000	633	24,367	—	25,000
Forfeiture of Class B common stock			(75,000)	(8)	8	—	—
Sale of 25,000,000 shares of Class A common stock, net of underwriting discount and offering costs	25,000,000	2,500	—	—	226,653,530	—	226,656,030
Sale of 665,000 shares of Class A common stock	665,000	66	—	—	6,380,609	—	6,380,675
Class A common stock subject to possible redemption	(22,499,602)	(2,250)	—	—	(224,993,770)	—	(224,996,020)
Net Loss				—		(3,065,680)	(3,065,690)
Balance – December 31, 2019	3,165,398	316	6,250,000	625	8,064,744	(3,065,680)	5,000,005
Change in value of Class A common stock subject to possible redemption	3,192,710	320	—	—	31,926,780	—	31,927,100
Net Loss						(31,927,098)	(31,927,098)
Balance – December 31, 2020	6,358,108	$636	6,250,000	$625	$39,991,524	$(34,992,778)	$5,000,007

The accompanying notes are an integral part of the consolidated financial statements.

FINSERV ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (AS RESTATED)

	Year Ended December 31, 2020	For the Period from August 9, 2019 (Inception) Through December 31, 2019
Cash Flows from Operating Activities:
Net Loss	$(31,927,098)	$(3,065,680)
Adjustments to reconcile net income to net cash and cash equivalents used in operating activities:
Formation cost paid through advances from related party	—	1,000
Interest earned on marketable securities held in Trust Account	(1,133,614)	(567,358)
Change in fair value of warrant liability	32,081,250	2,809,850
Transaction costs allocable to warrant liability	—	548,792
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	54,105	(104,022)
Prepaid income taxes	(10,267)	—
Accounts payable and accrued expenses	52,115	118,805
Income taxes payable	(102,450)	102,450
Net cash and cash equivalents used in operating activities	(985,959)	(156,163)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	—	(250,000,000)
Interest withdrawn for income and franchise taxes	451,779	—
Net cash and cash equivalents provided by (used in) investing activities	451,779	(250,000,000)

Cash Flows from Financing Activities
Proceeds from sale of Units, net of underwriting discounts paid	—	245,600,000
Proceeds from sale of Placement Units	—	6,650,000
Repayment of advances	—	(230,350)
Proceeds from promissory note – related party	—	11,000
Repayment of promissory note – related party	—	(282,244)
Payment of offering costs	—	(14,168)
Net cash and cash equivalents provided by financing activities	—	251,734,238

Net Change in Cash and Cash Equivalents	(534,180)	1,578,075
Cash and Cash Equivalents – Beginning of period	1,578,075	—
Cash and Cash Equivalents – End of period	$1,043,895	$1,578,075

Supplemental cash flow information:
Cash paid for income taxes	$308,765	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Initial classification of Class A common stock subject to possible redemption	$—	$227,511,905
Change in value of Class A common stock subject to possible redemption	$(31,927,098)	$(2,575,740)
Payment of offering costs through promissory note and advances	$—	478,594
Offering costs paid directly by stockholder in exchange for the issuance of Class B common stock to stockholder	$—	$25,000
Deferred underwriting fee payable	$—	$9,350,000
Prepaid expenses paid through advances from related party	$—	$22,000

The accompanying notes are an integral part of the consolidated financial statements.

FINSERV ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

FinServ Acquisition Corp. (the “Company”) was incorporated in Delaware on August 9, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in the financial services industry or businesses providing technology services to the financial industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has two subsidiaries, Keys Merger Sub 1, Inc., a wholly owned subsidiary of the Company incorporated in Delaware on December 14, 2020 (“Merger Sub 1”), and Keys Merger Sub 2, LLC, a wholly owned subsidiary of the Company incorporated in Delaware on December 14, 2020 (“Merger Sub 2”).

As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and since the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statements for the Company’s Initial Public Offering were declared effective on October 31, 2019. On November 5, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”) at $10.00 per Unit, which includes the partial exercise by the underwriter of the over-allotment option to purchase an additional 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $250,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 665,000 units (each, a “Placement Unit” and collectively, the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to the Company’s sponsor, FinServ Holdings LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $6,650,000, which is described in Note 5.

Offering costs amounted to $14,267,762, consisting of $4,400,000 of underwriting fees, $9,350,000 of deferred underwriting fees and $517,762 of other offering costs.

Following the closing of the Initial Public Offering on November 5, 2019, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (“Trust Account”) and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. The Company will only

FINSERV ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined in Note 6), Placement Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares, Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination by November 5, 2021 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to

FINSERV ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

$100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until November 5, 2021 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 5, 2021. Management plans to continue its efforts to close on a business combination within the prescribed time frame.

FINSERV ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On April 12, 2021, the staff of the SEC issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Statement”). In the Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and the warrants included in the Placement Units (the “Private Placement Warrants”) issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of common shares, all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”).

As of and for the year ended December 31, 2020 and the period ended December 31, 2019, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25.

As a result of the above, the Company should have classified the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.

	As Previously Reported	Adjustments	As Restated
Balance sheet as of November 5, 2019 (audited)
Warrant Liability	$—	$9,894,325	$9,894,325
Class A Common Stock Subject to Possible Redemption	237,406,230	(9,894,325)	227,511,905
Class A Common Stock	192	99	291
Additional Paid-in Capital	5,000,191	548,693	5,548,884
(Accumulated Deficit)	(1,000)	(548,792)	(549,792)

Balance sheet as of December 31, 2019 (audited)
Warrant Liability	$—	$12,704,175	$12,704,175
Class A Common Stock Subject to Possible Redemption	237,700,190	(12,704,170)	224,996,020
Class A Common Stock	189	127	316
Additional Paid-in Capital	4,706,234	3,358,510	8,064,744
Retained Earnings/(Accumulated Deficit)	292,962	(3,358,642)	(3,065,680)

FINSERV ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported	Adjustments	As Restated
Balance sheet as of March 31, 2020 (unaudited)
Warrant Liability	$—	$7,775,975	$7,775,975
Class A Common Stock Subject to Possible Redemption	238,261,370	(7,775,975)	230,485,395
Class A Common Stock	184	78	262
Additional Paid-in Capital	4,145,059	(1,569,636)	2,575,423
Retained Earnings/(Accumulated Deficit)	854,140	1,569,558	2,423,698

Balance sheet as of June 30, 2020 (unaudited)
Warrant Liability	$—	$13,474,125	$13,474,125
Class A Common Stock Subject to Possible Redemption	238,189,360	(13,474,125)	224,715,235
Class A Common Stock	185	135	320
Additional Paid-in Capital	4,217,068	4,128,457	8,345,525
Retained Earnings/(Accumulated Deficit)	782,124	(4,128,592)	(3,346,468)

Balance sheet as of September 30, 2020 (unaudited)
Warrant Liability	$—	$12,852,450	$12,852,450
Class A Common Stock Subject to Possible Redemption	238,037,440	(12,852,450)	225,184,990
Class A Common Stock	186	128	314
Additional Paid-in Capital	4,368,987	3,506,789	7,875,776
Retained Earnings/(Accumulated Deficit)	630,212	(3,506,917)	(2,876,705)

Balance sheet as of December 31, 2020 (audited)
Warrant Liability	$—	$44,785,425	$44,785,425
Class A Common Stock Subject to Possible Redemption	237,854,350	(44,785,430)	193,068,920
Class A Common Stock	188	448	636
Additional Paid-in Capital	4,552,075	35,439,449	39,991,524
Retained Earnings/(Accumulated Deficit)	447,114	(35,439,892)	(34,992,778)
Stockholders’ Equity	5,000,002	5	5,000,007

Period from August 9, 2019 (inception) to December 31, 2019 (audited)
Transaction costs allocable to warrant liability	$—	$(548,792)	$(548,792)
Change in fair value of warrant liability	—	(2,809,850)	(2,809,850)
Net Income (Loss)	292,962	(3,358,642)	(3,065,680)
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.01)	(0.52)	(0.53)

Three months ended March 31, 2020 (unaudited)
Change in fair value of warrant liability	$—	$4,928,200	$4,928,200
Net Income (Loss)	561,178	4,928,200	5,489,378
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.03)	0.71	0.68

FINSERV ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported	Adjustments	As Restated
Three months ended June 30, 2020 (unaudited)
Change in fair value of warrant liability	$—	$(5,698,150)	$(5,698,150)
Net Income (Loss)	(72,016)	(5,698,150)	(5,770,166)
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.02)	(0.82)	(0.84)

Six months ended June 30, 2020 (unaudited)
Change in fair value of warrant liability	$—	$(769,950)	$(769,950)
Net Income (Loss)	489,162	(769,950)	(280,788)
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.04)	(0.12)	(0.16)

Three months ended September 30, 2020 (unaudited)
Change in fair value of warrant liability	$—	$621,675	$621,675
Net Income (Loss)	(151,912)	621,675	469,763
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.02)	0.09	0.07

Nine months ended September 30, 2020 (unaudited)
Change in fair value of warrant liability	$—	$(148,275)	$(148,275)
Net Income (Loss)	337,250	(148,275)	188,975
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.06)	(0.03)	(0.09)

Year ended December 31, 2020 (audited)
Change in fair value of warrant liability	$—	$(32,081,250)	$(32,081,250)
Net Income (Loss)	154,152	(32,081,250)	(31,927,098)
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.08)	(4.64)	(4.72)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiary where the Company has the ability to exercise control. All significant intercompany balances and transactions have been eliminated in consolidation. Activities in relation to the noncontrolling interest are not considered to be significant and are, therefore, not presented in the accompanying consolidated financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging

FINSERV ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2020 and 2019, cash equivalents, consisting of money market funds, amounted to $998,233 and $1,556,055, respectively.

Marketable Securities Held in Trust Account

At December 31, 2020 and 2019, the assets held in the Trust Account were invested in money market funds, meeting the conditions of Rule 2a-7 of the Investment Company Act. During the year ended December 31, 2020, the Company withdrew $451,779 of interest earned on the Trust Account to pay for its franchise and income taxes.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control

FINSERV ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020 and 2019, there were 19,306,892 and 22,499,602 shares of Class A common stock subject to possible redemption, respectively, presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $14,267,762 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the Public Warrants was initially measured using a Monte Carlo simulation approach with subsequent measurements based off the quarterly trading price, whereas the fair value of the Private Warrants was estimated initially and subsequently using a Modified Black Scholes Model (see Note 11).

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

FINSERV ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 12,832,500 shares of Class A common stock in the calculation of diluted income per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s consolidated statements of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class A and B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by the weighted average number of Class A and B non-redeemable common stock outstanding for the period. Class A and B non-redeemable common stock includes the Founder Shares and the Placement Units as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net income per common share (in dollars, except per share amounts):

	Year Ended December 31,
	2020	2019
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$1,133,614	$567,358
Income and Franchise Tax	(396,098)	(181,952)
Net Earnings	$737,516	$385,406
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	25,000,000	25,000,000
Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.03	$0.02

Non-Redeemable Class A and B Common Stock
Numerator: Net Income minus Redeemable Net Earnings
Net Loss	$(31,927,098)	$(3,065,680)
Redeemable Net Earnings	(737,516)	(385,406)
Non-Redeemable Net Loss	$(32,664,614)	$(3,451,086)
Denominator: Weighted Average Non-Redeemable Class A and B Common Stock
Non-Redeemable Class A and B Common Stock, Basic and Diluted(1)	6,915,000	6,513,229
Loss/Basic and Diluted Non-Redeemable Class A and B Common Stock	$(4.72)	$(0.53)

As of December 31, 2020 and 2019, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the Company’s stockholders.

____________

(1)      The weighted average non-redeemable common stock for the year ended December 31, 2020 and 2019 includes the effect of 665,000 Private Units, which were issued in conjunction with the initial public offering on November 5, 2019.

FINSERV ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a price of $10.00 per Unit, which includes the partial exercise by the underwriter of its option to purchase an additional 3,000,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 665,000 Placement Units at a price of $10.00 per Placement Unit, for an aggregate purchase price of $6,650,000. Each Placement Unit consists of one share of Class A common stock (“Placement Share” or, collectively, “Placement Shares”) and one-half of one redeemable warrant (each, a “Placement Warrant” or collectively, “Placement Warrants”). Each whole Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Units and all underlying securities will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On August 9, 2019, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares will automatically convert into Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7.

On October 31, 2019, the Company effected a 1.1 for 1 stock dividend for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 6,325,000 Founder Shares. The 6,325,000 Founder Shares included an aggregate of up to 825,000 shares subject to forfeiture to the extent that

FINSERV ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Placement Shares). In connection with the underwriters’ partial exercise of the over-allotment option and the forfeiture of the remaining over-allotment option, 75,000 Founder Shares were forfeited and 750,000 Founder Shares are no longer subject to forfeiture resulting in an aggregate of 6,250,000 Founder Shares outstanding at December 31, 2019.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Advances from Related Party

The Sponsor advanced the Company funds to cover expenses related to the Initial Public Offering. These advances were non-interest bearing and payable upon demand. Advances totaling $230,350 were repaid upon the consummation of the Initial Public Offering on November 5, 2019.

Related Party Loans

On August 9, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of March 30, 2020 or the completion of the Initial Public Offering. The borrowings outstanding under the Promissory Note of $282,244 were repaid upon the consummation of the Initial Public Offering on November 5, 2019.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units upon consummation of the Business Combination at a price of $10.00 per unit. The units would be identical to the Placement Units.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on November 5, 2019 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the year ended December 31, 2020, the Company incurred $120,000 and for the period from August 9, 2019 (inception) through December 31, 2019 $18,387, in fees for these services, of which $397 and $18,387 are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets at December 31, 2020 and 2019, respectively.

FINSERV ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

Consulting Agreement

The Company entered into a consulting agreement with a related party, pursuant to which the consultant will provide the Company, among other services, assistance in finding a potential target for a Business Combination, as well as supervising and performing due diligence on such targets. The Company will pay the consultant a fee of $10,000 per month, up to a maximum of $150,000. On May 15, 2020, the Company amended the consulting agreement whereby the monthly fee was reduced to $7,500, commencing on June 1, 2020. For the year ended December 31, 2020 and for the period from August 9, 2019 (inception) through December 31, 2019, the Company incurred $110,000 and $22,500, in such fees. At December 31, 2020 and 2019, $10,000 of such fees was recorded in accounts payable and accrued expenses in the accompanying consolidated balance sheets. On October 1, 2020 the Company further amended the agreement to increase the fee back to $10,000 per month.

NOTE 7. COMMITMENTS

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on November 5, 2019, the holders of the Founder Shares, Placement Units (including securities contained therein) and Units (including securities contained therein) that may be issued upon conversion of Working Capital Loans, and any shares of Class A common stock issuable upon the exercise of the Placement Warrants and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of units issued as part of the Working Capital Loans and Class A common stock issuable upon conversion of the Founder Shares, will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $4,400,000, or $0.20 per Unit of the gross proceeds of the initial 22,000,000 Units sold in the Initial Public Offering, in the aggregate. In addition, the underwriters are entitled to a deferred fee of (i) $0.35 per Unit of the gross proceeds of the initial 22,000,000 Units sold in the Initial Public Offering, or $7,700,000, and (ii) $0.55 per Unit of the gross proceeds from the 3,000,000 Units sold pursuant to the over-allotment option, or $1,650,000, aggregating to a deferred fee of $9,350,000. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement.

FINSERV ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. COMMITMENTS (cont.)

Merger Agreement

On December 18, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merger Sub 1, Merger Sub 2, Katapult Holdings, Inc., a Delaware corporation (“Katapult”), and the other signatories thereto.

Pursuant to the terms of the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement (the “Transaction” and the “Closing”, respectively), a business combination between the Company and Katapult will be effected through the merger of Merger Sub 1 with and into Katapult, with Katapult surviving as the surviving company and a wholly owned subsidiary of the Company (the “First Merger”), followed immediately by the merger of the resulting company with and into Merger Sub 2, with Merger Sub 2 surviving as the surviving company and a wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, the “Mergers”). Once effective, all equity securities of Katapult will be converted into the right to receive the applicable portion of merger consideration pursuant to the terms and subject to the conditions set forth in the Merger Agreement.

Under the terms of the Merger Agreement, the aggregate consideration to be paid in the Mergers is $833,000,000, as adjusted in accordance with the terms of the Merger Agreement and apportioned between cash and common stock of the Company (“FinServ Common Shares”), and which shall be adjusted to account for the value of Assumed Options (as defined below). In addition, the Company will issue to the Pre-Closing Holders an aggregate 7,500,000 restricted FinServ Common Shares.

At the effective time of the First Merger (the “Effective Time”), each Katapult Common Share that is issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares of common stock, par value $0.001 per share, of Katapult (“Katapult Common Shares”) will be canceled and converted into the right to receive the applicable portion of the merger consideration in accordance with an allocation schedule to be provided by Katapult (the “Allocation Schedule”) that will set forth the allocation of the merger consideration (including the Earn-Out Shares (as defined below)) among the equityholders of Katapult.

As of the Effective Time, (a) certain shares of restricted stock in Katapult will vest and the holders thereof be entitled to receive the applicable portion of the merger consideration in accordance with the Allocation Schedule and (b) certain holders of options to purchase Katapult Common Shares will receive options to purchase FinServ Common Shares (the “Assumed Options”) and, if applicable, Earn-Out Shares.

Earn-Out

At the Closing, the Company will also issue to the Pre-Closing Holders an aggregate 7,500,000 restricted FinServ Common Shares (subject to vesting, forfeiture and certain other restrictions (including on transfer) set forth in the Merger Agreement (the “Earn-Out Shares”)). With respect to the Earn-Out Shares: (i) one-half (1/2) of the Earn-Out Shares will vest if the closing price of the FinServ Common Shares is greater than or equal to $12.00 over any twenty (20) Trading Days (as defined in the Merger Agreement) within any thirty (30) consecutive Trading Day period and (ii) one-half (1/2) of the Earn-Out Shares will vest if the closing price of the FinServ Common Shares is greater than or equal to $14.00 over any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period, in each case, during the Earn-Out Period (as defined in the Merger Agreement) and subject to adjustments as a result of certain recapitalization events and dividends paid prior to the expiration of the Earn-Out Period. In addition, if there is a Change of Control Transaction (as defined in the Merger Agreement) of the Company prior to the expiration of the Earn-Out Period that will result in the holders of FinServ Common Shares receiving a price per share equal to or in excess of the applicable price per share thresholds described above, then Earn-Out Shares will vest in connection with such Change of Control Transaction in the manner set forth in the Merger Agreement.

FINSERV ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. COMMITMENTS (cont.)

PIPE Financing

On December 18, 2020, the Company entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the PIPE Investors, an aggregate of 15,000,000 shares of the Company’s common stock for an aggregate purchase price of $150,000,000.00 on the date of Closing, on the terms and subject to the conditions set forth therein.

The Transactions will be consummated subject to the deliverables and provisions as further described in the Merger Agreement.

NOTE 8. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. At December 31, there were warrants outstanding to purchase 12,832,500 shares of the Company’s Class A common stock (see Note 11).

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable; and

FINSERV ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. WARRANTS (cont.)

•        if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.

FINSERV ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. STOCKHOLDERS’ EQUITY (cont.)

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 6,358,108 and 3,165,398 shares of Class A common stock issued or outstanding, excluding 19,306,892 and 22,499,602 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 6,250,000 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (not including the shares of Class A common stock underlying the Placement Units) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent warrants issued, or to be issued, to any seller in a Business Combination, any private placement equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

NOTE 10. INCOME TAX

The Company’s net deferred tax assets are as follows:

	As of December 31,
	2020	2019
Deferred tax assets
Organizational costs/Startup expenses	$141,919	$19,413
Total deferred tax assets	141,919	19,413
Valuation allowance	(141,919)	(19,413)
Deferred tax assets, net of allowance	$—	$—

The income tax provision consists of the following:

	As of December 31,
	2020	2019
Federal
Current	$196,048	$102,450
Deferred	(122,506)	(19,413)

State
Current	$—	$—
Deferred	—	—
Change in valuation allowance	122,506	19,413
Income tax provision	$196,048	$102,450

FINSERV ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. INCOME TAX (cont.)

As of December 31, 2020 and 2019, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020 and for the period from August 9, 2019 (inception) through December 31, 2019, the change in the valuation allowance was $122,506 and $19,413, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	As of December 31,
	2020	2019
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Change in fair value of warrant liability	(21.2)%	(23.8)%
Change in valuation allowance	(0.4)%	(0.7)%
Income tax provision	(0.6)%	(3.5)%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 11. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

FINSERV ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. FAIR VALUE MEASUREMENTS (cont.)

At December 31, 2020, assets held in the Trust Account were comprised of $12,936 in cash and cash equivalents and $251,236,257 in U.S. Treasury securities. During the year ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity securities at December 31, 2020 are as follows:

	Held-To-Maturity	Level	Amortized Cost	Gross Holding Gain	Fair Value
	Marketable securities held in Trust Account – U.S.:
December 31, 2019	Treasury Securities Money Market Fund	1	$250,567,358	$—	$250,567,358
December 31, 2020	U.S. Treasury Securities (Mature on 1/21/2021)	1	$251,236,257	$1,718	$251,237,975

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

Description	Level	December 31, 2019	December 31, 2020
Liabilities:
Warrant Liability – Public Warrants	1	$12,375,000	$43,625,000
Warrant Liability – Private Placement Warrants	3	$329,175	$1,160,425
Total Warrant Liability		$12,704,175	$44,785,425

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.

Initial Measurement — Public Warrants

The Company established the initial fair value for the Public Warrants on November 5, 2019, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A common stock and one-half of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of shares of Class B common stock, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A common stock subject to possible redemption, Class A common stock and Class B common stock based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the Monte Carlo simulation model for the Public Warrants were as follows at initial measurement:

Input	November 5, 2019 (Initial Measurement)
Risk-free interest rate	1.72%
Expected term (years)	5.25
Expected volatility	13.6%
Exercise price	$11.50
Fair value of the common stock price	$10.00

FINSERV ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. FAIR VALUE MEASUREMENTS (cont.)

On November 5, 2019, the Public Warrants were determined to be $0.77 per warrant for aggregate value of $9.63 million.

Subsequent Measurement — Public Warrants

The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants for each quarterly reporting period and as of December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market.

As of December 31, 2019, the aggregate value of Public Warrants was $12.38 million. As of December 31, 2020, the aggregate value of Public Warrants was $43.63 million.

Initial Measurement — Private Warrants

The Private Placement Warrants were valued using a Modified Black Scholes Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes Model uses a Black Scholes Option Pricing Model that is modified to reduce the value of the Private Placement Warrants for a discount on the lack of marketability of the instrument as well as for the probability of consummation of the Business Combination. The primary unobservable inputs utilized in determining the fair value of the Private Placement Warrants is the discount for lack of marketability and the probability of consummation of the Business Combination. The probability assigned to the consummation of the Business Combination was 80% which was determined based on a hybrid approach of both observed success rates of business combinations for special purpose acquisition companies and the Sponsors’ track record for consummating similar transactions.

The key inputs into the Modified Black Scholes Model for the Private Warrants were as follows at initial measurement:

Input	November 5, 2019 (Initial Measurement)
Expected term (years)	5.25
Expected volatility	13.6%
Risk-free interest rate	1.72%
Exercise price	$11.50
Fair value of the common stock price	$10.00

Subsequent Measurement — Private Warrants

The Private Placement Warrants were valued using a Modified Black Scholes Model, which is considered to be a Level 3 fair value measurement. For the Private Placement Warrants, the Modified Black Scholes Model uses a Black Scholes Option Pricing Model that is modified to reduce the value of the Private Placement Warrants for a discount on the lack of marketability of the instrument as well as for the possibility of the Private Placement Warrants becoming subject to forfeit or modification in order to effectuate the Business Combination. The primary unobservable inputs utilized in determining the fair value of the Private Placement Warrants are the expected volatility of the Company’s common stock, the discount for lack of marketability, and the discount for potential forfeiture or modification. The expected volatility of the Company’s common stock was determined for each period based on the annualized volatility of the Russell 3000 Index using daily returns and a lookback period commensurate

FINSERV ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. FAIR VALUE MEASUREMENTS (cont.)

with the term of 5.25 years as of the Valuation Date. We note that this volatility is in line with the implied volatility of other Special Purpose Acquisition Companies and was estimated to be 13.6% at November 5, 2019 and December 31, 2019 and was estimated to be 19.4% at December 31, 2020. The discount for potential forfeiture or modification was estimated to be 20.0%, which was determined based on observed forfeitures and/or modifications of such warrants for special purpose acquisition companies.

Input	December 31, 2019	December 31, 2020
Expected term (years)	5.25	5.35
Expected volatility	13.6%	19.4%
Risk-free interest rate	1.78%	0.41%
Exercise price	$11.50	$11.50
Fair value of the common stock price	$9.75	$12.50

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of November 5, 2019	$—	$—	$—
Initial measurement on November 5, 2019	269,325	9,625,000	9,894,325
Change in valuation inputs or other assumptions	59,850	2,750,000	2,809,850
Fair value as of December 31, 2019	$329,175	$12,375,000	$12,704,175
Change in valuation inputs or other assumptions	831,250	31,250,000	32,081,250
Fair value as of December 31, 2020	$1,160,425	$43,625,000	$44,785,425

Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and Board of Directors of Katapult Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Katapult Holdings, Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive income (loss), redeemable convertible preferred stock and stockholders’ deficit, and cash flows, for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 2, 2021

We have served as the Company’s auditor since 2018.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash	$65,622	$7,507
Restricted cash	3,975	4,739
Accounts receivable, net of allowance for doubtful accounts of $4,372 and $1,855 at December 31, 2020 and December 31, 2019, respectively	1,636	924
Property held for lease, net of accumulated depreciation and impairment	66,737	34,856
Prepaid expenses and other current assets	1,248	635
Total current assets	139,218	48,661
Property and equipment, net	330	179
Security deposits	91	125
Capitalized software and intangible assets, net	188	49
Total assets	$139,827	$49,014

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
Current liabilities:
Accounts payable	$1,688	$920
Accrued liabilities	12,967	7,974
Unearned revenue	2,652	1,368
Non-revolving line of credit, related parties	—	15,803
Total current liabilities	17,307	26,065
Revolving line of credit	74,316	39,698
Long term debt	36,413	7,195
Other liabilities	12,740	—
Total liabilities	140,776	72,958

COMMITMENTS AND CONTINGENCIES (Note 16)
REDEEMABLE CONVERTIBLE PREFERRED STOCK
Redeemable convertible preferred stock (Series C), $.001 par value – 95,415,981 shares authorized; 68,589,913 shares issued and outstanding at December 31, 2020 and December 31, 2019	49,894	49,894
STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value – 120,000,000 shares authorized; 9,524,440 and 8,686,478 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	10	9
Additional paid-in capital	7,196	6,733
Accumulated deficit	(58,049)	(80,580)
Total stockholders’ deficit	(50,843)	(73,838)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$139,827	$49,014

The accompanying notes are an integral part of these consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(amounts in thousands, except share and per share amounts)

	Years Ended December 31,
	2020	2019	2018
Revenue
Rental revenue	$246,927	$90,996	$42,126
Other revenue	200	368	290
Service fees	73	513	730
Total revenue	247,200	91,877	43,146
Cost of revenue	167,412	71,220	38,710
Gross profit	79,788	20,657	4,436

Operating expenses:
Servicing costs	4,077	2,934	1,879
Underwriting fees	2,344	2,562	843
Professional and consulting fees	2,949	1,347	1,187
Technology and data analytics	6,498	4,293	2,920
Bad debt expense	16,064	9,163	4,281
General and administrative	10,950	9,750	10,199
Total operating expenses	42,882	30,049	21,309
Income (loss) from operations	36,906	(9,392)	(16,873)
Loss on extinguishment of debt	(402)	(823)	(1,650)
Interest expense and other fees	(13,588)	(8,577)	(4,986)
Other income	102	—	—
Income (loss) before provision for income taxes	23,018	(18,792)	(23,509)
Provision for income taxes	(487)	—	—
Net income (loss) and comprehensive income (loss)	$22,531	$(18,792)	$(23,509)
Net income (loss) and comprehensive income (loss) available to common shareholders	$1,933	$(21,272)	$(23,509)

Net income (loss) per share:
Basic	$0.22	$(2.46)	$(2.95)
Diluted	$0.08	$(2.46)	$(2.95)

Weighted average shares used in computing net income (loss) per share:
Basic	8,923,293	8,642,858	7,964,685
Diluted	25,015,960	8,642,858	7,964,685

The accompanying notes are an integral part of these consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(amounts in thousands, except share amounts)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balances at January 1, 2018	24,721,811	$33,847	6,796,635	$1	$401	$(35,799)	$(35,397)
Stock conversion	(1,760,416)	(2,672)	1,760,416	—	2,672	—	2,672
Stock options exercised	—	—	49,609	—	11	—	11
Stock-based compensation expense	—	—	—	—	181	—	181
Stock warrant issuance	—	—	—	—	51	—	51
Redeemable convertible preferred stock issued	1,883,715	3,218	—	—	—	—	—
Net loss	—	—	—	—	—	(23,509)	(23,509)
Balances at December 31, 2018	24,845,110	$34,393	8,606,660	$1	$3,316	$(59,308)	$(55,991)
Beneficial conversion feature	—	—	—	—	2,480	(2,480)	—
Stock conversion	(71,343)	(67)	73,693	8	60	—	68
Stock options exercised	—	—	6,125	—	2	—	2
Stock-based compensation expense	—	—	—	—	315	—	315
Stock warrant issuance	—	—	—	—	560	—	560
Convertible note conversion	17,061,472	6,062	—	—	—	—	—
Redeemable convertible preferred stock issued	26,754,674	9,506	—	—	—	—	—
Net loss	—	—	—	—	—	(18,792)	(18,792)
Balances at December 31, 2019	68,589,913	$49,894	8,686,478	$9	$6,733	$(80,580)	$(73,838)
Stock options exercised	—	—	664,209	1	111	—	112
Stock-based compensation expense	—	—	—	—	350	—	350
Stock warrant exercise	—	—	173,753	—	2	—	2
Net income	—	—	—	—	—	22,531	22,531
Balances at December 31, 2020	68,589,913	$49,894	9,524,440	$10	$7,196	$(58,049)	$(50,843)

The accompanying notes are an integral part of these consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Years ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$22,531	$(18,792)	$(23,509)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	111,447	47,083	25,256
Net book value of property buyouts	31,140	11,737	8,815
Impairment expense	17,064	9,979	3,810
Bad debt expense	16,064	9,163	4,281
Stock-based compensation	350	315	181
Amortization of debt discount	218	—	—
Amortization of debt issuance costs	431	740	291
Warrant expense	—	560	51
Loss on extinguishment of debt	402	823	1,651
Other	4	168	—
Change in operating assets and liabilities:
Accounts receivable	(16,776)	(8,975)	(5,098)
Net purchase of property held for lease	(191,449)	(87,809)	(44,855)
Prepaid expenses and other current assets	(613)	36	(435)
Accounts payable	768	(150)	492
Accrued liabilities	4,993	3,043	3,079
Unearned revenues	1,284	495	513
Net cash used in operating activities	(2,142)	(31,584)	(25,477)
Cash flows from investing activities:
Purchases of property and equipment	(234)	(82)	(24)
Additions to capitalized software	(202)	—	—
Other assets and security deposits	34	173	(34)
Net cash flow provided by (used in) investing activities	(402)	91	(58)
Cash flows from financing activities:
Proceeds from convertible notes	—	2,500	7,500
Proceeds from revolving line of credit	39,913	22,845	—
Principal repayments of long term debt	(7,500)	—	—
Proceeds from non-revolving line of credit, related parties	—	8,937	14,925
Principal repayments on non-revolving line of credit, related parties	(16,000)	(2,846)	—
Proceeds from long term debt	49,102	—	—
Payment of revolving line of credit debt issuance costs	(750)	—	—
Payment of long term debt issuance costs	(182)	—	—
Proceeds from common stock issuance	113	2	11
Principal repayments of revolving line of credit	(4,801)	—	—
Proceeds from redeemable convertible preferred stock issuance	—	9,339	3,218
Net cash provided by financing activities	59,895	40,777	25,654
Net increase in cash and restricted cash	57,351	9,284	119
Cash and restricted cash at beginning of period	12,246	2,962	2,843
Cash and restricted cash at end of period	$69,597	$12,246	$2,962

Supplemental disclosure of cash flow information:
Cash paid for interest	12,607	$7,110	$3,734
Cash paid for income taxes	625	$105	$43

Supplemental disclosure of non-cash investing and financing activities:
Issuance of warrant to purchase redeemable convertible preferred stock	$12,846	$—	$—
Non-cash convertible note issuance	$—	$—	$2,250
Conversion of redeemable convertible preferred stock to common stock	$—	$67	$2,673
Principal repayments on non-revolving line of credit, related parties	$—	$16,757	$—
Convertible note conversion	$—	$6,062	$—
Fee payable exchanged for redeemable convertible preferred stock	$—	$167	$—

The accompanying notes are an integral part of these consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

1.     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Katapult Holdings, Inc. (“Katapult”), formerly known as Cognical Holdings, Inc., is an e-commerce focused financial technology company offering e-commerce point-of-sale (“POS”) lease-purchase options for nonprime US consumers. Katapult’s fully-digital technology platform provides nonprime US consumers with a flexible lease purchase option to enable them to obtain durable goods from Katapult’s network of e-commerce merchants. The Company’s end-to-end technology platform provides seamless integration with merchants.

The consolidated financial statements include the accounts of Katapult and its wholly owned subsidiaries (together, “the Company”), which are Katapult Group, Inc. (formerly known as Cognical, Inc.), Katapult SPV-1 LLC, Cognical SPV-3 LLC, and Cognical SPV-4 LLC. Cognical SPV-3 LLC originated all of the Company’s lease agreements with its customers and owned all of the leased property through April 2019. Katapult SPV-1 LLC originates all of the Company’s lease agreements thereafter. Cognical SPV-4 LLC has halted the origination of new leases on behalf of a third-party merchant, however the Company serviced activity from existing leases of Cognical SPV-4 LLC through November 2020. Cognical SPV-3 LLC and Cognical SPV-4 LLC were liquidated in December 2020.

The Company was headquartered in New York, New York through December 31, 2020. During the first quarter of 2021, the Company changed its headquarters to Plano, Texas. Katapult was incorporated in Delaware in 2016. Katapult Group, Inc. was incorporated in the state of Delaware in 2012. Cognical SPV-3 LLC, Cognical SPV-4 LLC, and Katapult SPV-1 LLC are all Delaware limited liability companies formed in Delaware in 2016, 2017, and 2019, respectively. In February 2020, Cognical Holdings, Inc. officially changed its name to Katapult Holdings, Inc. Additionally, in February 2020, Cognical, Inc. officially changed its name to Katapult Group, Inc.

Basis of Presentation — The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of Katapult Holdings, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. There is no difference between net loss and comprehensive loss for each of the periods presented in these consolidated financial statements.

Risks and Uncertainties — The Company is subject to a number of risks including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

Impact of COVID-19 — On March 11, 2020, the World Health Organization declared the recent novel coronavirus (“COVID-19”) outbreak a pandemic. In response to the outbreak, many jurisdictions, including those in which we have locations, have implemented measures to combat the outbreak, such as travel restrictions and shelter in place orders. To date, the impact of the COVID-19 pandemic has not had a negative impact on the Company’s results or future forecasts, and has not resulted in any negative impact to the Company’s liquidity, cash flows, or carrying values of assets. In the preparation of these financial statements and related disclosures, management has assessed the impact of COVID-19 on its results, estimates, assumptions, forecasts, and accounting policies and made additional disclosures, as necessary.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act provides numerous tax provisions and other stimulus measures, including temporary suspension of certain payment requirements for the employer portion of Social Security taxes and the creation of certain refundable employee retention credits. These provisions of the CARES Act did not have a significant impact on the Company’s consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The preparation of the consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expense during the reporting period. The most significant estimates relate to the allowance for doubtful accounts, the selection of useful lives of property and equipment, the selection of useful lives for property held for lease and the related depreciation method, intangible assets and associated useful lives, determination of fair value of the Company’s common stock and redeemable convertible preferred stock, determination of fair value of stock option grants, and the fair value of the common stock warrants, and the valuation allowance associated with deferred tax assets. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates.

Segment Information — Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the chief executive officer. The Company has one business activity and there are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. Accordingly, the Company has one operating segment, and therefore, one reportable segment.

Cash — As of December 31, 2020 and 2019, cash consists primarily of checking and savings deposits. The Company does not hold any cash equivalents, which would consist of highly liquid investments with original maturities of three months or less at the time of purchase.

Restricted Cash — The Company classifies all cash whose use is limited by contractual provisions as restricted cash. Restricted cash as of December 31, 2020 consists primarily of cash advanced from the lines of credit in Katapult SPV-1 LLC. Restricted cash as of December 31, 2019 consists primarily of cash advanced from the lines of credit in Cognical SPV-4 LLC and Katapult SPV-1 LLC, which were established pursuant to various agreements for the purpose of funding and servicing originated leases. All of the Company’s restricted cash is classified as current due to its short-term nature.

The reconciliation of cash and restricted cash is as follows:

	December 31,
	2020	2019
Cash	$65,622	$7,507
Restricted cash	3,975	4,739
Total cash and restricted cash	$69,597	$12,246

Accounts Receivable and Allowance for Doubtful Accounts — Accounts receivable are recorded net of allowances for doubtful accounts. Accounts receivable consist primarily of lease receivables due from customers incurred during the normal course of business for lease payments earned not yet received from the customer. On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance for doubtful accounts or if any accounts should be written off based on past history of write-offs, collections, and current credit conditions. The Company maintains an allowance for doubtful accounts to provide for uncollected amounts based on historical collection experience and an analysis of the aging of receivables per the following categories: 1-30 days, 31-60 days, 61-90 days. This analysis results in the determination of loss rate percentages that are applied to outstanding receivables in each of these

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

categories as of period end. The Company writes off accounts receivables that are over 90 days contractually past due. Bad debt expense is classified in operating expenses within the consolidated statements of operations and comprehensive loss. The Company does not require any security or collateral to support its receivables.

A rollforward of the allowance for doubtful accounts is as follows:

	Balance at beginning of period	Charged to cost and expenses, net of recoveries	Write-offs	Balance at end of period
Year ended December 31, 2018	$202	$4,281	$(3,374)	$1,109
Year ended December 31, 2019	$1,109	$9,163	$(8,417)	$1,855
Year ended December 31, 2020	$1,855	$16,064	$(13,547)	$4,372

Property Held for Lease, Net — Property held for lease consists of furniture, consumer electronics, appliances, and other durable goods offered for lease-purchase in the normal course of business. Such property is provided to consumers pursuant to a lease purchase agreement with a minimum term; typically one week, two weeks, or one month. The contemplated length of the agreement is typically 12 or 18 months. Consumers may terminate a lease purchase agreement at any time without penalty. The average consumer continues to lease the property for 7 months because the consumer either exercises the buyout (early purchase) options or terminates the lease purchase agreement prior to the end of the 12 or 18 month lease term. As a result, property held for lease is classified as a current asset on the consolidated balance sheets.

Property held for lease is carried at net book value. Depreciation for property held for lease is determined using the income forecasting method and is included within cost of revenue. Under the income forecasting method, property held for lease is depreciated in the proportion of rents received to total expected rents received based on historical data, which is an activity-based method similar to the units of production method. The Company provides for impairment for the undepreciated balance of the property held for lease assuming no salvage value with a corresponding charge to cost of revenue. Impairment expense includes expense related to property identified as impaired based on historical data, including default trends, such that the recorded amount closely approximates actual impairment expense incurred during the period. The Company derecognizes the undepreciated net book value of property buyouts as buyouts occur with a corresponding charge to cost of revenue. The Company periodically evaluates fully depreciated property held for lease, net. When it is determined there is no future economic benefit, the cost of the assets are written off and the related accumulated depreciation reversed.

Property and Equipment, Net — Property and equipment other than property held for lease are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method and are recorded in general and administrative expense over the estimated useful lives of the assets. The estimated useful lives of property and equipment are described below:

Property and Equipment	Useful Life
Computer, office and other equipment	5 years
Computer software	3 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of estimated useful life or remaining lease term

Capitalized Software — Starting January 1, 2020, the Company began capitalizing certain development costs incurred in connection with its internal use software. Costs incurred in the preliminary stages of development are expensed as incurred. Capitalization of costs begins when the preliminary project stage is completed, and it is probable that the project will be completed and used for its intended function. Once a project has

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific software upgrades and enhancements when it is probable the expenditures will result in additional software features and functionality. Maintenance costs are expensed as incurred. Internal use software is amortized on a straight-line basis over its estimated useful life, generally three years. Capitalized software cost is included within the Capitalized software and intangible assets, net line item of the consolidated balance sheets.

Debt Issuance Costs — Costs incurred in connection with the issuance of the Company’s line of credit and long-term debt have been recorded as a direct reduction against the debt and amortized over the life of the associated debt as a component of interest expense. The amortization of the long-term debt issuance costs utilizes the effective interest method, and the amortization of the line of credit debt issuance costs utilizes the straight-line method, which is not materially different compared to the effective interest method.

Impairment of Long-Lived Assets — The Company assesses long-lived assets for impairment in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment. Long-lived assets, such as intangible assets and property and equipment, are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. No impairment charges have been recorded during the years ended December 31, 2020, 2019, and 2018.

Classification of Redeemable Convertible Preferred Stock — The Company has applied the guidance in ASC 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities and has therefore classified the Series A, A-1, A-2, B, B-1, B-2, and C redeemable convertible preferred stock as temporary equity. The redeemable convertible preferred stock was recorded outside of stockholders’ deficit because, in the event of certain deemed liquidation events considered not solely within the Company’s control, such as a merger, acquisition and sale of all or substantially all of the Company’s assets, the convertible preferred stock would have become redeemable at the option of the holders. In the event of a change of control of the Company, proceeds received from the sale of such shares will be distributed in accordance with the liquidation preferences set forth in the Company’s certificate of incorporation, as amended and restated.

Rental Revenue — Property held for lease is leased to customers pursuant to lease purchase agreements with a minimum term: typically one week, two weeks, or one month, with non-refundable lease payments. Generally, the customer has the right to acquire title to the property either through a 90-day promotional pricing option, an early purchase option (buyout), or through payments of all required lease payments, generally 12 or 18 months. On any current lease, customers have the option to terminate the agreement at any time without penalty in accordance with lease terms. Accordingly, lease purchase agreements are accounted for as operating leases with lease revenues recognized in the month they are earned. Amounts received from customers who elect early purchase options (buyouts) are included in rental revenue. Lease payments received prior to their due dates are deferred and recorded as unearned revenue and are recognized as rental revenue in the month in which the revenue is earned. Rental revenue also includes agreed-upon charges assessed to customer lease applications. Payments are received upon submission of the applications and execution of the lease purchase agreements. Services are considered to be rendered and revenue earned over

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the initial lease term. The Company also may assess fees for missed or late payments, which are recognized as revenue in the billing period in which they are assessed if collectability is reasonably assured. Revenues from leases are reported net of sales taxes.

Other Revenue — Other revenue consists of sub-lease revenue, revenue from merchant partnerships, and infrequent sales of property formerly on lease when customers terminate a lease and elect to return the property to the Company rather than the Company’s retail partners.

Service Fees — Cognical SPV-4 LLC originated on behalf of a third-party merchant and the Company services these leases for a contractually determined fee. Service fees are earned based upon application and origination volume, as well as rendering collection services over the life of the lease. These fees are accrued for in the month the services are rendered and are included in service fees if collectability is reasonably assured. This revenue is recognized at a point in time, which is the date the service is performed. Cost of acquisition is 1.5% of the leased good, payable to a third party. This cost is accounted for in general and administrative expense.

Stock-Based Compensation — The Company measures and records compensation expense related to stock-based awards based on the fair value of those awards as determined on the date of the grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. The Company uses the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the estimated fair value of stock option awards. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option. Forfeitures are accounted for as they are incurred.

The Company calculates the fair value of stock options granted to employees by using the following assumptions:

Expected Volatility — The Company estimates volatility for stock option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the stock option grant for a term that is approximately equal to the stock options’ expected term.

Expected Term — The expected term of the Company’s stock options represents the period that the stock-based awards are expected to be outstanding. The Company has elected to use the midpoint of the stock options vesting term and contractual expiration period to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Risk-Free Interest Rate — The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon issues with a term that is equal to the stock options’ expected term at the grant date.

Dividend Yield — The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

Income Taxes — The Company accounts for income taxes under the asset and liability method pursuant to ASC 740, Income Taxes. Under this method, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on all available positive and negative evidence. As of December 31, 2020 and 2019, the Company continues to maintain a full valuation allowance against its deferred tax assets.

The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such positions are then measured based on the largest benefit greater than 50% likelihood of being realized upon settlement with the related tax authority. The changes in recognition or measurement are reflected in the period in which the change in judgment occurs. As of December 31, 2020 and 2019, the Company has not identified any uncertain tax positions.

The Company records interest and penalties related to unrecognized tax benefits in the provision for income taxes.

Net Income (Loss) Per Share — The Company calculated basic and diluted net income (loss) per share attributable to common stockholders using the two-class method required for companies with participating securities. The Company considers the Series C redeemable convertible preferred stock to be a participating security as the holders were entitled to receive non-cumulative dividends on a pari passu basis in the event that a dividend is paid on common stock, in addition to an 8% dividend per annum prior to any dividend distributions to common stockholders.

Under the two-class method, basic net income (loss) per share available to common shareholders was calculated by dividing the net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. During net loss periods, the net loss available to common shareholders was not allocated to the redeemable convertible preferred stock as the holders of redeemable convertible preferred stock did not have a contractual obligation to share in losses. Diluted net income (loss) per share available to common shareholders was computed by giving effect to all potentially dilutive common stock equivalents outstanding for the period. During periods of loss, redeemable convertible preferred stock, stock options and warrants to purchase common stock were considered common stock equivalents but had been excluded from the calculation of diluted net loss per share available to common shareholders as their effect was anti-dilutive. In periods in which the Company reports a net loss available to common shareholders, diluted net loss per share available to common shareholders is the same as basic net loss per share available to common shareholders, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. The Company reported net losses available to common shareholders for the fiscal years ended December 31, 2019 and 2018.

Fair Value Measurements — Fair value accounting is applied for all assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company follows the established framework for measuring fair value.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 — Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3 — Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

The Company’s financial instruments consist of its warrant liability, non-revolving line of credit, revolving line of credit, and long-term debt. The consolidated financial statements also include fair value level 3 measurements of additional paid-in capital for stock warrants. Refer to Note 10 for further discussion of stock warrants.

The estimated fair value of the Company’s non-revolving line of credit, revolving line of credit, and long-term debt, which are measured on a non-recurring basis, were as follows:

	December 31, 2020			December 31, 2019
	Principal amount	Carrying amount	Fair value	Principal amount	Carrying amount	Fair value
Non-revolving line of credit, related parties	—	—	—	16,000	15,803	18,267
Revolving line of credit	75,393	74,316	83,014	40,280	39,698	37,321
Long term debt	50,117	36,413	55,378	7,500	7,195	8,832
	125,510	110,729	138,392	63,780	62,696	64,420

The estimated fair values of the Company’s non-revolving line of credit, revolving line of credit, and long-term debt were determined using Level 2 inputs based on an estimated credit rating for the Company and the trading value of debt for similar debt instruments with similar credit ratings.

There were no assets measured at fair value on a recurring basis as of December 31, 2020 nor were there assets or liabilities measured at fair value on a recurring basis as of December 31, 2019. Liabilities measured at fair value on a recurring basis were as follows:

	December 31, 2020 Fair Value Measurements Using
	Total	Level 1	Level 2	Level 3
Liabilities:
Term Loan Warrant	$12,744	$—	$—	$12,744
Total Liabilities	$12,744	$—	$—	$12,744

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Term Loan Warrants

Term Loan Warrants classified as Level 3 liabilities are valued using the probability weighted average of their value if a special purpose acquisition company (“SPAC”) transaction occurs and their value if a SPAC transaction does not occur. The value under the SPAC transaction scenario utilized the current value method, which estimates the total equity value of the Company. The value under the no-SPAC scenario was calculated using the Black-Scholes model.

During the year ended December 31, 2020, there were no transfers between Level 1 and Level 2, nor into and out of Level 3.

The following table summarizes the activity for the Company’s Level 3 liabilities measured at fair value on a recurring basis:

Term Loan Warrant
Balance as of December 31, 2019	$—
Issuance	12,846
Changes in fair value	(102)
Balance as of December 31, 2020	$12,744

Beneficial Conversion Features — The Company evaluates embedded conversion features within convertible promissory notes under ASC 815, Derivatives and Hedging, to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in income (loss). If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20, Debt with Conversion and Other Options, for consideration of any beneficial conversion feature. As of December 31, 2020 and 2019, there are no embedded derivatives requiring bifurcation or beneficial conversion features other than the contingent beneficial conversion feature related to Series C redeemable convertible preferred stock.

Upon issuance of the Series C redeemable convertible preferred stock, the Company determined that the down round financing triggered a contingent beneficial conversion feature for certain previously issued share classes. In accordance with ASC 470-20, the Company recorded a contingent beneficial conversion feature within additional paid-in-capital. Given that the Series C redeemable convertible preferred shares were readily convertible at the discretion of the investors, the Company immediately amortized the beneficial conversion feature through retained deficit.

Concentrations of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company’s cash balances exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances. Significant customers are those which represent more than 10% of the Company’s total revenue or gross accounts receivable balance at each balance sheet date. During the years ended December 31, 2020, 2019 and 2018, the Company did not have any customers that accounted for 10% or more of total revenue. As of December 31, 2020 and 2019, the Company also did not have any customers that accounted for 10% or more of outstanding gross accounts receivable.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently Adopted Accounting Pronouncements — In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended (“ASU 2014-09”). ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers in an amount that reflects the expected consideration received in exchange for those goods or services. ASU 2014-09 requires entities to recognize revenue when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Company adopted the new standard on January 1, 2020. The adoption of ASU 2014-09 did not have a material impact on the consolidated financial statements as the majority of the Company’s revenue generating activities are leasing arrangements, which are outside the scope of this guidance.

In August 2018, the FASB issued ASU No. 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain fair value measurement disclosure requirements of Accounting Standards Codification 820, Fair Value Measurement. On January 1, 2020, the Company adopted ASU 2018-13, which did not impact the consolidated financial statements and related disclosures.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides temporary optional expedients and exceptions to the GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. This ASU is effective for all entities beginning as of its date of effectiveness, March 12, 2020. The guidance is temporary and can be applied through December 31, 2022. This ASU did not have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles of ASC 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of ASC 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and early adoption is permitted. Depending on the amendment, adoption may be applied on a retrospective, modified retrospective, or prospective basis. The Company adopted this standard on January 1, 2021, and the adoption did not have a material impact on the consolidated financial statements and related disclosures.

Recent Accounting Pronouncements Not Yet Adopted — In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), as amended (“ASU 2016-02”). Under ASU 2016-02, lessees will be required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease measured on a discounted basis, and a right-to-use asset, which is an asset that represents the lessee’s right to control the use of an identified asset for the lease term, at the commencement date for all leases with a term greater than one year. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842) — Effective Dates for Certain Entities (“ASU 2020-05”), which defers the effective date of ASU 2016-02 for private entities to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company will defer the adoption of ASU 2016-02 pursuant to ASU 2020-05 and plans to adopt the new standard on January 1, 2022, unless a change in filer status requires earlier adoption. The Company is evaluating the impact of adopting this new accounting guidance on its consolidated financial statements and related disclosures.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The main objective of the update is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by companies at each reporting date. For trade and other receivables, held to maturity debt securities and other instruments, companies will be required to use a new forward-looking “expected losses” model that generally will result in the recognition of allowances for losses earlier than under current accounting guidance. Further, the FASB issued ASU 2019-04, ASU 2019-05 and ASU 2019-11 to provide additional guidance on the credit losses standard. The standard will be adopted using the modified retrospective approach. ASU 2016-13 is effective for annual and interim periods beginning after December 15, 2022, with early adoption permitted. The Company is evaluating the potential impact of adopting ASU 2016-13 on its consolidated financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 changes how entities account for convertible instruments and contracts in an entity’s own equity and simplifies the accounting for convertible instruments by removing certain separation models for convertible instruments. ASU 2020-06 also modifies the guidance on diluted earnings per share calculations. The amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

3.     PROPERTY HELD FOR LEASE, NET

Property held for lease, net consists of the following:

	December 31,
	2020	2019
Property held for lease	$213,838	$110,365
Less: accumulated depreciation	(147,101)	(75,509)
Property held for lease, net	$66,737	$34,856

Net book value of property buyouts for the years ended December 31, 2020, 2019, and 2018 was $31,140, $11,737, and $8,815 respectively. These amounts are derecognized from the gross property held for lease balance as buyouts occur.

Total impairment charges related to property held for lease, net for the years ended December 31, 2020, 2019, and 2018 were $17,064, $9,979, and $3,810, respectively.

Total depreciation expense related to property held for lease, net for the years ended December 31, 2020, 2019, and 2018 was $111,364, $47,019, and $25,193, respectively.

All property held for lease, net is on-lease as of December 31, 2020 and 2019.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

4.     PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	December 31,
	2020	2019
Computer, office and other equipment	$407	$278
Computer software	80	80
Furniture and fixtures	64	51
Leasehold improvements	142	50
	693	459
Less: accumulated depreciation	(363)	(280)
Property and equipment, net	$330	$179

Total depreciation expense related to property and equipment, net was $83, $59, and $59 for the years ended December 31, 2020, 2019, and 2018, respectively. The Company has not acquired any property and equipment under capital leases.

5.     CAPITALIZED SOFTWARE AND INTANGIBLE ASSETS, NET

Capitalized software and intangible assets, net consist of the following:

	December 31,
	2020	2019
Capitalized software	$202	$—
Branding logo	—	50
Domain name	16	29
	218	79
Less: accumulated amortization	(30)	(30)
Capitalized software and intangible assets, net	$188	$49

The following table summarizes estimated future amortization expense of capitalized software and intangible assets, net for the years ending December 31:

2021	$56
2022	55
2023	26
2024	—
2025	—
Thereafter	—
$137

Prior to January 1, 2020, the Company could not separate internal costs on a reliable basis between technology and data analytics expense, and expenses related to the preliminary project, application development, and post implementation stages related to software for internal use. As a result, the Company expensed such costs as incurred through the year ended December 31, 2019 within the technology and data analytics line item of the consolidated statements of operations and comprehensive income (loss).

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

6.     OTHER ACCRUED LIABILITIES

Accrued liabilities consist of the following:

	December 31,
	2020	2019
Bonus accrual	$600	$1,484
Sales tax payable	5,065	1,427
Unfunded lease payable	5,045	2,462
Interest payable	66	358
Other accrued liabilities	2,191	2,243
Total accrued liabilities	$12,967	$7,974

7.     LINES OF CREDIT

During 2017, the Company obtained a second non-revolving line of credit facility with a lender holding shares of preferred stock, in which it may borrow a maximum of $6,000, which was raised to $6,800 in 2018, subject to certain covenants and a 35% advance rate on eligible accounts receivable. In 2019, the maximum balance was raised to $16,000. As of December 31, 2019, the total outstanding on this facility was $16,000 less issuance costs of $197, netting to a total of $15,803. The Company repaid all outstanding principal and interest balances related to this facility on December 2, 2020.

During 2019, the Company refinanced the first revolving line of credit facility which resulted in an initial commitment amount of $50,000, with the lender having the right to increase to a maximum of $150,000 commitment over time. This first revolving line of credit facility is subject to certain covenants and originally had an 85% advance rate on eligible accounts receivable, which was increased to 90% in March 2020. As of December 31, 2019, the total outstanding principal on this facility was $40,280 less issuance costs of $582, netting to a total of $39,698. As of December 31, 2020, the total outstanding on this facility was $75,393 less issuance costs of $1,077, netting to a total of $74,316. The issuance costs are amortized over the life of the facility through interest expense. The annual interest rate on the principal was the one-month LIBOR Rate plus 11% per annum through July 2020. Beginning in August 2020, the interest rate stepped down to one-month LIBOR plus 7.5% per annum. There is a 2% floor on the LIBOR Rate. On September 28, 2020, the lender increased the maximum commitment from $50,000 to $125,000. On December 4, 2020, the Company entered into the ninth amendment to its first revolving line of credit facility. This amendment provided the lenders with the right to increase the revolving commitment amount from $125,000 to $250,000. This right has not yet been exercised by the lender as of the date these consolidated financial statements were issued.

This facility is also subject to certain debt covenants as set forth in the loan agreement, which consists of maintaining lease performance metrics, financial ratios related to operating results, and lease delinquency ratios and is secured by all assets of the Company. The outstanding line of credit, including unpaid principal and interest, is due May 14, 2023 unless there is an earlier event of default such as bankruptcy, default on interest payments, or a change of control (excluding an acquisition by a SPAC), at which point the facility may become due earlier.

As of December 31, 2020 and 2019, the Company was in compliance with the covenants set forth in the above agreements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

8.     LONG TERM DEBT

Long-term debt — In September 2018, the Company obtained a bridge loan from a related party lender for $5,500. The Company amended this loan in November 2018, which resulted in the Company increasing the principal amount by $2,000 for a total of $7,500. As of December 31, 2019, the total outstanding balance on this loan was carried at $7,492, which is offset by issuance costs totaling $297, netting to a total of $7,195. The Company repaid all outstanding principal and interest balances related to this loan on December 4, 2020.

The ninth amendment to the first revolving line of credit facility provided the Company with a senior secured term loan facility commitment of up to $50,000. The Company drew down the full $50,000 of this term loan on December 4, 2020. The interest rate on the term loan is one-month LIBOR plus 8% per annum, and there is a 1% floor on the LIBOR Rate. An additional 3% interest per annum will accrue to the principal balance as paid-in-kind (“PIK”) interest. The term loan maturity date is December 4, 2023.

9.     STOCK-BASED COMPENSATION

On June 5, 2014, the Company’s board of directors approved the Cognical Holdings, Inc. 2014 Stock Incentive Plan, (the “2014 Plan”), which was concurrently approved by the Company’s stockholders.

In accordance with the 2014 Plan, the board of directors may authorize the issuance of stock options to officers, employees, directors and consultants to purchase common stock. There were no stock options granted to nonemployees during 2020, 2019, and 2018. The 2014 Plan has specific vesting for each stock option grant allowing vesting of the options over one to four years depending upon grantee. Total cumulative common shares of 11,398,419, 12,062,628, and 4,409,273 may be granted in 2020, 2019, and 2018, respectively, and must be exercised within ten years after grant. As of December 31, 2020 and 2019, there were 11,180,731 and 11,982,429 stock options outstanding, respectively, and 217,688 and 80,199 common shares available for issuance by the Company, respectively, under the 2014 Plan.

A summary of the status of the stock options as of December 31, 2020, and changes during the year then ended is presented below:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Balance – December 31, 2019	11,982,429	$0.26	9.10	11
Granted	50,000	3.28
Exercised	(664,209)	0.17
Forfeited	(187,489)	0.19
Balance – December 31, 2020	11,180,731	$0.27	8.22	82,013
Exercisable – December 31, 2020	6,630,290	$0.29	8.02	48,527
Unvested – December 31, 2020	4,550,441	$0.25	8.52	33,486

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

9.     STOCK-BASED COMPENSATION (cont.)

A summary of the status of the stock options as of December 31, 2019, and changes during the year then ended is presented below:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Balance – December 31, 2018	3,626,092	$0.48	8.47	$1,131
Granted	8,728,520	0.17
Exercised	(6,125)	0.41
Forfeited	(366,058)	0.46
Balance – December 31, 2019	11,982,429	$0.26	9.10	$11
Exercisable – December 31, 2019	4,195,516	$0.29	8.51	$11
Unvested – December 31, 2019	7,786,913	$0.24	9.42	$—

The weighted-average grant-date fair value of stock options granted during the years ended December 31, 2020, 2019, and 2018 was $1.30, $0.06, and $0.34, respectively. The total intrinsic value of stock options exercised during the years ended December 31, 2020, 2019, and 2018 was $2,061, $0, and $28, respectively.

As of December 31, 2020, total compensation cost not yet recognized related to unvested stock options was $452, which is expected to be recognized over a period of two years.

Stock-Based Compensation Expense — Stock-based compensation expense was $350, $315, and $181 for the years ended December 31, 2020, 2019, and 2018, respectively. Stock-based compensation expense is included in general and administrative expense.

Stock Options Valuation — The weighted-average assumptions used to estimate the fair value of stock options granted are as follows:

	Years Ended December 31,
	2020	2019	2018
Exercise price	$3.28	$0.17	$0.79
Risk-free interest rate	0.11%	2.24%	2.60%
Expected term (in years)	3.00	3.00	3.00
Expected volatility	60.0%	50.0%	62.0%
Expected dividend yield	0%	0%	0%

On August 26, 2020, the Company granted a total of 19,000,000 restricted shares of the Company’s common stock to certain employees (the “Award Shares”). The Award Shares vest only upon a Liquidation Event, which is defined as any liquidation, dissolution, or winding up of the Company, including a consolidation, stock exchange, or merger with another Company. The number of Award Shares that will be forfeited or will vest will depend upon the achieved liquidation price per common share. Vesting of the Award Shares is contingent upon the recipient’s continuous employment with the Company through a Liquidation Event. The Liquidation Event represents a performance condition that is not probable of occurring until it has occurred, and therefore no compensation expense will be recorded, nor inclusion of the shares within the basic and diluted net income (loss) per share calculations, until the occurrence of a Liquidation Event. The Award Shares have a grant date fair value of $3.28 per share.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

10.     STOCK WARRANTS

As of December 31, 2020 and 2019, warrants to purchase 722,260 shares of common stock issued in 2014 had vested to a former lender and investor and remain exercisable. Such warrants are exercisable at a price of $0.49 per share and may be exercised through June of 2024. The warrants do not convey any voting privileges or claims on dividends declared until they are exercised into common stock by the holder.

As of December 31, 2020 and 2019, warrants to purchase 1,084,618 shares of common stock issued in 2017 to a new investor remain exercisable. Such warrants are exercisable at a price of $1.7084 per share and may be exercised through April of 2022. The warrants do not convey any voting privileges or claims on dividends declared until they are exercised into common stock by the holder.

As of December 31, 2020 and 2019, warrants to purchase 36,417 and 65,684 shares of common stock, respectively, that were issued in 2018 to current investors are outstanding and remain exercisable. Such warrants are exercisable at a price of $0.01 per share and may be exercised through April 2023. The warrants do not convey any voting privileges or claims on dividends declared until they are exercised into common stock by the holder.

As of December 31, 2020 and 2019, warrants to purchase 3,637,536 and 3,782,022 shares of common stock, respectively, that were issued in 2019 to current investors are outstanding and remain exercisable. Such warrants are exercisable at a price of $0.01 per share and may be exercised through April 2024. The warrants do not convey any voting privileges or claims on dividends declared until they are exercised into common stock by the holder.

The remaining 1,241,675 common share warrants were issued in conjunction with the $2,500 of additional convertible notes payable issued in 2019. Due to these warrants being issued in connection with the convertible notes, a beneficial conversion feature was recognized on the issuance date of the instruments. The balance related to this feature was extinguished upon the conversion of the related convertible notes. In accordance with ASC 470-20, a beneficial conversion feature exists if the conversion price is less than the fair value of the shares into which the instrument is convertible at the commitment date. In February and March 2019, when the $2,500 of additional convertible notes were issued, the preferred stock price at fair value was $1.7084. This was greater than the conversion prices of $1.6051 and $1.6068 for the February and March issuances, respectively. This difference multiplied by the number of shares issued was calculated at $151 and recorded as additional paid in capital. Both groups of warrants may be exercised through May 2024. The warrants do not convey any voting privileges or claims on dividends declared until they are exercised into common stock by the holder.

The following is a schedule of changes in outstanding common share warrants:

Number of Common Share Warrants
Outstanding at January 1, 2018	1,806,878
Warrants issued	65,684
Outstanding at January 1, 2019	1,872,562
Warrants issued	3,782,022
Outstanding at December 31, 2019	5,654,584
Warrants exercised	(173,753)
Outstanding at December 31, 2020	5,480,831

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

10.     STOCK WARRANTS (cont.)

On December 4, 2020, the Company issued a warrant to purchase 4,988,719 Series C-1 Convertible Preferred Shares in conjunction with the issuance of the $50,000 term loan. The warrant has an exercise price of $0.01 per share and becomes exercisable upon the earlier of June 30, 2021 or one minute prior to the occurrence of a liquidation event, which includes a SPAC transaction. The warrant will terminate upon the earlier of December 4, 2027, or immediately prior to the occurrence of a liquidation event, which includes a SPAC transaction. The warrant is carried at its fair value because there are certain put rights that may obligate the Company to repurchase the warrant in the future, based on events that are outside of the control of the Company. The warrant is presented within the Other liabilities line item of the balance sheet.

The following is a schedule of changes in outstanding preferred share warrants from January 1, 2020 to December 31, 2020.

Number of Series C-1 Preferred Share Warrants
Outstanding at December 31, 2019	—
Warrants issued	4,988,719
Outstanding at December 31, 2020	4,988,719

11.     INCOME TAXES

The Company recorded a tax loss fully related to its U.S.-based jurisdictions for the years ended December 31, 2020, 2019 and 2018, and since it maintains a full valuation allowance on all of its deferred tax assets, the Company recorded no provision for income tax or benefit during the years ended December 31, 2019 and 2018. The provision for income taxes for the year ended December 31, 2020 relates primarily to state income taxes.

A reconciliation of the federal statutory income tax rate to the effective tax rate is as follows:

	Years Ended December 31,
	2020	2019	2018
Federal statutory rate	21.0%	21.0%	21.0%
Effect of:
State taxes, net of federal tax benefit	4.2%	5.8%	1.6%
Change in valuation allowance	(21.7)%	(25.5)%	(23.3)%
Loss on extinguishment	—	(1.5)%	—
Warrant remeasurement	(0.1)%	(0.5)%	—
Stock compensation	(1.0)%	—	—
Other, net	(0.3)%	0.7%	0.7%
Effective tax rate	2.1%	0.0%	0.0%

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

11.     INCOME TAXES (cont.)

The components of deferred tax assets and liabilities are as follows:

	December 31,
	2020	2019
Deferred tax assets:
Accruals and reserves	$1,274	$2,024
Federal, state and local net operating loss carryforwards	25,523	16,046
Stock options	91	128
Property held for lease	—	812
Total deferred tax asset before valuation allowance	26,888	19,010
Valuation allowance	(14,006)	(19,010)
Deferred tax asset – net of valuation allowance	12,882	—
Deferred tax (liabilities):
Depreciation & amortization	(12,882)	—
Total deferred tax liabilities	(12,882)	—
Net deferred tax asset (liability)	$—	$—

As of December 31, 2020, the Company had a U.S. federal net operating loss carryforward of $113.7 million that expires at various dates from 2032 through 2037 and includes $78.0 million that have an unlimited carryforward period. As of December 31, 2020, the Company has U.S. state and local net operating loss carryforwards of $29.1 million that expire at various dates from 2023 through 2040 and includes $4.3 million that have an unlimited carryforward period.

In evaluating its ability to realize its net deferred tax assets, the Company considered all available positive and negative evidence, such as past operating results, forecasted earnings, prudent and feasible tax planning strategies, and the future realization of the tax benefits of existing temporary differences. The Company determined that it was not possible to reasonably quantify future taxable income and, considering its history of generating net operating losses, determined that it is more likely than not that its net deferred tax assets will not be realized. As a result, the Company continues to maintain a full valuation allowance as of December 31, 2020 and 2019. In the next twelve months it is reasonably possible that the Company will achieve sufficient profits to be able to release some or all of the remaining valuation allowance.

The utilization of NOLs and tax credit carryforwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that have occurred previously or may occur in the future. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, (“IRC”), a corporation that undergoes an ownership change may be subject to limitations on its ability to utilize its pre-change NOLs and other tax attributes otherwise available to offset future taxable income and/or tax liability. An ownership change is defined as a cumulative change of 50% or more in the ownership positions of certain stockholders during a rolling three-year period. The Company completed a Section 382 study to determine the applicable limitation. The Company is evaluating the impact of the 382 study on its NOLs and other tax attributes.

The calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for both federal taxes and the many states in which it operates or does business in. A tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.

The Company records tax positions as liabilities and adjusts these liabilities when its judgement changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the Company’s current estimate of the recognized tax benefit liabilities. These differences will be reflected as

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

11.     INCOME TAXES (cont.)

increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2020 and 2019, the Company has not recorded any uncertain tax positions in its consolidated financial statements.

The Company records interest and penalties related to unrecognized tax benefits in the provision for income taxes. As of December 31, 2020 and 2019, no accrued interest or penalties are recorded on the balance sheet, and the Company has not recorded any related expenses.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examinations by federal, state and local jurisdictions, where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under statute from 2017 to the present. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service and state and local tax authorities to the extent utilized in a future period.

12.     REDEEMABLE CONVERTIBLE PREFERRED STOCK

During 2019, the Company converted all outstanding Series A, Series A-1, Series A-2, Series B, Series B-1, and Series B-2 redeemable convertible preferred stock to Series C redeemable convertible preferred stock by issuing on a 1:1 ratio 24,773,767 Series C redeemable convertible preferred stock. Additionally, the Company issued 17,061,472 Series C redeemable convertible preferred stock valued at $6,062 to execute the conversion feature of the outstanding convertible notes. Lastly, the Company raised additional equity of $9,506 by issuing 26,754,674 of Series C redeemable convertible preferred stock.

Upon issuance of the Series C redeemable convertible preferred stock, the Company determined that the down round financing triggered a contingent beneficial conversion feature for certain previously issued share classes. In accordance with ASC 470, the Company recorded the beneficial conversion feature as a reduction to additional paid-in-capital. Given that the redeemable convertible preferred stock were readily convertible at the discretion of the investors, the Company immediately amortized the beneficial conversion feature through accumulated deficit.

Redeemable convertible preferred stock consist of the following:

	December 31, 2020 and 2019
	Preferred Shares Authorized	Preferred Shares Issued and Outstanding	Average Issuance Price Per Share	Liquidation Preference	Carrying Value
Series C	95,415,981	68,589,913	$0.753892	$51,709	$49,894

The holders of redeemable convertible preferred stock have various rights and preferences as follows:

Voting — Each share of preferred stock entitled the holder to the number of votes equal to the number of whole shares of common stock into which each share is convertible at the time of the vote.

The holders of record of the Series C redeemable convertible preferred stock, voting as a separate class, shall be entitled to elect three (3) members of the Company’s board of directors. The holders of record of Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Company’s board of directors.

Dividends — The holders of Series C redeemable convertible preferred stock, in preference to the holders of Common Stock, shall be entitled to receive, as and if declared by the Board of Directors, but only out of funds that are legally available therefore, non-cumulative cash dividends at the rate of 8% of the original issue price of each outstanding share of Series C redeemable convertible preferred stock.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

12.     REDEEMABLE CONVERTIBLE PREFERRED STOCK (cont.)

Liquidation Preference — In the event of any liquidation, dissolution, or winding-up of the Company, the holders of Series C redeemable convertible preferred stock shall be entitled to receive, ratably, prior and in preference to any distribution of the assets or funds of the Company to the holders of common stock, an amount equal to the original issuance price per share plus any accrued and unpaid dividends. If the Company has insufficient assets to permit payment of the Liquidation Preference in full to the holders of the Series C redeemable convertible preferred stock, then the assets of the Company shall be distributed ratably to the Series C preferred stockholders in proportion to the Liquidation Preference that such holders would otherwise be entitled to receive.

After payment of the Liquidation Preference to the holders of Series C redeemable convertible preferred stock, the remaining assets of the Company shall be distributed ratably to the holders of common stock.

Redemption — Series C redeemable convertible preferred stock do not contain any mandatory redemption provisions. In accordance with ASC Topic 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities, preferred stock issued with redemption provisions that are outside of the control of the Company or that contain certain redemption rights in a deemed liquidation event is required to be classified as temporary equity in the mezzanine section of the balance sheets. Series C redeemable convertible preferred stock are redeemable upon the occurrence of a deemed liquidation event, which is outside of the control of the Company. Therefore, these shares are classified as temporary equity.

Conversion — Each share of convertible redeemable preferred stock is convertible at the option of the holder, at any time after the date of issuance of each share, into shares of common stock as is determined by dividing the original purchase price of preferred stock by the conversion price in effect at the time of conversion. As of December 31, 2020, the 68,589,913 shares of Series C redeemable convertible preferred stock were convertible into 69,389,530 shares of Common stock.

Each share of redeemable convertible preferred stock will automatically be converted into shares of common stock at the then-effective conversion rate of such shares upon the earlier of (i) the affirmative election of the holders of a majority of the outstanding shares of Series C redeemable convertible preferred stock, voting together as a single class on an as-if converted basis; or (ii) upon the closing of a firmly committed underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company in which the price per share is at least three times the original issue price of the Series B-1 redeemable convertible preferred stock, and the gross cash proceeds to the Company before any underwriting discounts, commissions, fees and expense are at least $40,000. Upon such automatic conversion, any declared but unpaid dividends shall be paid.

13.     COMMON STOCK

The Company had reserved shares of common stock for issuance in connection with the following:

	December 31,
	2020	2019
Conversion of outstanding shares of Series C Preferred Stock	69,389,530	69,389,530
Stock options outstanding under the Stock Incentive Plan	11,180,731	11,982,429
Common share warrants outstanding	5,480,831	5,654,584
Series C-1 convertible preferred share warrants outstanding	4,988,719	—
Unvested restricted stock units	19,000,000	—
Shares available for future grant under the Stock Incentive Plan	217,688	80,199
Total Outstanding	110,257,499	87,106,742

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

14.     NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of net income (loss) per common share:

	Year ended December 31,
	2020	2019	2018
Net income (loss) per share
Numerator
Net Income (loss)	22,531	(18,792)	(23,509)
Income Allocated to Preferred Shareholders	(20,598)	—	—
Beneficial Conversion Feature	—	(2,480)	—
Numerator for basic and diluted net income (loss) per share	1,933	(21,272)	(23,509)

Denominator
Denominator for basic net income (loss) per weighted average common shares	8,923,293	8,642,858	7,964,685
Effect of dilutive securities
Common stock warrants	5,004,062	—	—
Convertible preferred warrants	368,020	—	—
Stock options	10,720,585	—	—
Denominator for diluted net income (loss) per weighted average common shares	25,015,960	8,642,858	7,964,685

Net income (loss) per common share
Basic	$0.22	$(2.46)	$(2.95)
Diluted	$0.08	$(2.46)	$(2.95)

The Company included the intrinsic value of the contingent beneficial conversion feature that was triggered in 2019 as an increase to net loss available to common shareholders within the basic and diluted net loss per share calculation. The inclusion of this item resulted from the Company’s adoption of ASU 2017-11 as of January 1, 2018.

The Company’s Series C redeemable convertible preferred stock are participating securities, which requires the application of the two-class method to calculate basic and diluted net income (loss) per share. Under the two-class method, undistributed earnings are allocated to common stock and participating securities according to their respective participating rights in undistributed earnings as if all earnings for the period had been distributed. Basic net income (loss) per common share is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period. Net income (loss) attributable to common stockholders is reduced by an 8% dividend per annum that preferred stockholders would receive prior to any dividend distributions to common shareholders. Preferred shareholders would also receive dividends on a 1:1 basis with common stockholders after their 8% per annum dividend was received. No allocation of undistributed earnings to participating securities was performed for periods with net losses as such securities do not have a contractual obligation to share in the losses of the Company.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

14.     NET INCOME (LOSS) PER SHARE (cont.)

The Company’s potentially dilutive securities, which include redeemable convertible preferred stock, stock options to purchase common stock and warrants to purchase common stock, have been excluded from the 2018 and 2019 computations of diluted net loss per share as the effect would be antidilutive. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same in 2018 and 2019. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Year Ended December 31,
	2020	2019	2018
Redeemable convertible preferred stock (as converted to common shares)	69,389,533	69,389,533	24,845,110
Options to purchase common stock	—	11,982,429	3,626,092
Unvested restricted stock units	19,000,000	—	—
Warrants to purchase common stock	—	5,654,584	1,872,562
Total common stock equivalents	88,389,533	87,026,546	30,343,764

The Company’s restricted stock units are considered participating securities but will only vest upon the occurrence of a liquidity event, therefore their participation right has been included within the calculation of net income available to common shareholders, but the weighted average restricted stock units outstanding as of December 31, 2020 have been excluded from the denominator of basic and diluted net income per share for the year ended December 31, 2020.

15.     COMMITMENTS AND CONTINGENCIES

Leases — The Company leases office space in Plano, TX and New York, NY under operating leases with non-cancelable lease terms that end September 2023. These amounts are included in general and administrative expenses. The following is a schedule of future minimum lease payments required under the non-cancelable leases as of December 31, 2020:

Years Ending December 31,
2021	$497
2022	511
2023	407
2024	334
2025	170
Thereafter	—
Total future minimum lease payments	$1,919

Rent expense for operating leases for the years ended December 31, 2020, 2019, and 2018 were $709, $779, and $825, respectively.

Litigation risk — From time to time, the Company may become involved in various legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate liability, if any, from these actions will not have a material effect on its financial condition or results of operations. The Company is not currently aware of any indemnification or other claims and has not accrued any liabilities related to such obligations in the consolidated financial statements as of December 31, 2020 and 2019.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

16.     RELATED-PARTY TRANSACTIONS

Certain debt facilities of the Company were with related parties that are more fully described in Notes 7 and 8 above. Total interest paid to related parties was $4,381, $4,782, and $3,734 for the years ended December 31, 2020, 2019, and 2018, respectively. Total interest accrued was $0 and $270 as of December 31, 2020 and 2019, respectively.

17.     SUBSEQUENT EVENTS

The Company evaluated subsequent events from December 31, 2020, the date of these consolidated financial statements, through April 2, 2021, which represents the date the consolidated financial statements were issued, for events requiring adjustment to or disclosure in these consolidated financial statements. There are no events that require adjustment to or disclosure in these consolidated financial statements.

* * * * * *

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (amounts in thousands, except share and per share amounts)
	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$67,788	$65,622
Restricted cash	2,877	3,975
Accounts receivable, net of allowance for doubtful accounts of $3,611 and $4,372 at March 31, 2021 and December 31, 2020, respectively	1,343	1,636
Property held for lease, net of accumulated depreciation and impairment	67,590	66,737
Prepaid expenses and other current assets	3,273	1,248
Total current assets	142,871	139,218
Property and equipment, net	403	330
Security deposits	91	91
Capitalized software and intangible assets, net	336	188
Total assets	$143,701	$139,827

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,202	$1,688
Accrued liabilities	12,173	12,967
Unearned revenue	3,032	2,652
Total current liabilities	17,407	17,307
Revolving line of credit	68,400	74,316
Long term debt	37,487	36,413
Other liabilities	13,102	12,740
Total liabilities	136,396	140,776

COMMITMENTS AND CONTINGENCIES (Note 16)
REDEEMABLE CONVERTIBLE PREFERRED STOCK
Redeemable convertible preferred stock (Series C), $.001 par value – 95,415,981 shares authorized; 68,589,913 shares issued and outstanding at March 31, 2021 and December 31, 2020	49,894	49,894

STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value – 120,000,000 shares authorized; 9,781,884 and 9,524,440 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	10	10
Additional paid-in capital	7,360	7,196
Accumulated deficit	(49,959)	(58,049)
Total stockholders’ deficit	(42,589)	(50,843)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$143,701	$139,827

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED) (amounts in thousands, except share and per share amounts)
	Three Months Ended March 31,
	2021	2020
Revenue
Rental revenue	$80,625	$42,578
Other revenue	10	264
Service fees	—	46
Total revenue	80,635	42,888
Cost of revenue	52,882	27,333
Gross profit	27,753	15,555

Operating expenses:
Servicing costs	1,138	980
Underwriting fees	467	479
Professional and consulting fees	1,534	222
Technology and data analytics	1,715	1,828
Bad debt expense	4,887	3,388
General and administrative	3,599	1,924
Total operating expenses	13,340	8,821
Income from operations	14,413	6,734
Interest expense and other fees	(4,140)	(2,985)
Change in fair value of warrant liability	(358)	—
Income before provision for income taxes	9,915	3,749
Provision for income taxes	(1,825)	(79)
Net income and comprehensive income	$8,090	$3,670
Net income and comprehensive income available to common shareholders	$695	$293

Net income per share:
Basic	$0.07	$0.03
Diluted	$0.02	$0.01

Weighted average shares used in computing net income per share:
Basic	9,650,717	8,686,478
Diluted	30,414,536	23,867,235

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT (UNAUDITED) (amounts in thousands, except share amounts)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balances at December 31, 2019	68,589,913	$49,894	8,686,478	$9	$6,733	$(80,580)	$(73,838)
Stock-based compensation expense	—	—	—	—	77	—	77
Net income	—	—	—	—	—	3,670	3,670
Balances at March 31, 2020	68,589,913	$49,894	8,686,478	$9	$6,810	$(76,910)	$(70,091)

Balances at December 31, 2020	68,589,913	$49,894	9,524,440	$10	$7,196	$(58,049)	$(50,843)
Stock options exercised	—	—	257,444	—	84	—	84
Stock-based compensation expense	—	—	—	—	80	—	80
Stock warrant exercise	—	—	—	—	—	—	—
Net income	—	—	—	—	—	8,090	8,090
Balances at March 31, 2021	68,589,913	$49,894	9,781,884	$10	$7,360	$(49,959)	$(42,589)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (amounts in thousands)
	Three months ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$8,090	$3,670
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	36,062	18,048
Net book value of property buyouts	10,586	5,157
Change in fair value of warrant liability	358	—
Impairment expense	3,800	2,704
Bad debt expense	4,887	3,388
Stock-based compensation	80	77
Amortization of debt discount	697	86
Amortization of debt issuance costs	89	43
Other	376	—
Change in operating assets and liabilities:
Accounts receivable	(4,594)	(3,373)
Net purchase of property held for lease	(51,253)	(30,336)
Prepaid expenses and other current assets	(2,025)	(147)
Accounts payable	518	553
Accrued liabilities	(794)	(1,172)
Unearned revenues	380	214
Net cash provided by (used in) operating activities	7,257	(1,088)

Cash flows from investing activities:
Purchases of property and equipment	(102)	(48)
Additions to capitalized software	(166)	(70)
Net cash used in investing activities	(268)	(118)

Cash flows from financing activities:
Proceeds from revolving line of credit	542	6,480
Proceeds from exercise of stock options	84	—
Principal repayments of revolving line of credit	(6,547)	(1,249)
Net cash (used in) provided by financing activities	(5,921)	5,231
Net increase in cash and restricted cash	1,068	4,025
Cash and restricted cash at beginning of period	69,597	12,246
Cash and restricted cash at end of period	$70,665	$16,271

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,949	$2,073
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (amounts in thousands, except share and per share amounts)

1.     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Katapult Holdings, Inc. (“Katapult” or the “Company”), formerly known as Cognical Holdings, Inc., is an e-commerce focused financial technology company offering e-commerce point-of-sale (“POS”) lease-purchase options for nonprime US consumers. Katapult’s fully-digital technology platform provides nonprime US consumers with a flexible lease purchase option to enable them to obtain durable goods from Katapult’s network of e-commerce merchants. The Company’s end-to-end technology platform provides seamless integration with merchants.

The unaudited condensed consolidated financial statements include the accounts of Katapult and its wholly owned subsidiaries which are Katapult Group, Inc. (formerly known as Cognical, Inc.), Katapult SPV-1 LLC, Cognical SPV-3 LLC, and Cognical SPV-4 LLC. Cognical SPV-3 LLC originated all of the Company’s lease agreements with its customers and owned all of the leased property through April 2019. Katapult SPV-1 LLC originated all of the Company’s lease agreements thereafter. Cognical SPV-4 LLC has halted the origination of new leases on behalf of a third-party merchant, however the Company serviced activity from existing leases of Cognical SPV-4 LLC through November 2020. Cognical SPV-3 LLC and Cognical SPV-4 LLC were liquidated in December 2020.

The Company was headquartered in New York, New York through December 31, 2020. During the first quarter of 2021, the Company changed its headquarters to Plano, Texas. Katapult was incorporated in Delaware in 2016. Katapult Group, Inc. was incorporated in the state of Delaware in 2012. Cognical SPV-3 LLC, Cognical SPV-4 LLC, and Katapult SPV-1 LLC are all Delaware limited liability companies formed in Delaware in 2016, 2017, and 2019, respectively. In February 2020, Cognical Holdings, Inc. officially changed its name to Katapult Holdings, Inc. Additionally, in February 2020, Cognical, Inc. officially changed its name to Katapult Group, Inc.

Basis of Presentation — The unaudited condensed consolidated financial statements (“consolidated financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim reporting. The consolidated financial statements include the accounts of Katapult Holdings, Inc. and its wholly owned subsidiaries. As permitted for interim reporting, certain footnotes or other financial information that are normally required by US GAAP may be condensed or omitted, unless otherwise required by US GAAP or SEC rules and regulations. These consolidated financial statements were prepared on the same basis as the Company’s annual consolidated financial statements. In the opinion of management, all adjustments, of a normal recurring nature, considered necessary for a fair presentation have been included in these consolidated financial statements. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any other interim period or future year. The condensed consolidated balance sheet as of December 31, 2020 was derived from the audited annual consolidated financial statements as of that date.

All intercompany balances and transactions have been eliminated in consolidation.

Risks and Uncertainties — The Company is subject to a number of risks including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

Impact of COVID-19 — On March 11, 2020, the World Health Organization declared the recent novel coronavirus (“COVID-19”) outbreak a pandemic. In response to the outbreak, many jurisdictions, including those in which we have locations, have implemented measures to combat the outbreak, such as travel restrictions and shelter in place orders. To date, the impact of the COVID-19 pandemic has not had a negative impact on the Company’s results or future forecasts, and has not resulted in any negative impact to the

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

1.     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (cont.)

Company’s liquidity, cash flows, or carrying values of assets. In the preparation of these consolidated financial statements and related disclosures, management has assessed the impact of COVID-19 on its results, estimates, assumptions, forecasts, and accounting policies and made additional disclosures, as necessary.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act provides numerous tax provisions and other stimulus measures, including temporary suspension of certain payment requirements for the employer portion of Social Security taxes and the creation of certain refundable employee retention credits. These provisions of the CARES Act did not have a significant impact on the Company’s consolidated financial statements.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The preparation of the consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expense during the reporting period. The most significant estimates relate to the allowance for doubtful accounts, the selection of useful lives of property and equipment, the selection of useful lives for property held for lease and the related depreciation method, intangible assets and associated useful lives, determination of fair value of the Company’s common stock and redeemable convertible preferred stock, determination of fair value of stock option grants, and the fair value of the common stock warrants, and the valuation allowance associated with deferred tax assets. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates.

Segment Information — Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the chief executive officer. The Company has one business activity and there are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. Accordingly, the Company has one operating segment, and therefore, one reportable segment.

Cash — As of March 31, 2021 and December 31, 2020, cash consists primarily of checking and savings deposits. The Company does not hold any cash equivalents, which would consist of highly liquid investments with original maturities of three months or less at the time of purchase.

Restricted Cash — The Company classifies all cash whose use is limited by contractual provisions as restricted cash. Restricted cash as of March 31, 2021 and December 31, 2020 consists primarily of cash advanced from the lines of credit in Katapult SPV-1 LLC, which were established pursuant to various agreements for the purpose of funding and servicing originated leases. All of the Company’s restricted cash is classified as current due to its short-term nature.

The reconciliation of cash and restricted cash is as follows:

	March 31, 2021	December 31, 2020
Cash	$67,788	$65,622
Restricted cash	2,877	3,975
Total cash and restricted cash	$70,665	$69,597

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts Receivable, Net of Allowance for Doubtful Accounts — Accounts receivable are recorded net of allowances for doubtful accounts. Accounts receivable consist primarily of lease receivables due from customers incurred during the normal course of business for lease payments earned not yet received from the customer. On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance for doubtful accounts or if any accounts should be written off based on past history of write-offs, collections, and current credit conditions. The Company maintains an allowance for doubtful accounts to provide for uncollected amounts based on historical collection experience and an analysis of the aging of receivables per the following categories: 1-30 days, 31-60 days, 61-90 days. This analysis results in the determination of loss rate percentages that are applied to outstanding receivables in each of these categories as of period end. The Company writes off accounts receivables that are over 90 days contractually past due. Bad debt expense is classified in operating expenses within the consolidated statements of operations and comprehensive loss. The Company does not require any security or collateral to support its receivables.

A rollforward of the allowance for doubtful accounts is as follows:

	Balance at beginning of period	Charged to cost and expenses, net of recoveries	Write-offs	Balance at end of period
Three months ended March 31, 2020	$1,855	$3,388	$(2,566)	$2,677
Three months ended March 31, 2021	$4,372	$4,887	$(5,648)	$3,611

Property Held for Lease, Net — Property held for lease consists of furniture, consumer electronics, appliances, and other durable goods offered for lease-purchase in the normal course of business. Such property is provided to consumers pursuant to a lease purchase agreement with a minimum term; typically one week, two weeks, or one month. The contemplated length of the agreement is typically 12 or 18 months. Consumers may terminate a lease purchase agreement at any time without penalty. The average consumer continues to lease the property for 7 months because the consumer either exercises the buyout (early purchase) options or terminates the lease purchase agreement prior to the end of the 12 or 18 month lease term. As a result, property held for lease is classified as a current asset on the consolidated balance sheets.

Property held for lease is carried at net book value. Depreciation for property held for lease is determined using the income forecasting method and is included within cost of revenue. Under the income forecasting method, property held for lease is depreciated in the proportion of rents received to total expected rents received based on historical data, which is an activity-based method similar to the units of production method. The Company provides for impairment for the undepreciated balance of the property held for lease assuming no salvage value with a corresponding charge to cost of revenue. Impairment expense includes expense related to property identified as impaired based on historical data, including default trends, such that the recorded amount closely approximates actual impairment expense incurred during the period. The Company derecognizes the undepreciated net book value of property buyouts as buyouts occur with a corresponding charge to cost of revenue. The Company periodically evaluates fully depreciated property held for lease, net. When it is determined there is no future economic benefit, the cost of the assets are written off and the related accumulated depreciation reversed.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property and Equipment, Net — Property and equipment other than property held for lease are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method and are recorded in general and administrative expense over the estimated useful lives of the assets. The estimated useful lives of property and equipment are described below:

Property and Equipment	Useful Life
Computer, office and other equipment	5 years
Computer software	3 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of estimated useful life or remaining lease term

Capitalized Software — Starting January 1, 2020, the Company began capitalizing certain development costs incurred in connection with its internal use software. Costs incurred in the preliminary stages of development are expensed as incurred. Capitalization of costs begins when the preliminary project stage is completed, and it is probable that the project will be completed and used for its intended function. Once a project has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific software upgrades and enhancements when it is probable the expenditures will result in additional software features and functionality. Maintenance costs are expensed as incurred. Internal use software is amortized on a straight-line basis over its estimated useful life, generally three years. Capitalized software cost is included within the Capitalized software and intangible assets, net line item of the consolidated balance sheets.

Debt Issuance Costs — Costs incurred in connection with the issuance of the Company’s line of credit and long-term debt have been recorded as a direct reduction against the debt and amortized over the life of the associated debt as a component of interest expense. The amortization of the long-term debt issuance costs utilizes the effective interest method, and the amortization of the line of credit debt issuance costs utilizes the straight-line method, which is not materially different compared to the effective interest method.

Impairment of Long-Lived Assets — The Company assesses long-lived assets for impairment in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment. Long-lived assets, such as intangible assets and property and equipment, are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. No impairment charges have been recorded during the three months ended March 31, 2021 and 2020.

Classification of Redeemable Convertible Preferred Stock — The Company has applied the guidance in ASC 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities and has therefore classified the Series A, A-1, A-2, B, B-1, B-2, and C redeemable convertible preferred stock as temporary equity. The redeemable convertible preferred stock was recorded outside of stockholders’ deficit because, in the event of certain deemed liquidation events considered not solely within the Company’s control, such as a merger, acquisition and sale of all or substantially all of the Company’s assets, the convertible preferred stock would have become redeemable at the option of the holders. In the event of a change of control of the Company, proceeds received from the sale of such shares will be distributed in accordance with the liquidation preferences set forth in the Company’s certificate of incorporation, as amended and restated.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Rental Revenue — Property held for lease is leased to customers pursuant to lease purchase agreements with a minimum term: typically one week, two weeks, or one month, with non-refundable lease payments. Generally, the customer has the right to acquire title to the property either through a 90-day promotional pricing option, an early purchase option (buyout), or through payments of all required lease payments, generally 12 or 18 months. On any current lease, customers have the option to terminate the agreement at any time without penalty in accordance with lease terms. Accordingly, lease purchase agreements are accounted for as operating leases with lease revenues recognized in the month they are earned. Amounts received from customers who elect early purchase options (buyouts) are included in rental revenue. Lease payments received prior to their due dates are deferred and recorded as unearned revenue and are recognized as rental revenue in the month in which the revenue is earned. Rental revenue also includes agreed-upon charges assessed to customer lease applications. Payments are received upon submission of the applications and execution of the lease purchase agreements. Services are considered to be rendered and revenue earned over the initial lease term. The Company also may assess fees for missed or late payments, which are recognized as revenue in the billing period in which they are assessed if collectability is reasonably assured. Revenues from leases and sales are reported net of sales taxes.

Other Revenue — Other revenue consists of sub-lease revenue, revenue from merchant partnerships, and infrequent sales of property formerly on lease when customers terminate a lease and elect to return the property to the Company rather than the Company’s retail partners.

Service Fees — Cognical SPV-4 LLC originated on behalf of a third-party merchant and the Company services these leases for a contractually determined fee. Service fees are earned based upon application and origination volume, as well as rendering collection services over the life of the lease. These fees are accrued for in the month the services are rendered and are included in service fees if collectability is reasonably assured. This revenue is recognized at a point in time, which is the date the service is performed. Cost of acquisition is 1.5% of the leased good, payable to a third party. This cost is accounted for in general and administrative expense.

Stock-Based Compensation — The Company measures and records compensation expense related to stock-based awards based on the fair value of those awards as determined on the date of the grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. The Company uses the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the estimated fair value of stock option awards. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option. Forfeitures are accounted for as they are incurred.

The Company calculates the fair value of stock options granted to employees by using the following assumptions:

Expected Volatility — The Company estimates volatility for stock option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the stock option grant for a term that is approximately equal to the stock options’ expected term.

Expected Term — The expected term of the Company’s stock options represents the period that the stock-based awards are expected to be outstanding. The Company has elected to use the midpoint of the stock options vesting term and contractual expiration period to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Risk-Free Interest Rate — The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon issues with a term that is equal to the stock options’ expected term at the grant date.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Dividend Yield — The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

Income Taxes — The Company accounts for income taxes under the asset and liability method pursuant to ASC 740, Income Taxes. Under this method, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on all available positive and negative evidence. As of March 31, 2021 and December 31, 2020, the Company continues to maintain a full valuation allowance against its deferred tax assets.

The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such positions are then measured based on the largest benefit greater than 50% likelihood of being realized upon settlement with the related tax authority. The changes in recognition or measurement are reflected in the period in which the change in judgment occurs. As of March 31, 2021 and December 31, 2020, the Company has not identified any uncertain tax positions.

The Company records interest and penalties related to unrecognized tax benefits in the provision for income taxes.

Net Income Per Share — The Company calculated basic and diluted net income per share attributable to common stockholders using the two-class method required for companies with participating securities. The Company considers the Series C redeemable convertible preferred stock to be a participating security as the holders are entitled to receive non-cumulative dividends on a pari passu basis in the event that a dividend is paid on common stock, in addition to an 8% dividend per annum prior to any dividend distributions to common stockholders.

Under the two-class method, basic net income per share available to common shareholders was calculated by dividing the net income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net income per share available to common shareholders was computed by giving effect to all potentially dilutive common stock equivalents outstanding for the period. In periods in which the Company reports a net loss available to common shareholders, diluted net loss per share available to common shareholders would be the same as basic net loss per share available to common shareholders, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Fair Value Measurements — Fair value accounting is applied for all assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company follows the established framework for measuring fair value.

Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 — Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3 — Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

The Company’s financial instruments consist of its warrant liability, non-revolving line of credit, revolving line of credit, and long-term debt. The consolidated financial statements also include fair value level 3 measurements of additional paid-in capital for stock warrants. Refer to Note 10 for further discussion of stock warrants.

The estimated fair value of the Company’s revolving line of credit and long-term debt, which are measured on a non-recurring basis, were as follows:

	March 31, 2021			December 31, 2020
	Principal amount	Carrying amount	Fair value	Principal amount	Carrying amount	Fair value
Revolving line of credit	69,387	68,400	76,794	75,393	74,316	83,014
Long term debt	50,494	37,487	56,215	50,117	36,413	55,378
	119,881	105,887	133,009	125,510	110,729	138,392

The estimated fair values of the Company’s revolving line of credit, and long-term debt were determined using Level 2 inputs based on an estimated credit rating for the Company and the trading value of debt for similar debt instruments with similar credit ratings.

There were no assets measured at fair value on a recurring basis as of March 31, 2021 or December 31, 2020. Liabilities measured at fair value on a recurring basis and in included in Other Liabilities were as follows:

	March 31, 2021
	Fair Value Measurements Using
	Total	Level 1	Level 2	Level 3
Liabilities:
Term Loan Warrant	$13,102	$—	$—	$13,102
Total Liabilities	$13,102	$—	$—	$13,102
	December 31, 2020
	Fair Value Measurements Using
	Total	Level 1	Level 2	Level 3
Liabilities:
Term Loan Warrant	$12,744	$—	$—	$12,744
Total Liabilities	$12,744	$—	$—	$12,744

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Term Loan Warrants

Term Loan Warrants classified as Level 3 liabilities are valued using the probability weighted average of their value if a special purpose acquisition company (“SPAC”) transaction occurs and their value if a SPAC transaction does not occur. The value under the SPAC transaction scenario utilized the current value method, which estimates the total equity value of the Company. The value under the no-SPAC scenario was calculated using the Black-Scholes model.

During the three months ended March 31, 2021 and 2020, there were no transfers between Level 1 and Level 2, nor into and out of Level 3.

The following table summarizes the activity for the Company’s Level 3 liabilities measured at fair value on a recurring basis:

Term Loan Warrant
Balance as of December 31, 2020	$12,744
Changes in fair value	358
Balance as of March 31, 2021	$13,102

Beneficial Conversion Features — The Company evaluates embedded conversion features within convertible promissory notes under ASC 815, Derivatives and Hedging, to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in income (loss). If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20, Debt with Conversion and Other Options, for consideration of any beneficial conversion feature. As of March 31, 2021 and December 31, 2020, there are no embedded derivatives requiring bifurcation or beneficial conversion features other than the contingent beneficial conversion feature related to Series C redeemable convertible preferred stock.

Upon issuance of the Series C redeemable convertible preferred stock, the Company determined that the down round financing triggered a contingent beneficial conversion feature for certain previously issued share classes. In accordance with ASC 470-20, the Company recorded a contingent beneficial conversion feature within additional paid-in-capital. Given that the Series C redeemable convertible preferred shares were readily convertible at the discretion of the investors, the Company immediately amortized the beneficial conversion feature through retained deficit.

Concentrations of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company’s cash balances exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances. Significant customers are those which represent more than 10% of the Company’s total revenue or gross accounts receivable balance at each balance sheet date. During the three months ended March 31, 2021 and 2020, the Company did not have any customers that accounted for 10% or more of total revenue. As of March 31, 2021 and December 31, 2020, the Company also did not have any customers that accounted for 10% or more of outstanding gross accounts receivable.

Recently Adopted Accounting Pronouncements — In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended (“ASU 2014-09”). ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers in an amount that reflects the expected consideration received in exchange for those goods or services. ASU 2014-09 requires entities to recognize revenue when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Company adopted the new standard on January 1, 2020. The adoption of

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASU 2014-09 did not have a material impact on the consolidated financial statements as the majority of the Company’s revenue generating activities are leasing arrangements, which are outside the scope of this guidance.

In August 2018, the FASB issued ASU No. 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain fair value measurement disclosure requirements of Accounting Standards Codification 820, Fair Value Measurement. On January 1, 2020, the Company adopted ASU 2018-13, which did not impact the consolidated financial statements and related disclosures.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides temporary optional expedients and exceptions to the GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. This ASU is effective for all entities beginning as of its date of effectiveness, March 12, 2020. The guidance is temporary and can be applied through December 31, 2022. This ASU did not have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles of ASC 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of ASC 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and early adoption is permitted. Depending on the amendment, adoption may be applied on a retrospective, modified retrospective, or prospective basis. The Company adopted this standard on January 1, 2021, and the adoption did not have a material impact on the consolidated financial statements and related disclosures.

Recent Accounting Pronouncements Not Yet Adopted — In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), as amended (“ASU 2016-02”). Under ASU 2016-02, lessees will be required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease measured on a discounted basis, and a right-to-use asset, which is an asset that represents the lessee’s right to control the use of an identified asset for the lease term, at the commencement date for all leases with a term greater than one year. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842) – Effective Dates for Certain Entities (“ASU 2020-05”), which defers the effective date of ASU 2016-02 for private entities to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company will defer the adoption of ASU 2016-02 pursuant to ASU 2020-05 and plans to adopt the new standard on January 1, 2022, unless a change in filer status requires earlier adoption. The Company is evaluating the impact of adopting this new accounting guidance on its consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The main objective of the update is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by companies at each reporting date. For trade and other receivables, held to maturity debt securities and other instruments, companies will be required to use a new forward-looking “expected losses” model that generally will result in the recognition of allowances for losses earlier than under current accounting guidance.

Further, the FASB issued ASU 2019-04, ASU 2019-05 and ASU 2019-11 to provide additional guidance on the credit losses standard. The standard will be adopted using the modified retrospective approach. ASU 2016-13

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

is effective for annual and interim periods beginning after December 15, 2022, with early adoption permitted, unless a change in filer status requires earlier adoption. The Company is evaluating the potential impact of adopting ASU 2016-13 on its consolidated financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 changes how entities account for convertible instruments and contracts in an entity’s own equity and simplifies the accounting for convertible instruments by removing certain separation models for convertible instruments. ASU 2020-06 also modifies the guidance on diluted earnings per share calculations. The amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

3.     PROPERTY HELD FOR LEASE, NET

Property held for lease, net consists of the following:

	March 31, 2021	December 31, 2020
Property held for lease	$210,666	$213,838
Less: accumulated depreciation	(143,076)	(147,101)
Property held for lease, net	$67,590	$66,737

Net book value of property buyouts for the three months ended March 31, 2021 and 2020 was $10,586 and $5,157 respectively. These amounts are derecognized from the gross property held for lease balance as buyouts occur.

Total impairment charges related to property held for lease, net for the three months ended March 31, 2021 and 2020 were $3,800 and $2,704, respectively.

Total depreciation expense related to property held for lease, net for the three months ended March 31, 2021 and 2020 was $36,014 and 18,028, respectively.

All property held for lease, net is on-lease as of March 31, 2021 and December 31, 2020.

4.     PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	March 31, 2021	December 31, 2020
Computer, office and other equipment	$440	$407
Computer software	80	80
Furniture and fixtures	64	64
Leasehold improvements	213	142
	797	693
Less: accumulated depreciation	(394)	(363)
Property and equipment, net	$403	$330

Total depreciation expense related to property and equipment, net was $30 and $17 for the three months ended March 31, 2021 and 2020, respectively. The Company has not acquired any property and equipment under capital leases.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

5.     CAPITALIZED SOFTWARE AND INTANGIBLE ASSETS, NET

Capitalized software and intangible assets, net consist of the following:

	March 31, 2021	December 31, 2020
Capitalized software	$368	$202
Domain name	16	16
	384	218
Less: accumulated amortization	(48)	(30)
Capitalized software and intangible assets, net	$336	$188

Total amortization expense for capitalized software and intangible assets was $18 and $2 for the three months ended March 31, 2021 and 2020, respectively.

The following table summarizes estimated future amortization expense of capitalized software and intangible assets, net for the years ending December 31:

2021 (remaining 9 months)	$65
2022	86
2023	56
2024	4
2025	—
Thereafter	—
$211

As of March 31, 2021, $125 of capitalized software was not yet placed in service.

6.     OTHER ACCRUED LIABILITIES

Accrued liabilities consist of the following:

	March 31, 2021	December 31, 2020
Bonus accrual	$1,200	$600
Sales tax payable	5,275	5,065
Unfunded lease payable	2,214	5,045
Interest payable	32	66
Other accrued liabilities	3,452	2,191
Total accrued liabilities	$12,173	$12,967

7.     LINES OF CREDIT

During 2019, the Company refinanced the first revolving line of credit facility which resulted in an initial commitment amount of $50,000, with the lender having the right to increase to a maximum of $150,000 commitment over time. This first revolving line of credit facility is subject to certain covenants and originally had an 85% advance rate on eligible accounts receivable, which was increased to 90% in March 2020. As of March 31, 2021, the total outstanding principal on this facility was $69,387 less issuance costs of $987, netting to a total of $68,400. As of December 31, 2020, the total outstanding on this facility was $75,393 less issuance costs of $1,077, netting to a total of $74,316. The issuance costs are amortized over the life of the facility through interest expense. The annual interest rate on the principal was the one-month LIBOR Rate plus 11% per annum through July 2020. Beginning in August 2020, the interest rate stepped down to one-month LIBOR plus 7.5% per annum. There is a 2% floor on the LIBOR Rate. On September 28, 2020, the lender increased the maximum commitment from $50,000 to $125,000. On December 4, 2020, the Company entered into the

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

7.     LINES OF CREDIT (cont.)

ninth amendment to its first revolving line of credit facility. This amendment provided the lenders with the right to increase the revolving commitment amount from $125,000 to $250,000. This right has not yet been exercised by the lender as of the date these consolidated financial statements were issued.

This facility is also subject to certain debt covenants as set forth in the loan agreement, which consists of maintaining lease performance metrics, financial ratios related to operating results, and lease delinquency ratios and is secured by all assets of the Company. The outstanding line of credit, including unpaid principal and interest, is due May 14, 2023 unless there is an earlier event of default such as bankruptcy, default on interest payments, or a change of control (excluding an acquisition by a SPAC), at which point the facility may become due earlier.

As of March 31, 2021 and December 31, 2020, the Company was in compliance with the covenants set forth in the above agreements.

8.     LONG TERM DEBT

The ninth amendment to the first revolving line of credit facility provided the Company with a senior secured term loan facility commitment of up to $50,000. The Company drew down the full $50,000 of this term loan on December 4, 2020. The interest rate on the term loan is one-month LIBOR plus 8% per annum, and there is a 1% floor on the LIBOR Rate. An additional 3% interest per annum will accrue to the principal balance as paid-in-kind (“PIK”) interest. The term loan maturity date is December 4, 2023.

9.     STOCK-BASED COMPENSATION

On June 5, 2014, the Company’s board of directors approved the Cognical Holdings, Inc. 2014 Stock Incentive Plan, (the “2014 Plan”), which was concurrently approved by the Company’s stockholders.

In accordance with the 2014 Plan, the board of directors may authorize the issuance of stock options to officers, employees, directors and consultants to purchase common stock. There were no stock options granted to nonemployees during the three months ended March 31, 2021 and 2020. The 2014 Plan has specific vesting for each stock option grant allowing vesting of the options over one to four years depending upon grantee. Total cumulative common shares of 11,140,975 and 11,398,419 may be granted as of March 31, 2021 and December 31, 2020, respectively, and must be exercised within ten years after grant. At March 31, 2021 and December 31, 2020, there were 10,921,537 and 11,180,731 stock options outstanding, respectively, and 219,438 and 217,688 common shares available for issuance by the Company, respectively, under the 2014 Plan.

A summary of the status of the stock options as of March 31, 2021, and changes during the three months March 31, 2021 ended is presented below:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Balance – December 31, 2020	11,180,731	$0.27	8.22	82,013
Granted	—
Exercised	(257,444)	0.33
Forfeited	(1,750)	0.17
Balance – March 31, 2021	10,921,537	$0.27	8.05	80,124
Exercisable – March 31, 2021	7,087,330	$0.29	7.91	51,907
Unvested – March 31, 2021	3,834,207	$0.25	8.31	28,217

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

9.     STOCK-BASED COMPENSATION (cont.)

There were no options granted during the three months ended March 31, 2021 or 2020. The total intrinsic value of stock options exercised during the three months ended March 31, 2021 was $1,875. No stock options were exercised during the three months ended March 31, 2020.

As of March 31, 2021, total compensation cost not yet recognized related to unvested stock options was $404, which is expected to be recognized over a period of 1.4 years.

Stock-Based Compensation Expense — Stock-based compensation expense was $80 and $77 for the three months ended March 31, 2021 and 2020, respectively. Stock-based compensation expense is included in general and administrative expense.

On August 26, 2020, the Company granted a total of 19,000,000 restricted shares of the Company’s common stock to certain employees (the “Award Shares”). The Award Shares vest only upon a Liquidation Event, which is defined as any liquidation, dissolution, or winding up of the Company, including a consolidation, stock exchange, or merger with another Company. The number of Award Shares that will be forfeited or will vest will depend upon the achieved liquidation price per common share. Vesting of the Award Shares is contingent upon the recipient’s continuous employment with the Company through a Liquidation Event. The Liquidation Event represents a performance condition that is not probable of occurring until it has occurred, and therefore no compensation expense will be recorded, nor inclusion of the shares within the basic and diluted net income (loss) per share calculations, until the occurrence of a Liquidation Event. The Award Shares have a grant date fair value of $3.28 per share.

10.     STOCK WARRANTS

As of March 31, 2021 and December 31, 2020, warrants to purchase 722,260 shares of common stock issued in 2014 had vested to a former lender and investor and remain exercisable. Such warrants are exercisable at a price of $0.49 per share and may be exercised through June of 2024. The warrants do not convey any voting privileges or claims on dividends declared until they are exercised into common stock by the holder.

As of March 31, 2020 and December 31, 2020, warrants to purchase 1,084,618 shares of common stock issued in 2017 to a new investor remain exercisable. Such warrants are exercisable at a price of $1.7084 per share and may be exercised through April of 2022. The warrants do not convey any voting privileges or claims on dividends declared until they are exercised into common stock by the holder.

As of March 31, 2021 and December 31, 2020, warrants to purchase 36,417 shares of common stock that were issued in 2018 to current investors are outstanding and remain exercisable. Such warrants are exercisable at a price of $0.01 per share and may be exercised through April 2023. The warrants do not convey any voting privileges or claims on dividends declared until they are exercised into common stock by the holder.

As of March 31, 2021 and December 31, 2020, warrants to purchase 3,637,536 shares of common stock that were issued in 2019 to current investors are outstanding and remain exercisable. Such warrants are exercisable at a price of $0.01 per share and may be exercised through April 2024. The warrants do not convey any voting privileges or claims on dividends declared until they are exercised into common stock by the holder.

The remaining 1,241,675 common share warrants were issued in conjunction with the $2,500 of additional convertible notes payable issued in 2019. Due to these warrants being issued in connection with the convertible notes, a beneficial conversion feature was recognized on the issuance date of the instruments. The balance related to this feature was extinguished upon the conversion of the related convertible notes. In accordance with ASC 470-20, a beneficial conversion feature exists if the conversion price is less than the fair value of the shares into which the instrument is convertible at the commitment date. In February and March 2019, when the $2,500 of additional convertible notes were issued, the preferred stock price at fair value was $1.7084. This was greater than the conversion prices of $1.6051 and $1.6068 for the February and March issuances, respectively. This difference multiplied by the number of shares issued was calculated at $151 and recorded as

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

10.     STOCK WARRANTS (cont.)

additional paid in capital. Both groups of warrants may be exercised through May 2024. The warrants do not convey any voting privileges or claims on dividends declared until they are exercised into common stock by the holder.

As of March 31, 2021 and December 31, 2020, there were 5,480,831 common share warrants outstanding.

On December 4, 2020, the Company issued a warrant to purchase 4,988,719 Series C-1 Convertible Preferred Shares in conjunction with the issuance of the $50,000 term loan. The warrant has an exercise price of $0.01 per share and becomes exercisable upon the earlier of June 30, 2021 or one minute prior to the occurrence of a liquidation event, which includes a SPAC transaction. The warrant will terminate upon the earlier of December 4, 2027, or immediately prior to the occurrence of a liquidation event, which includes a SPAC transaction. The warrant is carried at its fair value because there are certain put rights that may obligate the Company to repurchase the warrant in the future, based on events that are outside of the control of the Company. The warrant is presented within the Other liabilities line item of the balance sheet. As of March 31, 2021 and December 31, 2020, there are 4,988,719 Series C-1 Convertible Preferred Share Warrants outstanding.

11.     INCOME TAXES

For the three months ended March 31, 2021 and 2020, the Company recorded income tax provisions of $1,825 and $79, respectively. The provisions for the three months ended March 31, 2021 and 2020 relates predominately to state income taxes due to the Company’s expected profitability for the year. The Company recorded a federal tax loss fully related to its U.S.-based jurisdictions for the three months ended March 31, 2021 and 2020, and since it maintains a full valuation allowance on all deferred tax assets, the Company recorded no provision for federal income tax or benefit during the three months ended March 31, 2021 and 2020.

As of December 31, 2020, the Company had a U.S. federal net operating loss carryforward of $113.7 million that expires at various dates from 2032 through 2037 and includes $78.0 million that have an unlimited carryforward period. As of December 31, 2020, the Company has U.S. state and local net operating loss carryforwards of $29.1 million that expire at various dates from 2023 through 2040 and includes $4.3 million that have an unlimited carryforward period.

In evaluating its ability to realize its net deferred tax assets, the Company considered all available positive and negative evidence, such as past operating results, forecasted earnings, prudent and feasible tax planning strategies, and the future realization of the tax benefits of existing temporary differences. The Company remains in a cumulative pre-tax loss for the 36 months ended March 31, 2021 and determined that it is more likely than not that its net deferred tax assets will not be realized. The Company continues to maintain a full valuation allowance as of March 31, 2021 and December 31, 2020. It is possible that the Company will achieve profitability to enable the release of some or all of its valuation allowance.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examinations by federal, state and local jurisdictions, where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under statute from 2017 to the present. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service and state and local tax authorities to the extent utilized in a future period.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

12.     REEDEMABLE CONVERTIBLE PREFERRED STOCK

During 2019, the Company converted all outstanding Series A, Series A-1, Series A-2, Series B, Series B-1, and Series B-2 redeemable convertible preferred stock to Series C redeemable convertible preferred stock by issuing on a 1:1 ratio 24,773,767 Series C redeemable convertible preferred stock. Additionally, the Company issued 17,061,472 Series C redeemable convertible preferred stock valued at $6,062 to execute the conversion feature of the outstanding convertible notes. Lastly, the Company raised additional equity of $9,506 by issuing 26,754,674 of Series C redeemable convertible preferred stock.

Upon issuance of the Series C redeemable convertible preferred stock, the Company determined that the down round financing triggered a contingent beneficial conversion feature for certain previously issued share classes. In accordance with ASC 470, the Company recorded the beneficial conversion feature as a reduction to additional paid-in-capital. Given that the redeemable convertible preferred stock were readily convertible at the discretion of the investors, the Company immediately amortized the beneficial conversion feature through accumulated deficit.

Redeemable convertible preferred stock consist of the following:

	March 31, 2021 and December 31, 2020
	Preferred Shares Authorized	Preferred Shares Issued and Outstanding	Average Issuance Price Per Share	Liquidation Preference	Carrying Value
Series C	95,415,981	68,589,913	$0.753892	$51,709	$49,894

The holders of redeemable convertible preferred stock have various rights and preferences as follows:

Voting — Each share of preferred stock entitled the holder to the number of votes equal to the number of whole shares of common stock into which each share is convertible at the time of the vote.

The holders of record of the Series C redeemable convertible preferred stock, voting as a separate class, shall be entitled to elect three (3) members of the Company’s board of directors. The holders of record of Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Company’s board of directors.

Dividends — The holders of Series C redeemable convertible preferred stock, in preference to the holders of Common Stock, shall be entitled to receive, as and if declared by the Board of Directors, but only out of funds that are legally available therefore, non-cumulative cash dividends at the rate of 8% of the original issue price of each outstanding share of Series C redeemable convertible preferred stock.

Liquidation Preference — In the event of any liquidation, dissolution, or winding-up of the Company, the holders of Series C redeemable convertible preferred stock shall be entitled to receive, ratably, prior and in preference to any distribution of the assets or funds of the Company to the holders of common stock, an amount equal to the original issuance price per share plus any accrued and unpaid dividends. If the Company has insufficient assets to permit payment of the Liquidation Preference in full to the holders of the Series C redeemable convertible preferred stock, then the assets of the Company shall be distributed ratably to the Series C preferred stockholders in proportion to the Liquidation Preference that such holders would otherwise be entitled to receive.

After payment of the Liquidation Preference to the holders of Series C redeemable convertible preferred stock, the remaining assets of the Company shall be distributed ratably to the holders of common stock.

Redemption — Series C redeemable convertible preferred stock do not contain any mandatory redemption provisions. In accordance with ASC Topic 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities, preferred stock issued with redemption provisions that are outside of the control of the Company or that contain certain redemption rights in a deemed liquidation event is required

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

12.     REEDEMABLE CONVERTIBLE PREFERRED STOCK (cont.)

to be classified as temporary equity in the mezzanine section of the balance sheets. Series C redeemable convertible preferred stock are redeemable upon the occurrence of a deemed liquidation event, which is outside of the control of the Company. Therefore, these shares are classified as temporary equity.

Conversion — Each share of convertible redeemable preferred stock is convertible at the option of the holder, at any time after the date of issuance of each share, into shares of common stock as is determined by dividing the original purchase price of preferred stock by the conversion price in effect at the time of conversion. As of March 31, 2021, the 68,589,913 shares of Series C redeemable convertible preferred stock were convertible into 69,389,530 shares of Common stock.

Each share of redeemable convertible preferred stock will automatically be converted into shares of common stock at the then-effective conversion rate of such shares upon the earlier of (i) the affirmative election of the holders of a majority of the outstanding shares of Series C redeemable convertible preferred stock, voting together as a single class on an as-if converted basis; or (ii) upon the closing of a firmly committed underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company in which the price per share is at least three times the original issue price of the Series B-1 redeemable convertible preferred stock, and the gross cash proceeds to the Company before any underwriting discounts, commissions, fees and expense are at least $40,000. Upon such automatic conversion, any declared but unpaid dividends shall be paid.

13.     COMMON STOCK

The Company had reserved shares of common stock for issuance in connection with the following:

	March 31, 2021	December 31, 2020
Conversion of outstanding shares of Series C Preferred Stock	69,389,530	69,389,530
Stock options outstanding under the Stock Incentive Plan	10,921,537	11,180,731
Common share warrants outstanding	5,480,831	5,480,831
Series C-1 convertible preferred share warrants outstanding	4,988,719	4,988,719
Unvested restricted stock units	19,000,000	19,000,000
Shares available for future grant under the Stock Incentive Plan	219,438	217,688
Total	110,000,055	110,257,499

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

14.     NET INCOME PER SHARE

The following table sets forth the computation of net income per common share:

	Three months ended March 31,
	2021	2020
Net income per share
Numerator
Net Income	8,090	3,670
Income Allocated to Preferred Shareholders	(7,395)	(3,377)
Numerator for basic and diluted net income per share	695	293

Denominator
Denominator for basic net income per weighted average common shares	9,650,717	8,686,478
Effect of dilutive securities
Common stock warrants	5,186,007	4,738,704
Convertible preferred warrants	4,988,719	—
Stock options	10,589,093	10,442,053
Denominator for diluted net income per weighted average common shares	30,414,536	23,867,235

Net income per common share
Basic	$0.07	$0.03
Diluted	$0.02	$0.01

The Company’s Series C redeemable convertible preferred stock are participating securities, which requires the application of the two-class method to calculate basic and diluted net income per share. Under the two-class method, undistributed earnings are allocated to common stock and participating securities according to their respective participating rights in undistributed earnings as if all earnings for the period had been distributed. Basic net income per common share is computed by dividing the net income attributable to common stockholders by the weighted average number of common shares outstanding during the period. Net income attributable to common stockholders is reduced by an 8% dividend per annum that preferred stockholders would receive prior to any dividend distributions to common shareholders. Preferred shareholders would also receive dividends on a 1:1 basis with common stockholders after their 8% per annum dividend was received. No allocation of undistributed earnings to participating securities was performed for periods with net losses as such securities do not have a contractual obligation to share in the losses of the Company.

The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net income per share for the periods indicated because including them would have had an anti-dilutive effect:

	Three Months Ended March 31,
	2021	2020
Redeemable convertible preferred stock (as converted to common shares)	69,389,533	69,389,533
Unvested restricted stock units	19,000,000	—
Total common stock equivalents	88,389,533	69,389,533

The Company’s restricted stock units are considered participating securities but will only vest upon the occurrence of a liquidity event, therefore their participation right has been included within the calculation of net income available to common shareholders, but the weighted average restricted stock units outstanding as of March 31, 2021 have been excluded from the denominator of basic and diluted net income per share for the three months ended March 31, 2021.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

15.     COMMITMENTS AND CONTINGENCIES

Leases — The Company leases office space in Plano, TX and New York, NY under operating leases with non-cancelable lease terms that end September 2023. These amounts are included in general and administrative expenses. The following is a schedule of future minimum lease payments required under the non-cancelable leases as of March 31, 2021:

Years Ending December 31,
2021 (remaining 9 months)	$375
2022	511
2023	407
2024	334
2025	170
Thereafter	—
Total future minimum lease payments	$1,797

Rent expense for operating leases for the three months ended March 31, 2021 and 2020 were $161 and $176, respectively.

Litigation risk — From time to time, the Company may become involved in various legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate liability, if any, from these actions will not have a material effect on its financial condition or results of operations. The Company is not currently aware of any indemnification or other claims and has not accrued any liabilities related to such obligations in the consolidated financial statements as of March 31, 2021 and December 31, 2020.

16.     RELATED-PARTY TRANSACTIONS

Certain debt facilities of the Company were with related parties that are more fully described in Notes 7 and 8 above. Total interest paid to related parties was $1,239 for the three months ended March 31, 2020. No interest was paid to related parties during the three months ended March 31, 2021.

17.     SUBSEQUENT EVENTS

The Company evaluated subsequent events from March 31, 2021, the date of these consolidated financial statements, through June 14, 2021, which represents the date the consolidated financial statements were issued, for events requiring adjustment to or disclosure in these consolidated financial statements. Except as discussed below, there are no events that require adjustment to or disclosure in these consolidated financial statements.

DCA Litigation

On April 9, 2021, Daiwa Corporate Advisory LLC (formerly known as DCS Advisory LLC) (“DCA”), a financial advisory firm, served Katapult Group, Inc. with a summons and a complaint filed in the Supreme Court of the State of New York, New York County, in a matter bearing the index number 652164/2021. The complaint relates to a March 22, 2018 letter agreement (the “Letter Agreement”) entered into by DCS Advisory LLC and Cognical Inc. (now known as Katapult Group, Inc.). Among other things, DCA alleges that the Letter Agreement confers upon DCA (i) a right to act as the “exclusive financial advisor” with respect to certain transactions defined in the Letter Agreement, (ii) a right to a “Placement Fee” and/or “mutually-agreed upon fees” in connection with such advisory roles, and (iii) a right to a $100,000 termination fee payable in certain circumstances by Katapult Group, Inc. in the event that Katapult Group, Inc. terminated the Letter Agreement. For its first cause of action, DCA alleges that Katapult Group, Inc. “breached the Letter Agreement by failing and/or refusing to extend to DCA the opportunity to exercise its right of first refusal in connection with” the Transactions and the PIPE Investment. DCA seeks “damages in an amount to be determined at trial” with respect to this first cause of action. For its second cause of action, DCA alleges that, assuming Katapult Group, Inc. properly terminated the Letter Agreement in April 2019 (which DCA disputes),

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

17.     SUBSEQUENT EVENTS (cont.)

Katapult Group, Inc. “also breached the Letter Agreement by failing to pay DCA a termination fee when it terminated the Letter Agreement.” DCA seeks “damages in an amount to be determined at trial, but no less than $100,000,” with respect to this second cause of action. With respect to both causes of action, DCA also seeks attorneys’ fees and costs pursuant to the Letter Agreement, an award of pre- and post-judgment interest, and such other and further relief as the Court deems just and proper.”

On May 24, 2021, Katapult Group, Inc. filed its answer to the complaint and also asserted counterclaims against DCA for breach of contract and for breach of the duty of good faith and fair dealing. In connection with its counterclaims, Katapult Group, Inc. is seeking damages in the amount of approximately $10.6 million, as well as attorneys’ fees and costs. DCA filed its reply to Katapult Group, Inc.’s counterclaims on June 4, 2021. Katapult Group, Inc. disputes the allegations in DCA’s complaint and intends to vigorously defend against the claims.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$81,147
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item 14. Indemnification of Directors and Officers.

Our Amended and Restated Charter provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of

Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which is conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

The Founder Shares, the Private Placement Warrants and the shares of Common Stock issued pursuant to the Subscription Agreements in connection with the PIPE financing, were not registered under the Securities Act, and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 16. Exhibits.

Exhibit No.	Description
2.1†

Agreement and Plan of Merger, dated as of December 18, 2020, by and among FinServ Acquisition Corp., a Delaware corporation, Keys Merger Sub 1, Inc., a Delaware corporation, Keys Merger Sub 2, LLC, a Delaware limited liability company, Katapult Holdings, Inc., a Delaware corporation, and Orlando Zayas, in his capacity as the representative of all Pre-Closing Holders (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K, filed with the SEC on December 21, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed with the SEC on June 15, 2021).
3.2	Amended and Restated By-Laws of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K, filed with the SEC on June 15, 2021).
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to of the Company’s Form 8-K, filed with the SEC on June 15, 2021).
4.2	Form of Warrant Certificate of the Company (incorporated by reference to Exhibit 4.2 to of the Company’s Form 8-K, filed with the SEC on June 15, 2021)..
4.3

Warrant Agreement, dated October 31, 2019, by and between FinServ Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of FinServ Acquisition Corp. filed on November 6, 2019).

4.4

Amended and Restated Registration Rights Agreements, dated June 9, 2021, by and among the Company and certain stockholders of the Company (incorporated by reference to Exhibit 4.4 to of the Company’s Form 8-K, filed with the SEC on June 15, 2021).

5.1*	Opinion of DLA Piper LLP (US).
10.1

Form of Subscription Agreement, dated as of December 18, 2020, by and between the Company and the Subscriber party thereto (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K, filed with the SEC on December 21, 2020).

10.2#	Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the SEC on June 15, 2021).
10.3

Ninth Amendment and Joinder to Loan and Security Agreement and Consent, dated December 4, 2020, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-4 of FinServ Acquisition Corp (File No. 333-252558) filed on April 2, 2021).

10.4

Tenth Amendment and Joinder to Loan and Security Agreement and Consent, dated January 13, 2021, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-4 of FinServ Acquisition Corp (File No. 333-252558) filed on April 2, 2021).

10.5†

Provider Agreement, dated November 24, 2020, by and between Wayfair LLC and Katapult Group, Inc. (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed on May 5, 2021).

10.6#

Amended and Restated Executive Employment Agreement, dated May 4, 2021, by and between Katapult Holdings, Inc. and Orlando Zayas (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed on May 5, 2021).

10.7#

Amended and Restated Executive Employment Agreement, dated May 4, 2021, by and between Katapult Holdings, Inc. and Karissa Cupito (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed on May 5, 2021).

10.8#

Amended and Restated Executive Employment Agreement, dated May 4, 2021, by and between Katapult Holdings, Inc. and Derek Medlin (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed on May 5, 2021).

10.9#	Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Annex D to the Company’s definitive proxy statement/prospectus, filed with the SEC on May 18, 2021).

Exhibit No.	Description
10.10	Form of Lock-Up Agreement, by and among the Company and certain stockholders of the Company (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the SEC on June 15, 2021).
16.1	Letter from WithumSmith+Brown, PC to the SEC, dated June 14, 2021 (incorporated by reference to Exhibit 16.1 of the Company’s Form 8-K filed with the SEC on June 15, 2021).
21.1*	Subsidiaries of Registrant.
23.1*	Consent of WithumSmith+Brown, PC.
23.2*	Consent of Deloitte & Touche LLP.
23.3*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1*	Power of attorney (included in the signature page hereof).

____________

*        Filed herewith.

#        Indicates management contract or compensatory plan or arrangement.

†        Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17.     Undertakings.

The undersigned registrant hereby undertakes:

A.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.     That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 30, 2021.

KATAPULT HOLDINGS, INC.
By:	/s/ Orlando Zayas
Orlando Zayas
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that of the undersigned constitutes and appoints Orlando Zayas and Karissa Cupito, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Orlando Zayas	Chief Executive Officer and Director	June 30, 2021
Orlando Zayas	(principal executive officer)
/s/ Karissa Cupito	Chief Financial Officer	June 30, 2021
Karissa Cupito	(principal financial and accounting officer)
/s/ Chris Masto	Director	June 30, 2021
Chris Masto
/s/ Bruce Taragin	Director	June 30, 2021
Bruce Taragin
	Director	June 30, 2021
Lee Einbinder
/s/ Brian Hirsch	Director	June 30, 2021
Brian Hirsch
/s/ Don Gayhardt	Director	June 30, 2021
Don Gayhardt
	Director	June 30, 2021
Joanne Bradford